                                                                    EXHIBIT 4.17


                    AMENDED AND RESTATED DEBTOR IN POSSESSION
                           REVOLVING CREDIT AGREEMENT


                          dated as of December 31, 2002


                                      among


                                NATIONSRENT, INC.
                       AND ITS SUBSIDIARIES PARTY HERETO,
    as debtors and debtors in possession and as joint and several Borrowers,


                                       and


                         The Lenders Referred to Herein,
                                   as Lenders


                                       and


                      GENERAL ELECTRIC CAPITAL CORPORATION,
            as Administrative Agent, Syndication Agent, and Co-Agent

                                      with

       GECC CAPITAL MARKETS GROUP, INC., as Lead Arranger and Book Manager

                                TABLE OF CONTENTS


1.   DEFINITIONS AND RULES OF INTERPRETATION..................................3
         1.1.   Definitions...................................................3
         1.2.   Rules of Interpretation......................................23

2.   THE REVOLVING CREDIT FACILITY...........................................24
         2.1.   Commitment to Lend...........................................24
         2.2.   Commitment Fee...............................................25
         2.3.   Reduction of Total Commitment................................25
         2.4.   The Notes....................................................26
         2.5.   Interest on Loans............................................27
         2.6.   Requests for Loans...........................................27
                  2.6.1.   General...........................................27
                  2.6.2.   Swing Line........................................27
         2.7.   Funds for Loans..............................................28
                  2.7.1.   Funding Procedures................................28
                  2.7.2.   Advances by Co-Agent..............................28
         2.8.   Change in Borrowing Base.....................................29
         2.9.   Settlements..................................................29
                  2.9.1.   General...........................................29
                  2.9.2.   Failure to Make Funds Available...................30
                  2.9.3.   No Effect on Other Lenders........................30
         2.10.   Repayments of Loans Prior to Termination Declaration Date...30
                  2.10.1.   Credit for Funds Received in Concentration
                            Account..........................................31
                  2.10.2.   Application of Payments Prior to Termination
                            Declaration Date.................................32
         2.11.   Repayments of Loans After Termination Declaration Date......32

3.   REPAYMENT OF THE LOANS..................................................32
         3.1.   Maturity.....................................................33
         3.2.   Mandatory Repayments of Loans................................33
         3.3.   Optional Repayments of Loans.................................33

4.   LETTERS OF CREDIT.......................................................34
         4.1.   Letter of Credit Commitments.................................34
                  4.1.1.   Issuance..........................................34
                  4.1.2.   Loans Automatic; Participations...................34
                  4.1.3.   Terms of Letters of Credit........................35
                  4.1.4.   Fees and Expenses.................................36
                  4.1.5.   Request for Incurrence of Letter of Credit
                           Obligations.......................................36
         4.2.   Obligation of the Borrowers..................................37
         4.3.   Indemnification; Nature of Lenders'Duties....................37

5.   WAIVER OF SURETYSHIP DEFENSES...........................................39



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6.   CERTAIN FEES............................................................39
         6.1.   Closing Fee..................................................39
         6.2.   Syndication Fee..............................................40
         6.3.   Fee Credits..................................................40
         6.4.   Agents' Fee..................................................40
         6.5.   Nature of Fees...............................................40

7.   CERTAIN GENERAL PROVISIONS..............................................40
         7.1.   Funds for Payments...........................................40
                  7.1.1.   Payments to Co-Agent..............................40
                  7.1.2.   No Offset, etc....................................41
         7.2.   Computations.................................................41
         7.3.   Capital Adequacy.............................................41
         7.4.   Certificate..................................................42
         7.5.   Interest After Default.......................................42
         7.6.   Interest Limitation..........................................42

8.   PRIORITY AND COLLATERAL SECURITY........................................43
         8.1.   Superpriority Claims and Collateral Security.................43
         8.2.   Collateral Security Perfection...............................44
         8.3.   No Discharge; Survival of Claims.............................44

9.   REPRESENTATIONS AND WARRANTIES..........................................45
         9.1.   Corporate Authority..........................................45
                  9.1.1.   Organization; Good Standing.......................45
                  9.1.2.   Authorization.....................................45
                  9.1.3.   Enforceability....................................45
         9.2.   Governmental Approvals.......................................46
         9.3.   Title to Properties; Leases..................................46
         9.4.   Fiscal Year; Financial Statements; Projections...............46
                  9.4.1.   Fiscal Year, Fiscal Quarters......................46
                  9.4.2.   Financial Statements..............................46
                  9.4.3.   Cash Budget.......................................46
         9.5.   No Material Changes..........................................46
         9.6.   Franchises, Patents, Copyrights, etc.........................47
         9.7.   Litigation...................................................47
         9.8.   No Materially Adverse Contracts, etc.........................47
         9.9.   Compliance with Other Instruments, Laws, etc.................48
         9.10.   Tax Status..................................................48
         9.11.   No Event of Default.........................................48
         9.12.   Holding Company and Investment Company Acts.................48
         9.13.   Absence of Financing Statements, etc........................48
         9.14.   Certain Transactions........................................48
         9.15.   Employee Benefit Plans......................................49
                  9.15.1.   In General.......................................49
                  9.15.2.   Terminability of Welfare Plans...................49
                  9.15.3.   Guaranteed Pension Plans.........................49
                  9.15.4.   Multiemployer Plans..............................50
         9.16.   Use of Proceeds.............................................50

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                  9.16.1.   General..........................................50
                  9.16.2.   Regulations U and X..............................50
         9.17.   Environmental Compliance....................................50
         9.18.   Subsidiaries; Capitalization, Etc...........................52
         9.19.   Disclosure..................................................52
         9.20.   Perfection of Security Interest.............................52
         9.21.   Bank Accounts...............................................52
         9.22.   Filed Entities..............................................53
         9.23.   Eligible Receivables; Eligible Rental Equipment.............53

10.   AFFIRMATIVE COVENANTS OF THE BORROWERS.................................53
         10.1.   Punctual Payment............................................53
         10.2.   Maintenance of Office.......................................53
         10.3.   Records and Accounts........................................53
         10.4.   Financial Statements, Certificates and Information..........53
         10.5.   Notices.....................................................55
                  10.5.1.   Defaults.........................................55
                  10.5.2.   Environmental Events.............................55
                  10.5.3.   Notice of Litigation and Judgments...............55
                  10.5.4.   Notification of Claim Against Collateral.........56
                  10.5.5.   Notice Regarding Executory Contracts.............56
         10.6.   Corporate Existence; Maintenance of Properties; Etc.........56
         10.7.   Insurance...................................................56
         10.8.   Taxes.......................................................57
         10.9.   Inspection of Properties and Books; Information.............57
         10.10.   Compliance with Laws, Contracts, Licenses, and Permits.....57
         10.11.   Employee Benefit Plans.....................................58
         10.12.   Use of Proceeds............................................58
         10.13.   Cash Management Arrangements; Depository Arrangements......58
         10.14.   Retention of Commercial Finance Audits and Appraisals......59
         10.15.   Collateral Preservation....................................60
         10.16.   Real Estate Matters........................................60
         10.17.   Landlords and Warehousemen.................................61
         10.18.   Further Assurances.........................................61

11.   CERTAIN NEGATIVE COVENANTS OF THE BORROWERS............................61
         11.1. Restrictions on Indebtedness..................................61
         11.2. Restrictions on Liens.........................................62
         11.3. Restrictions on Investments...................................63
         11.4.  Distributions................................................64
         11.5.  Merger, Consolidation and Disposition of Assets..............64
                  11.5.1.  Mergers and Acquisitions..........................64
                  11.5.2.  Disposition of Assets.............................64
         11.6.  Sale and Leaseback...........................................65
         11.7.  Compliance with Environmental Laws...........................65
         11.8.  Subordinated Debt............................................65
         11.9.  Employee Benefit Plans.......................................65
         11.10.  Business Activities.........................................66

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         11.11.  Fiscal Year; Fiscal Quarters................................66
         11.12.  Transactions with Affiliates................................66
         11.13.  Bank Accounts...............................................66
         11.14.  Bankruptcy Cases............................................66
         11.15.  Prepetition Indebtedness....................................67

12.   FINANCIAL COVENANTS OF THE BORROWERS...................................67
         12.1.   Minimum Adjusted Consolidated EBITDA........................68
         12.2.   Capital Expenditures........................................68
         12.3    Leases......................................................69
         12.4.   Cumulative Cash Flow........................................69

13.   CLOSING CONDITIONS.....................................................69
         13.1.   Final Order Amendment.......................................70
         13.2.    Loan Documents.............................................70
         13.3.   Certified Copies of Charter Documents.......................70
         13.4.   Corporate Action............................................70
         13.5.   Incumbency Certificate......................................70
         13.6.   Certificates of Insurance...................................71
         13.7.   Opinions of Counsel.........................................71
         13.8.   Payment of Fees.............................................71
         13.9.   Perfection Certificates and Search Results..................71
         13.10.   Validity of Liens..........................................71
         13.11.   Resignation of Fleet and Wachovia..........................71
         13.12.   Fleet Account Agency Agreements; Amendments to Agency
                  Account Agreements.........................................72
         13.13.   Initial Borrowing Base Certificate; Availability...........72
         13.14.   Minimum Adjusted EBITDA....................................72
         13.15.   Appraisal..................................................72
         13.16.   No Material Adverse Change.................................72
         13.17.   Consent of Prepetition Lenders.............................72
         13.18.  Transitional Arrangements with Fleet........................73

14.   CONDITIONS TO ALL BORROWINGS...........................................73
         14.1.   Final Order; Final Order Amendment..........................73
         14.2.   Representations True; No Event of Default...................74
         14.3.   Borrowing Base Certificate..................................74
         14.4.   No Legal Impediment.........................................74
         14.5.   Governmental Regulation.....................................74
         14.6.   Proceedings and Documents...................................74
         14.7.   Payment of Fees.............................................74

15.   EVENTS OF DEFAULT; ACCELERATION; ETC...................................74
         15.1.   Events of Default and Acceleration..........................75
         15.2.   Termination of Commitments..................................78
         15.3.   Remedies....................................................79
         15.4.   Distribution of Collateral Proceeds.........................80

16.   SHARING OF SET-OFFS, ETC...............................................81

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17.   THE AGENTS.............................................................81
         17.1.   Acceptance of Resignations..................................81
         17.2.  Authorization................................................82
         17.3.   Employees and Agent.........................................82
         17.4.   No Liability................................................83
         17.5.   No Representations..........................................83
                  17.5.1.   General..........................................83
                  17.5.2.   Closing Documentation, etc.......................83
         17.6.   Payments....................................................84
                  17.6.1.   Payments to Co-Agent.............................84
                  17.6.2.   Distribution by Co-Agent.........................84
                  17.6.3.   Delinquent Lenders...............................84
         17.7.   Holders of Notes............................................85
         17.8.   Indemnity...................................................85
         17.9.   Agent as Lender.............................................85
         17.10.   Resignation................................................86
         17.11.   Notification of Defaults and Events of Default.............86
         17.12.   Duties in the Case of Enforcement..........................86

18.   EXPENSES AND INDEMNIFICATION...........................................86
         18.1.   Expenses....................................................87
         18.2.   Indemnification.............................................87
         18.3.   Survival....................................................88

19.   SURVIVAL OF COVENANTS, ETC.............................................88

20.   ASSIGNMENT AND PARTICIPATION...........................................89
         20.1.   Conditions to Assignment by Lenders.........................89
         20.2.   Certain Representations and Warranties; Limitations;
                 Covenants...................................................89
         20.3.   Register....................................................91
         20.4.   New Notes...................................................91
         20.5.   Participations..............................................91
         20.6.   Disclosure..................................................92
         20.7.   Assignee or Participant Affiliated with the Borrowers.......92
         20.8.   Miscellaneous Assignment Provisions.........................92
         20.9.   Assignment by Borrowers.....................................93
         20.10.   Assignment of Agency Roles.................................93

21.   NOTICES, ETC...........................................................93

22.   GOVERNING LAW..........................................................94

23.   HEADINGS...............................................................94

24.   COUNTERPARTS...........................................................94

25.   ENTIRE AGREEMENT, ETC..................................................95

26.   WAIVER OF JURY TRIAL...................................................95

27.   CONSENTS, AMENDMENTS, WAIVERS, ETC.....................................95

28.   SEVERABILITY...........................................................97

29.   TRANSITIONAL ARRANGEMENTS..............................................97

30.   SYNDICATION............................................................97

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A          Form of Note
Exhibit B          Form of Loan Request
Exhibit C          Form of Assignment and Acceptance
Exhibit D          Form of Borrowing Base Certificate
Exhibit E          Form of Master Inventory Financing, Security and
                    Settlement Agreement

Schedule 1.1       Lenders; Commitment Percentages
Schedule 1.2       Agency Account Agreements
Schedule 1.3       Existing Letters of Credit
Schedule 9.3       Title to Properties
Schedule 9.6       Intellectual Properties
Schedule 9.7       Litigation
Schedule 9.8       Materially Adverse Contracts
Schedule 9.9       Compliance with Laws
Schedule 9.14      Certain Transactions
Schedule 9.15.1    Employee Benefit Plans
Schedule 9.17      Environmental Compliance
Schedule 9.18      Subsidiaries
Schedule 9.19      Disclosure
Schedule 9.21      Bank Accounts
Schedule 11.1      Indebtedness
Schedule 11.1(e)   Certain Leased Inventory and Equipment
Schedule 11.2      Liens
Schedule 11.3      Investments
Schedule 11.12     Affiliate Transactions

                    AMENDED AND RESTATED DEBTOR IN POSSESSION
                           REVOLVING CREDIT AGREEMENT

         This AMENDED AND RESTATED DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT is made as of December 31, 2002, by and among NATIONSRENT, INC., a Delaware corporation and a debtor and a debtor in possession (the "PARENT"), and its Subsidiaries party hereto, each a debtor and a debtor in possession (together with the Parent, the "BORROWERS"), the lenders listed on SCHEDULE 1.1 hereto, GENERAL ELECTRIC CAPITAL CORPORATION, as the administrative agent for the Lenders (as successor to Fleet National Bank) (the "ADMINISTRATIVE AGENT"), as the co-agent for the Lenders (the "CO-AGENT"), and as the syndication agent for the Lenders (as successor to Wachovia Bank, National Association) (the "SYNDICATION AGENT" and together with the Administrative Agent and the Co-Agent, the "AGENTS"), and GECC CAPITAL MARKETS GROUP, INC., as lead arranger and book manager (the "ARRANGER").

         WHEREAS, on December 17, 2001 (the "FILING DATE"), the Borrowers filed separate petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware;

         WHEREAS, since the Filing Date each of the Borrowers has continued to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, before the Filing Date, the Parent and its Subsidiaries party thereto (the "PREPETITION BORROWERS"), the lending institutions party thereto (the "PREPETITION LENDERS"), Fleet National Bank, as the administrative agent (the "PREPETITION ADMINISTRATIVE AGENT"), Bankers Trust Company, as the syndication agent, and The Bank of Nova Scotia, as the documentation agent (collectively, the "PREPETITION AGENTS"), entered into that certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 2, 2000, as amended by that certain First Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 14, 2001, that certain Second Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 10, 2001, that certain Third Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 14, 2001, and that certain Fourth Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 5, 2002 (as so amended, the "PREPETITION CREDIT AGREEMENT"), pursuant to which the Prepetition Lenders extended credit to the Prepetition Borrowers on the terms set forth therein;

         WHEREAS, as of the date hereof, the Prepetition Lenders under the Prepetition Credit Agreement are owed:

                  (a) revolving loan principal obligations incurred directly by the Prepetition Borrowers, plus interest, fees, costs and expenses including letter of credit reimbursement obligations (the "PREPETITION

         REVOLVER"), the obligations of the Prepetition Borrowers in respect of the Prepetition Revolver being joint and several, and

                  (b) term loan principal obligations incurred directly by the Prepetition Borrowers, plus interest, fees, costs and expenses (the "TERM LOAN"), the obligations of the Prepetition Borrowers in respect of the Term Loan being joint and several;

         WHEREAS, the loan and letter of credit reimbursement obligations of the Borrowers under the Prepetition Credit Agreement are secured by Liens on substantially all of the existing and after-acquired assets of the Borrowers pursuant to the Prepetition Credit Agreement and the other Loan Documents (as defined therein) and pursuant to the Final Order (I) Authorizing Secured Postpetition Financing on a Superpriority Basis pursuant to 11 U.S.C. ss.ss. 364 and 507(b), (II) Authorizing Use of Cash Collateral pursuant to 11 U.S.C. ss. 363, and (III) Granting Relief from the Automatic Stay pursuant to 11 U.S.C. ss. 362 entered in the Cases by the Bankruptcy Court on March 6, 2002, as amended by the Order Authorizing (A) the Payment of an Administrative Fee in connection with the Entry into Third Amendment to Debtor In Possession Revolving Credit Agreement, (B) to the extent required, the Entry into the Third Amendment and
(C) the Reimbursement of Certain Out-of-Pocket Travel Expenses entered by the Bankruptcy Court in the Cases on October 10, 2002 (as so amended, the "ORIGINAL FINAL ORDER");

         WHEREAS, after the Filing Date, the Parent and its Subsidiaries party thereto, the lending institutions party thereto (the "ORIGINAL DIP LENDERS"), Fleet National Bank, as the administrative agent (the "ORIGINAL DIP ADMINISTRATIVE AGENT"), Wachovia Bank, National Association, as the syndication agent (the "ORIGINAL DIP SYNDICATION AGENT"), entered into that certain Debtor In Possession Revolving Credit Agreement, dated as of December 18, 2001, as amended by the First Amendment to Debtor in Possession Revolving Credit Agreement and to Security Agreement, dated as of January 31, 2002, the Second Amendment to Debtor In Possession Revolving Credit Agreement, dated as of June 28, 2002, and the Third Amendment to Debtor in Possession Revolving Credit Agreement, dated as of September 27, 2002 (as so amended, the "ORIGINAL DIP CREDIT AGREEMENT"), pursuant to which the Original DIP Lenders extended credit to the Borrowers on the terms set forth therein;

         WHEREAS, the loan and letter of credit reimbursement obligations of the Borrowers under the Original DIP Credit Agreement are secured by Liens on substantially all of the existing and after-acquired assets of the Borrowers pursuant to the Original DIP Credit Agreement and the other Loan Documents and pursuant to the Original Final Order, and the Liens securing the obligations of the Borrowers under the Original DIP Credit Agreement are senior in priority to the Liens securing the obligations of the Borrowers under the Prepetition Credit Agreement, all as contemplated by the consent of the Prepetition Lenders contained in the Third and Fourth Amendments to the Prepetition Credit Agreement referred to above and by the Original Final Order;

         WHEREAS, Fleet, in its capacity as the Original DIP Administrative Agent, and Wachovia, in its capacity as the Original DIP Syndication Agent, are each resigning pursuant to ss.17.5 of the Original DIP Credit Agreement effective as of the Closing Date (as hereinafter defined), the Lenders and the Borrowers are accepting such resignations effective as of the Closing Date, the Lenders have agreed to appoint General Electric Capital Corporation as the successor to both the Original DIP Administrative Agent and the Original DIP Syndication Agent, and the Borrowers have agreed to consent to such appointments as well as the appointment of General Electric Capital Corporation as Co-Agent, all in accordance with the terms hereof and the Original DIP Credit Agreement; and

         WHEREAS, the Lenders, the Borrowers, the Administrative Agent and the Syndication Agent, together with the Co-Agent, have agreed to amend and restate the terms of the Original DIP Credit Agreement on the terms and conditions set forth herein to, among other things, (i) extend the outside Termination Date to June 30, 2003 and (ii) increase the Total Commitment to $75,000,000;

         NOW, THEREFORE, in consideration of these premises and of the mutual undertakings set forth herein, the parties hereto hereby agree as follows:

1.  DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ACCOUNT DEBTOR. A Person who is obligated on a Receivable.

         ADJUSTED CONSOLIDATED EBITDA. For any period, (i) consolidated net income or loss of the Borrowers for such period, determined in accordance with generally accepted accounting principles, after deduction of all expenses, taxes, and other proper charges, MINUS (ii) to the extent included in the calculation of consolidated net income for such period and without duplication,
(A) non-cash gains or other non-cash income for such period, and (B) any gains from the sale or other disposition of assets (other than Specified Resale Inventory) during such period, and PLUS (iii) to the extent deducted in the calculation of consolidated net income for such period and without duplication,
(A) the interest expense of the Borrowers for such period, as determined in accordance with generally accepted accounting principles, (B) income tax expense, (C) cash restructuring charges incurred in connection with the Cases,
(D) depreciation, amortization and, if non-recurring, other non-cash charges to income for such period, and (E) any losses from the sale or other disposition of assets (other than Specified Resale Inventory) during such period.

         AGENTS. As defined in the preamble hereto.

         ADMINISTRATIVE AGENT.  As defined in the preamble hereto.

         AFFILIATE. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144(a) of the Rules and Regulations of the

Securities and Exchange Commission, as in effect on the date hereof, if the Borrowers were issuing securities.

         AGENCY ACCOUNT AGREEMENTS. Agreements, in form and substance reasonably satisfactory to the Administrative Agent, entered into or to be entered into between the Administrative Agent and the depository institutions at which any of the Borrowers maintain depository accounts, including lockbox and collection arrangements relating thereto. The term includes those agreements set forth on
SCHEDULE 1.2 attached hereto.

         AGENTS.  As defined in the preamble hereto.

         AGENTS' FEE.  See ss.6.4.

         AGENTS' SPECIAL COUNSEL. Bingham McCutchen LLP or such other counsel as may be approved by the Agents. For purposes of Article 18, the term includes any predecessor counsel that served as the Agents' Special Counsel.

         APPLICABLE INDEX MARGIN. The per annum interest rate of two percent (2.0%).

         ARRANGER.  As defined in the preamble hereto.

         ASSIGNMENT AND ACCEPTANCE.  See ss.20.1.

         AVOIDANCE ACTIONS. Avoidance actions of the Borrowers under Chapter 5 or Section 724(a) of the Bankruptcy Code and proceeds thereof. The term shall not include an action to avoid a transfer under Section 549 of the Bankruptcy Code if the transfer was of an asset otherwise constituting Collateral or collateral securing the Prepetition Lender Debt.

         BALANCE SHEET DATE.  December 31, 2001.

         BANKRUPTCY CODE.  Title 11, United States Code.

         BANKRUPTCY COURT. The United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Cases.

         BORROWING BASE. At the time of reference, the amount equal to the sum of


         (a) the lesser of

             (i) the sum of (A) 75% of the book value of the Eligible Receivables at such time PLUS (B) 35% of the Orderly Liquidation Value of the Eligible Rental Equipment at such time, and

             (ii) the product of (A) Adjusted Consolidated EBITDA for the twelve full calendar month period ending with the last month reported prior to such time by the Borrowers pursuant to ss.10.14 of this Credit Agreement or, in the case of any calculation of the Borrowing Base as of a time prior to February 15, 2003, then $25,000,000 multiplied by (B) three (3), MINUS

         (b) the Commitment Reserve, MINUS

         (c) the sum of $3,500,000 as a reserve in respect of the Carve-Out.

The Borrowing Base shall be determined by the Agents by reference to the Borrowing Base Certificate most recently delivered to the Agents in accordance with the terms of this Credit Agreement. Any adjustments to and the calculation of Adjusted Consolidated EBITDA in clause (a)(ii) above shall be acceptable to the Agents and shall be subject to verification, as provided in ss.10.14 hereof, by any collateral auditor, appraiser or other third party acceptable to the Agents. The Borrowing Base may be adjusted from time to time by the Agents in accordance with ss.2.8 hereof.

         BORROWING BASE CERTIFICATE. See ss.10.4(h).

         BORROWERS.  As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions in New York city, New York and the city in which the Concentration Account Bank is located are open for the transaction of banking business.

        CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will). The term does not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

        CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by any of the Borrowers in connection with the purchase, lease, improvement, maintenance, or repair by such Borrower of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles. For purposes of the financial covenant set forth in ss.12.2, "Capital Expenditures" shall not include inventory or equipment disposed of in exchange for inventory or equipment acquired by the Borrowers pursuant to the Exchange Agent Agreement.

         CAPITAL STOCK. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

        CAPITALIZED LEASE. With respect to any of the Borrowers, any lease of any property (whether real, personal or mixed) by one or more of such Persons as lessee that, in accordance with generally accepted accounting principles, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Persons or otherwise be disclosed as such in a note to such balance sheet, other than any such lease under which any of the Borrowers is the lessor.

         CARVE OUT. At the time of reference thereto, the sum of (i) allowed administrative expenses payable pursuant to 28 U.S.C.ss.1930(a)(6) and (ii) Priority Professional Expenses incurred on and after the Filing Date.

         CASES. Collectively, the Borrowers' reorganization cases under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court, which have been consolidated into jointly administered Case No. 01-11628.

         CASH COLLATERAL ACCOUNT. See ss.4.1.3(a).

         CASH EQUIVALENTS. See ss.4.1.3(a).

         CASH SWEEP DATE. The date which the Co-Agent designates as the "Cash Sweep Date" in a written notice to the Borrowers received by the Borrowers at least one Business Day prior to the Cash Sweep Date so designated.

         CHANGE OF CONTROL. The individuals who were directors of the Parent on the Closing Date shall cease to constitute a majority of the board of directors of the Parent, unless the Borrowers demonstrate to the reasonable satisfaction of the Agents that the change has received the support of holders of at least 66-2/3% in interest of the Prepetition Lender Debt.

         CLOSING DATE. The first date on which the conditions set forth in ss.13 have been satisfied and any Loan is to be made or any Letter of Credit Obligation is to be incurred hereunder and any "Loans" and "Letters of Credit" under and as defined in the Original DIP Credit Agreement become Loans and Letters of Credit under this Credit Agreement. The date shall be determined after taking into account the deferral and waiver, in the discretion of the Administrative Agent, of the satisfaction of any condition precedent pursuant to the last paragraph of ss.13.

         CO-AGENT. As defined in the preamble hereto.

         CO-AGENT'S OFFICE. The Co-Agent's office located at 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut 06856, or at such other location as the Co-Agent may designate from time to time.

         CODE.  The Internal Revenue Code of 1986.

         COLLATERAL. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the Liens created by the Security Documents or the Final Order.

         COMMITMENT. With respect to each Lender, the product of such Lender's Commitment Percentage and the Total Commitment then in effect, as the same may be reduced from time to time; or, if such commitment is terminated pursuant to the provisions hereof, zero.

         COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1.1 hereto as such Lender's percentage of the Total Commitment.

         COMMITMENT RESERVE. The sum of Two Million Dollars ($2,000,000).

         COMPLIANCE CERTIFICATE. See ss.10.4(d).

         CONCENTRATION ACCOUNT. The account no. 9429140760 maintained by the Borrowers with Fleet, or such other account or accounts as shall be so designated in writing by the Co-Agent.

         CONCENTRATION ACCOUNT BANK. Fleet or, with the consent or at the designation of the Co-Agent, any other bank or other depositary institution at which the Concentration Account or the Borrowers' operating account is maintained.

         CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers, consolidated in accordance with generally accepted accounting principles.

         CREDIT AGREEMENT. This Amended and Restated Debtor In Possession Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         CREDIT EXPOSURE. With respect to any Lender at the time of reference,
(i) prior to the termination of the Commitments, such Lender's Commitment and
(b) after the termination of the Commitments, the sum of (i) the aggregate principal amount of the Loans of such Lender PLUS (ii) the aggregate amount of such Lender's Letter of Credit Obligations.

         CREDITORS' COMMITTEE. The Official Committee of Creditors Holding Unsecured Claims appointed in the Cases by the United States Trustee for the District of Delaware on January 4, 2002.

         CUMULATIVE CASH FLOW. For any specified period commencing January 1, 2003, the Adjusted Consolidated EBITDA for such period, with the following further adjustments:

                  (a) There shall be subtracted from Adjusted Consolidated
              EBITDA for such period (i) cash interest expenses to the extent added back to the calculation of Adjusted Consolidated EBITDA for such period under clause (iii)(A) of the definition of that term,
              (ii) cash adequate protection payments on purchase money secured loans during such period to the extent not already added back under the foregoing clause (i), (iii) cash restructuring charges incurred in connection with the Cases to the extent added back to the calculation of Adjusted Consolidated EBITDA for such period under clause (iii)(C) of the definition of that term, and (iv) the Borrowers' cash Capital Expenditures during such period.

                  (b) There shall be added to Adjusted Consolidated EBITDA for such period the Borrowers' positive change in working capital during such period or, as the case may be, there shall be subtracted from Adjusted Consolidated EBITDA for such period the Borrowers' negative change in working capital during such period.

                  (c) There shall be added to Adjusted Consolidated EBITDA for such period (i) any cash and cash equivalents on hand of the Borrowers on December 31, 2002, and (ii) any Net Cash Proceeds of asset dispositions permitted by this Agreement, other than Net Cash Proceeds in respect of the sale or other disposition of Specified Resale Inventory.

         DEFAULT.  See ss.15.1.

         DELINQUENT LENDER.  See ss.17.6.3.

         DERIVATIVE TRANSACTION. Any of (i) a "swap agreement" as defined in
Section 101(53B) of the Bankruptcy Code (other than a spot foreign exchange transaction), (ii) any equity swap, floor, collar, cap or option transaction,
(iii) any option to enter into any of the foregoing, and (iv) any combination of the foregoing.

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of any of the Borrowers, other than dividends payable solely in shares of common stock of any of the Borrowers; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of any of the Borrowers, directly or indirectly through a Subsidiary of any of the Borrowers; the return of capital by any of the Borrowers to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any of the Borrowers.

         DOLLARS OR $. Dollars in lawful currency of the United States of America.

         DRAWDOWN DATE.  The date on which any Loan is made or is to be made.

         ELIGIBLE ASSIGNEE. (a) Any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date on which it becomes a Lender and which, through its applicable lending office, is capable of lending to the Borrowers without the imposition of any withholding or similar taxes; PROVIDED that no Person or Affiliate determined by the Administrative Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be an Eligible Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Capital Stock issued by any Borrower shall be an Eligible Assignee, without the consent of the Administrative Agent, and (c) any other Person approved by the Administrative Agent.

         ELIGIBLE RECEIVABLE. A Receivable of any Borrower that consists of the unpaid portion of the obligation stated on an invoice issued to, or an instrument issued by, an Account Debtor with respect to Inventory or equipment sold and shipped to or services performed for such Account Debtor, or the unpaid portion of rental obligations due or to become due on chattel paper from such Account Debtor, all in the ordinary course of business of such Borrower consistent with past practices, net of any commissions, discounts, credits, rebates and other allowances of any kind or nature allowable or payable by such Borrower. No Receivable shall be an Eligible Receivable unless it meets all of the following requirements:

                  (i) such Receivable is owned solely by such Borrower, is subject to a duly perfected, first priority Lien in favor of the Administrative Agent and is subject to no other Liens other than Permitted Liens;

                  (ii) such Receivable has not been outstanding more than 60 days past the originally scheduled due date or more than 90 days past the Receivable's invoice date;

                  (iii) such Receivable arises out of the bona fide sale or true lease of goods or rendition of services and is the valid, binding and legally enforceable obligation of such Account Debtor;

                  (iv) the goods the sale or lease of which gave rise to such Receivable were shipped or delivered to such Account Debtor on an absolute sale or true lease basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and in the case of the sale of goods, no material part of such goods has been returned or rejected, and, in the case of the lease of goods, the lease as to any material part of the leased goods has not been rejected;

                  (v) such Receivable is payable in Dollars and from a place of business or residence of such Account Debtor in the United States;

                  (vi) such Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other pending proceeding or action, which action or proceeding might, in the Agents' reasonable judgment, have a materially adverse effect on such Account Debtor, and is not, in the reasonable discretion of the Agents, deemed ineligible for credit for other reasons; EXCLUDING, HOWEVER, from the operation of this clause (vi) any Account Debtor that is a debtor in possession under Chapter 11 of the Bankruptcy Code if the Receivable arises from a sale or lease of Inventory to such Account Debtor after the commencement of the Account Debtor's Chapter 11 case and the Account Debtor has in place either (A) a debtor in possession financing facility available to the Account Debtor, or (B) a cash collateral order under which the Agents determine that the Account Debtor has adequate availability, in either case in an amount and on other terms reasonably satisfactory to the Agents;

                  (vii) such Receivable is not owing by such Account Debtor in respect of which 30% or more in face value of the Receivables due from such Account Debtor or any of its Affiliates are not deemed Eligible Receivables hereunder by reason of being past due;

                  (viii) such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to any of the Borrowers exceed in face amount 10% of total Eligible Receivables of all of the Borrowers; PROVIDED, that such Receivables shall not cease to be Eligible Receivables solely by reason of this clause (viii) except to the extent of the Receivables in excess of such limits;

                  (ix) the goods giving rise to such Receivable have been shipped or delivered or the services giving rise to such Receivable have been performed by such Borrower, and the Receivable otherwise represents a final sale or bona fide true lease with respect to such goods or services;

                  (x) such Receivable is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, to the extent of such offset, deduction, counterclaim, dispute or other defense;

                  (xi) such Receivable is evidenced by an invoice, lease, instrument or other documentation in form reasonably acceptable to the Agents;

                  (xii) the Receivable is not subject to any enforceable prohibition (under applicable law, by contract or otherwise) against its assignment or requiring notice of or consent to any assignment to the Agents, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to the Administrative Agent, for the benefit of the Lenders and the Agents;

                  (xiii) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except Permitted Liens;

                  (xiv) the applicable Borrower is not in breach in any material respect of any express or implied representation or warranty with respect to the goods the sale or lease of which gave rise to such Receivable nor in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Receivable;

                  (xv) such Receivable does not arise out of any transaction with (A) any creditor, tenant, lessor or supplier of or to any of the Borrowers, except to the extent of that portion of the Receivable which is in excess of the amounts owed to such creditor, tenant, lessor or supplier, or (B) any Affiliate of any of the Borrowers;

                  (xvi) such Account Debtor with respect to such Receivable is not located in a state or jurisdiction denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a notice of business activities report or other similar filing, unless the applicable Borrower (A) may qualify as a foreign corporation authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Agents to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Receivable, or (B) has filed such notice or similar filing with the applicable state or jurisdiction agency for the then current year;

                  (xvii) neither such Account Debtor with respect to such Receivable, nor such Receivable, is determined by the Agents in their reasonable discretion to be ineligible for any other reason; and

                  (xviii) such other characteristics as the Agents may require from time to time, in their reasonable discretion, including, without limitation, the establishment of any reserves to reflect any events, contingencies, conditions, or risks which do or may adversely affect any Receivable, the Administrative Agent's rights therein or the value of a Receivable; PROVIDED that the Agents shall not exercise their rights under this clause (xviii) unless in the reasonable discretion of the Required Lenders a material adverse event or condition is newly discovered, or there has been or is likely to occur a material and adverse change, in the value or quality of the Eligible Receivables or a newly discovered event or condition exists or a change occurs that causes or is likely to cause an impairment in any respect of the perfection or priority of Administrative Agent's Lien thereon or the ability of the Administrative Agent to enforce the Lien, by collection or otherwise.

         ELIGIBLE RENTAL EQUIPMENT. With respect to the Borrowers, Inventory owned by the Borrowers for the purpose of leasing the Inventory to customers in the ordinary course of the Borrowers' businesses consistent with past practices. No Inventory shall be Eligible Rental Equipment unless it meets all of the following requirements:

                  (i) the Inventory is owned by the Borrowers free and clear of all Liens and rights of any other Person, other than the Permitted Liens specified in ss.11.2(b) or (e), the Lien in favor of the Administrative Agent and the Lien in favor of the Prepetition Administrative Agent, and the Administrative Agent's Lien therein is a first priority perfected Lien entitled to priority under applicable law;

                  (ii) the Inventory is located on premises in the United States of America and the Inventory is not on consignment;

                  (iii) the Inventory is not covered by a negotiable document of title, unless the document has been delivered to the Administrative Agent or its nominee with all necessary endorsements and endorsed in blank to the Administrative Agent, free and clear of all Liens, other than Liens in favor of the Prepetition Administrative Agent;

                  (iv) the Inventory is not obsolete or otherwise materially unfit, incapable of being leased or has been lost or stolen;

                  (v) the Inventory does not consist of display items, packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

                  (vi) the Inventory is of a type rented or leased by or held for rent or lease by the Borrowers to customers in the ordinary course of the Borrowers' businesses;

                  (vii) the Inventory complies with the representations or warranties pertaining to Inventory set forth in the Loan Documents;

                  (viii) the Inventory does not comprise any costs associated with "freight-in" charges;

                  (ix) the Inventory does not consist of Hazardous Substances (other than gas, oil and lubricants used in the ordinary course of operating and maintaining such Inventory), the Inventory does not fails to comply with requirements of applicable law and the Inventory can be transported, sold or leased in compliance with applicable law without licenses other than licenses that are readily available;

                  (x) the Inventory is covered by casualty insurance reasonably acceptable to the Agents and for which the Administrative Agent has been named loss payee; and

                  (xi) the Inventory has such other characteristics as the Agents may require from time to time, in their reasonable discretion, including, without limitation, the establishment of any reserves to reflect any events, contingencies, conditions, or risks which do or may adversely affect the Inventory, the Administrative Agent's rights therein or the value of the Inventory; PROVIDED that the Agents shall not exercise their rights under this clause (xi) unless in the reasonable discretion of the Required Lenders a material adverse event or condition is newly discovered, or there has been or is likely to occur a material and adverse change, in the value or quality of the Inventory or a newly discovered event or condition exists or a change occurs that causes or is likely to cause an impairment in any respect of the perfection or priority of Administrative Agent's Lien thereon or the ability of the Administrative Agent to enforce the Lien, by disposition or otherwise.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS.  See ss.9.17.

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with any of the Borrowers under ss.414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

         EVENT OF DEFAULT.  See ss.15.1.

         EXCHANGE AGENT AGREEMENT. The Exchange Agent Agreement, dated as of September 6, 2002, between Ritchie Bros. Auctioneers (America) Inc. and the Parent.

         EXISTING LETTERS OF CREDIT. The letters of credit issued pursuant to the Original DIP Credit Agreement listed on SCHEDULE 1.3 hereto.

         FEDERAL FUNDS RATE. For any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent in its sole and reasonable discretion, which determination shall be final, binding and conclusive (absent manifest error).

         FILING DATE. As defined in the recitals hereto.

         FINAL ORDER. The Original Final Order, as amended by the Final Order Amendment.

         FINAL ORDER AMENDMENT. An order of the Bankruptcy Court in the Cases entered at or after a final hearing and providing that the terms and conditions of the Original Final Order with respect to the Original DIP Credit Agreement apply to this Credit Agreement and the other Loan Documents, with the amounts of the Loans and other extensions of credit and other terms provided herein, together with the Collateral and Superpriority Claims contemplated by Article 8, being authorized and approved under Sections 364(c) and 364(d) of the Bankruptcy Code, all in form and substance satisfactory to the Agents and the Agents' Special Counsel and the Borrowers and their counsel.

         FLEET. Fleet National Bank.

         FORM MASTER FINANCING AGREEMENT. That certain form of Master Inventory Financing, Security and Settlement Agreement, which is attached as EXHIBIT F hereto.

         GECC. General Electric Capital Corporation, in its individual capacity.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in ss.12, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended December 31, 2001, and (B) to the extent consistent with such principles, the accounting practice of each of the Borrowers reflected in its financial statements for the year ended on the December 31, 2001, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, PROVIDED that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles and going-concern) as to financial statements in which such principles have been properly applied.

         GOVERNMENTAL AUTHORITY. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         HAZARDOUS SUBSTANCES.  See ss.9.17.

         INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i) every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (ix) every obligation of such Person under or in respect of a Derivative Transaction,

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any Derivative Transaction shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and
(z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         INDEX RATE. For any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in this Credit Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         INELIGIBLE PROFESSIONAL EXPENSES. Fees or expenses incurred by any Person, including the Creditors' Committee, in (i) preventing, hindering or delaying the Lenders' or the Agents' enforcement or realization upon any of the Collateral once the Termination Declaration Date has occurred, (ii) using cash collateral or selling any other Collateral without the consent of the Lenders (except to the extent permitted by this Credit Agreement), (iii) incurring Indebtedness without the consent of the Lenders (except to the extent permitted by this Credit Agreement) and (iv) objecting to or contesting in any manner, or in raising any defenses to, the validity, extent, perfection, priority or enforceability of the Obligations or any Liens with respect thereto or any other rights or interests of the Agents and the Lenders, or in asserting any claims or causes of action, including, without limitation, Avoidance Actions or equitable subordination claims against the Agents or the Lenders. The term does not include fees or expenses incurred to investigate such matters or litigation respecting whether an Event of Default has occurred.

         INTEREST PAYMENT DATE. The first Business Day of each calendar month following the Drawdown Date of such Loan.

         INVENTORY. All "inventory," as such term is defined in Section 9-102(a) of the UCC, leased by any Borrower or held by any Borrower for sale or lease. The term includes used goods as well as new goods.

         INVENTORY DECLINE REPAYMENT. See ss.3.2(b).

         INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         L/C ISSUER. See ss.4.1.1.

         LENDERS. The lenders listed on SCHEDULE 1.1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to ss.20.

         LETTER(S) OF CREDIT. Collectively, the Existing Letters of Credit and the letters of credit issued pursuant to ss.4

         LETTER OF CREDIT OBLIGATIONS. All outstanding reimbursement and other obligations incurred by the Co-Agent and the Lenders at the request of the Borrowers, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance, extension or renewal of Letters of Credit by the Co-Agent or another L/C Issuer or the purchase of a participation as set forth in Article 4 with respect to any Letter of Credit. The amount of Letter of Credit Obligations at any time relating to any Letter of Credit shall equal the maximum amount that may be payable at such time or at any time thereafter by the Co-Agent or the Lenders in respect of the Letter of Credit.

         LIENS. Any lien, encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any Person.

         LOAN DOCUMENTS. This Credit Agreement, the Notes and the Security Documents.

         LOAN REQUEST. See ss.2.6.

         LOANS. The Loans made or to be made by the Lenders to the Borrowers pursuant to ss.2 and, with respect to Letter of Credit Obligations, automatic Loans made to the Borrowers as provided in ss.4.1.2.

         MOODY'S. Moody's Investor Service, Inc.

         MORTGAGES. The Amended and Restated Mortgage, Assignment of Leases and Security Agreement dated on or about the Closing Date made by NationsRent of Indiana, L.P. in favor of the Administrative Agent and the Amended and Restated Open-End Mortgage, Security Agreement and Assignment of Rents dated on or about the Closing Date made by NationsRent USA, Inc. in favor of the Administrative Agent. Each such mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

         NET CASH PROCEEDS. (a) With respect to any sale or other disposition of assets of any of the Borrowers (including, without limitation, the sale of Capital Stock of any of the Borrowers), the cash proceeds received by such Borrower from such sale or other disposition, (i) net of all reasonable costs of sale or other disposition and property transfer or sales taxes paid or payable as a result thereof by such Borrower and (ii) net after application of the gross cash proceeds of the disposition to Indebtedness secured by any Liens on such assets in favor of Persons, other than the Administrative Agent and the Prepetition Administrative Agent, but only to the extent that such other Liens constitute Permitted Prior Liens, and (b) with respect to the incurrence of any Indebtedness, the cash proceeds received from such incurrence, net of all reasonable costs thereof and reasonable fees and all expenses payable in connection therewith by the Borrowers. The term does not include rental payments received by a Borrower on Inventory leased by a Borrower in the ordinary course of its business consistent with past practices.

         NOTE RECORD. A Record with respect to a Note.

         NOTES. See ss.2.4.

         OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrowers to any of the Lenders and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case to the extent arising or incurred under or in respect of this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Letter of Credit Obligations incurred or any of the Notes or other instruments at any time evidencing any thereof or the Final Order.

         ORDERLY LIQUIDATION VALUE. At the relevant time of reference thereto with respect to any Eligible Rental Equipment, the amount which is the appraised value of the Eligible Rental Equipment on an orderly liquidation basis determined by the most recent appraisal thereof conducted pursuant to ss.10.14(b) or ss.13.15, as the case may be.

         ORIGINAL DIP ADMINISTRATIVE AGENT. As defined in the recitals.

         ORIGINAL DIP CREDIT AGREEMENT. As defined in the recitals.

         ORIGINAL DIP LENDERS. As defined in the recitals.

         ORIGINAL DIP SYNDICATION AGENT. As defined in the recitals.

         ORIGINAL FINAL ORDER. As defined in the recitals.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PARENT. As defined in the preamble hereto.

         PARTNERSHIP ASSIGNMENTS. The Amended and Restated Collateral Assignments of Partnership Interests, dated as of or about the Closing Date, made by each of NationsRent USA, Inc., NR Delaware, Inc., and NRGP, Inc. in favor of the Administrative Agent and the Amended and Restated Acknowledgements and Consents, dated as of or about the Closing Date, executed by each of NationsRent of Texas, L.P. and NationsRent of Indiana, L.P. Each such Amended and Restated Collateral Assignment of Partnership Interests and Amended and Restated Acknowledgement and Consents shall be in form and substance reasonably satisfactory to the Administrative Agent.

         PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMITTED 506(C) CHARGES. A charge under Section 506(c) of the Bankruptcy Code against the collateral securing the Prepetition Lender Debt under the Prepetition Credit Agreement or any of the other Loan Documents (as defined therein) in the event that any interest paid on the Prepetition Lender Debt after the commencement of the Cases is later reallocated to principal of the Prepetition Lender Debt. Permitted 506(c) Charges shall be limited to an amount equal to, for each day during which any principal of the Loans was outstanding, the amount of interest paid or accrued on the principal of the Loans. However, if on that day the principal of the Loans exceeded the sum of any payments of interest on the Prepetition Lender Debt made after the commencement of the Cases and before that day and so later reallocated, any interest on the excess for that day shall be excluded from the computation of Permitted 506(c) Charges.

         PERMITTED LIENS. Liens and other encumbrances permitted byss.11.2.

         PERMITTED PRIOR LIENS. Valid, perfected and otherwise unavoidable Liens existing as of the Filing Date, senior to the prepetition Liens in respect of the Prepetition Credit Agreement, and Liens otherwise approved in writing by the Administrative Agent as Permitted Prior Liens. The term includes a Lien on proceeds or products of, or accessions to, assets subject to a Permitted Prior Lien and arising or created after the Filing Date to the extent that (a) such Lien in the proceeds, products or accessions would have been valid, perfected and not subject to avoidance if the proceeds, products or accessions had arisen or been created immediately prior to the commencement of the Cases and (b) such Lien in the proceeds, products or accessions would be entitled, under applicable non-bankruptcy law, to priority over any Lien in the proceeds, products or accessions securing the Prepetition Lender Debt.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PLEDGE AGREEMENT. The Amended and Restated Pledge Agreement entered or to be entered into by each of the Borrowers in favor of the Administrative Agent with respect to the Capital Stock of the Borrowers. The Amended and Restated Pledge Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

         PREPETITION ADMINISTRATIVE AGENT. As defined in the recitals hereto.

         PREPETITION AGENTS. As defined in the recitals hereto.

         PREPETITION BORROWERS. As defined in the recitals hereto.

         PREPETITION CREDIT AGREEMENT. As defined in the recitals hereto.

         PREPETITION LENDER DEBT. All of the "Obligations" under and as defined in the Prepetition Credit Agreement.

         PREPETITION LENDERS. As defined in the recitals hereto.

         PREPETITION REVOLVER. As defined in the recitals hereto.

         PRIORITY PROFESSIONAL EXPENSES. At the time of reference thereto, allowed and unpaid fees, costs and reasonable expenses of professionals retained in the Cases pursuant to Sections 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants, financial advisors, and consultants retained by the Borrowers or the Creditors' Committee; PROVIDED, HOWEVER, that the amount of Priority Professional Expenses shall not exceed the applicable Professional Expense Cap as in effect at the time of reference thereto. The term does not include any Ineligible Professional Expenses or the expenses of any professionals engaged by individual members of the Creditors' Committee.

         PROFESSIONAL EXPENSE CAP. If, at the time of reference thereto, the Termination Declaration Date has not occurred, there is no Professional Expense Cap. If, at the time of reference thereto, the Termination Declaration Date has occurred, the Professional Expense Cap is the aggregate sum of $3,500,000, whether the fees and expenses are allowed and unpaid at the time of the Termination Declaration Date or are incurred before or after the Termination Declaration Date. The term includes any holdbacks required by the Bankruptcy Court. All payments of Priority Professional Expenses made on and after the Termination Declaration Date shall reduce the Professional Expense Cap dollar for dollar.

         REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers.

         RECEIVABLES. With respect to any Person, all of the "accounts," "chattel paper" and "instruments" of such Person (as such terms are defined in Section 9-102(a) of the UCC) whether or not such Receivable has been earned by performance, whether now existing or hereafter arising. The term includes all
(a) rights to payment created by or arising from such Person's sale or lease of goods or rendition of services; (b) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, stoppage in transit or other analogous rights under applicable law) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (d) reserves and credit balances held by such Person with respect to any such Receivables or any Account Debtor; (e) supporting obligations or collateral for any of the foregoing; and (f) insurance policies or rights relating to any of the foregoing.

         RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

         REGISTER. See ss.20.3.

         REORGANIZATION PLAN. A plan or plans of reorganization in the Cases.

         REQUIRED LENDERS. As of any date, (a) if there is only one (1) Lender, then one (1) Lender, (b) if there are only two (2) Lenders, then both Lenders and (c) if there are more than two (2) Lenders, then the Lenders whose Credit Exposure constitutes at least fifty one percent (51%) of the aggregate Credit Exposure of all the Lenders.

         SECURITY AGREEMENT. The Amended and Restated Security Agreement, dated on or about the Closing Date, entered or to be entered into among the Administrative Agent and the Borrowers. The Security Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECURITY DOCUMENTS. Collectively, the Security Agreement, the Agency Account Agreements, the Mortgages, the Trademark Assignment, the Pledge Agreement, and the Partnership Assignments.

         SENIOR EXECUTIVE OFFICER. The chief financial officer, other senior executive officer, treasurer or vice president of the Parent.

         SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to such Lender's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         SETTLEMENT AMOUNT. See ss.2.9.1.

         SETTLEMENT DATE. (a) The Drawdown Date relating to any Loan Request,
(b) at the option of the Co-Agent, Monday of each week, or if a Monday is not a Business Day, the Business Day immediately following such Monday, or (c) at the option of the Co-Agent, any other Business Day following at least two Business Day's prior notice to the Lenders.

         SETTLING LENDER. See ss.2.9.1.

         S&P. Standard and Poor's Rating Group.

         SPECIFIED RESALE INVENTORY. Inventory held by a Borrower for resale in the ordinary course of such Borrower's business consistent with past practices.

         SUBORDINATED DEBT. Unsecured Indebtedness of the Parent or a Subsidiary of the Parent that is expressly subordinated and made junior to the payment and performance in full of the Obligations or the Prepetition Lender Debt.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         SUPERPRIORITY CLAIM. A claim against a Borrower or its estate in its Case which is an administrative expense claim having priority over (i) any and all allowed administrative expenses and (ii) unsecured claims now existing or hereafter arising, including, without limitation, administrative expenses of the kind specified in Section 503(b), 506(c) or 507(b) of the Bankruptcy Code.

         SWING LINE LOANS. Loans made pursuant to ss.2.6.2.

         SYNDICATION AGENT. As defined in the preamble hereto.

         TERM LOAN. As defined in the recitals hereto.

         TERMINATION DATE. The earliest to occur of (i) June 30, 2003, (ii) the effective date of a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court and (iii) the date on which the Borrowers sell all or substantially all of their assets or the date on which all or substantially all of the Capital Stock of the Parent or the Subsidiaries of the Parent is sold.

         TERMINATION DECLARATION DATE. The earliest to occur of (i) the date on which the Administrative Agent declares all Obligations to be due and payable on account of an Event of Default, (ii) the date on which the Administrative Agent declares a termination of the Commitments on account of an Event of Default, and
(iii) the Termination Date.

         TOTAL COMMITMENT. An aggregate outstanding amount not to exceed the sum of $75,000,000 as such amount may be reduced from time to time pursuant to the provisions of this Credit Agreement. If the Commitments are terminated pursuant to the provisions of this Credit Agreement, the Total Commitment shall be zero.

         TRADEMARK ASSIGNMENT. The Amended and Restated Trademark Collateral Security and Pledge Agreement, dated on or about the Closing Date, entered or to be entered into by NationsRent West, Inc. in favor of the Administrative Agent. Such Trademark Assignment shall be in form and substance reasonably satisfactory to the Administrative Agent.

         VOTING STOCK. Capital Stock of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         WACHOVIA. Wachovia Bank, National Association.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, restated, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agents and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against any of the Agents or the Lenders merely on account of such Agent's or Lender's involvement in the preparation of such documents.

2.  THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers as joint and several borrowers, and the Borrowers may on a joint and several basis borrow, repay, and reborrow, from time to time from the Closing Date up to but not including the Termination Date upon notice by the Borrowers to the Agents given in accordance with ss.2.6.1, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment MINUS such Lender's Commitment Percentage of the sum of the Commitment Reserve and all Letter of Credit Obligations, PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) PLUS all Letter of Credit Obligations shall not at any time exceed the least of (i) the

Total Commitment in effect at such time MINUS the Commitment Reserve, (ii) the Borrowing Base and (iii) the amount approved to be borrowed by way of Loans and Letter of Credit Obligations in the Final Order. The Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by each of the Borrowers that the conditions set forth in ss.13 and ss.14, in the case of the initial Loans to be made on the Closing Date, and ss.14, in the case of all other Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Co-Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee equal to one-half of one percent (0.50%) per annum on the average daily amount during each calendar month or portion thereof from the Closing Date to the Termination Date by which the Total Commitment MINUS the sum of all outstanding Letter of Credit Obligations exceeds the outstanding amount of Loans during such calendar month. The commitment fee shall be payable monthly in arrears on the first Business Day of each calendar month for the immediately preceding calendar month, commencing on the first such date following the Closing Date, with a final payment on the Termination Date or any earlier date on which the Commitments shall terminate.

         2.3.  REDUCTION OF TOTAL COMMITMENT.

                  (a) OPTIONAL. The Borrowers shall have the right at any time and from time to time upon two (2) Business Days prior written notice to the Agents to reduce by $500,000 or an integral multiple thereof, or terminate entirely, the Total Commitment, whereupon the Commitments of the Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.3, the Co-Agent will notify the Lenders of the substance thereof.

                  (b) MANDATORY. The Total Commitment shall be reduced (1) concurrently with any mandatory prepayment in accordance with ss.3.2, by the amount of such mandatory prepayment and (2) as provided in ss.15.4(a)(v). In addition, the Total Commitment shall be reduced from time to time prior to the Termination Declaration Date as follows:

                           (i) The Borrowers shall, on or before the end of the
                  Specified Period referred to below, notify the Agents of the receipt of any Net Cash Proceeds of Collateral (other than Specified Resale Inventory) and the amount of any such Net Cash Proceeds invested by the Borrowers in new Inventory. Such notification shall contain such details as are reasonably requested by the Agents and shall be certified by a Senior Executive Officer of the Parent.

                           (ii) In the event that such Net Cash Proceeds exceed

                           (A) $10,000,000 in the aggregate since the Closing Date, the Total Commitment shall be reduced, on the last day of the Specified Period in which the disposition giving rise to such Net Cash Proceeds occurred, by the amount of the excess, MINUS the amount of any previous reductions in the Total Commitment made under this clause (A) or clause (B) below at the end of any earlier Specified Period; or

                           (B) $3,000,000 in the aggregate (but not greater than $10,000,000) since the Closing Date, the Total Commitment shall be reduced, on the last day of the Specified Period in which the disposition giving rise to such Net Cash Proceeds occurred, by the amount of the excess MINUS the amount of any previous reductions in the Total Commitment under this clause (B) at the end of any earlier Specified Period; provided, however, if by the end of the Specified Period in which such asset disposition occurred, the Net Cash Proceeds of such disposition have been invested by the Borrowers in new Inventory, the Total Commitment shall be reduced only by the amount, if any, by which the Net Cash Proceeds of such asset disposition exceed the amount invested in new Inventory prior to end of the applicable Specified Period.

                           (iii) The term "SPECIFIED PERIOD," as used in this
                  ss.2.3(b), means (A) in the case of a disposition giving rise to such Net Cash Proceeds occurring on or before the fifteenth day of a calendar month, the fifteenth day of the next succeeding calendar month, and (B) in the case of a disposition giving rise to such Net Cash Proceeds occurring after the fifteenth day of a calendar month, the last day of the next succeeding calendar month.

                  (c) GENERAL. Contemporaneously with any such reduction, the Commitments of the Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the total amount of such reduction. Upon the effective date of any such reduction or upon the termination of the Total Commitment, the Borrowers shall pay to the Co-Agent for the respective accounts of the Lenders, in accordance with their Commitment Percentages, the full amount of any commitment fee then accrued on the amount of the reduction or, as the case may be, termination. No reduction or termination of the Commitments may be reinstated.

         2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT A hereto (each a "NOTE"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with ss.20 hereof) and completed with appropriate insertions. One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

         2.5. INTEREST ON LOANS. Except as otherwise provided in ss.7.5, each Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date that such Loan has been repaid in full at the rate per annum equal to the Index Rate plus the Applicable Index Margin. The Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR LOANS.

                  2.6.1. GENERAL. The Borrowers shall give to the Agents written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Loan requested hereunder (a "LOAN REQUEST") not later than 11:00 a.m. (New York City, New York time) on the proposed Drawdown Date of any Loan (which must be a Business Day). Each such notice shall be signed by a Senior Executive Officer of the Parent and shall specify (A) the principal amount of the Loan requested and (B) the proposed Drawdown Date of such Loan. Promptly upon receipt of any such notice, the Co-Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

                  2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in ss.2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Co-Agent may, in its sole discretion and without conferring with the Lenders, make Loans to the Borrowers (i) by entry of credits to the Borrowers' operating account with the Concentration Account Bank to cover checks or other charges which the Borrowers have drawn or made against such account or (ii) in an amount as otherwise requested by the Borrowers. The aggregate principal amount of Loans made pursuant to this ss.2.6.2 shall not, at any time, exceed $10,000,000. The Borrowers hereby request and authorize the Co-Agent to make from time to time such Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Concentration Account or as otherwise so requested by the Borrowers. The Borrowers acknowledge and agree that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in ss.2.1 and the requirements that the applicable provisions of ss.14 be satisfied. All actions taken by the Co-Agent pursuant to the provisions of this ss.2.6.2 shall be conclusive and binding on the Borrowers and the Lenders (absent manifest error). Interest on Loans made pursuant to this ss.2.6.2 shall, prior to a Settlement, be for the account of the Co-Agent. Any outstanding Loans made pursuant to this ss.2.6.2 shall reduce the amount of credit available under this Credit Agreement on a dollar for dollar basis, so long as such Loan is outstanding.

         2.7.  FUNDS FOR LOANS.

                  2.7.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (New York City, New York time) on the proposed Drawdown Date of any Loans (other than Swing Line Loans), each of the Lenders will make available to the Co-Agent, at the Co-Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by ss.ss.13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Co- Agent will make available to the Borrowers by credit to the Borrowers' operating account at the Concentration Account Bank the aggregate amount of such Loans made available to the Co-Agent by the Lenders. The failure or refusal of any Lender to make available to the Co-Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Co-Agent the amount of such other Lender's Commitment Percentage of any requested Loans.

                  2.7.2. ADVANCES BY CO-AGENT. The Co-Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Co-Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Co-Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Co-Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Co-Agent on demand an amount equal to the product of
         (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Co-Agent for federal funds acquired by the Co-Agent during each day included in such period, TIMES (ii) the amount of such Lender's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Co-Agent, and the denominator of which is 360. A statement of the Co-Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Co-Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Co-Agent by such Lender within three (3) Business Days following such Drawdown Date, the Co-Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

         2.8. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined the first Business Day of every other calendar week (or at such other interval as may be specified pursuant to ss.10.4(h)) by the Agents by reference to the Borrowing Base Certificate and the appraisals of the Eligible Rental Equipment delivered to the Lenders and the Agents pursuant to ss.10.4(h) and other information obtained by or provided to the Agents. The Agents reserve the right, upon written notice to the Borrowers and subject to any consent required by ss.28, at any time and from time to time to modify advance rates in the Borrowing Base, to modify standards and other criteria for Receivables to be Eligible Receivables or for Inventory to be Eligible Rental Equipment, or to impose or establish further reserves in the Borrowing Base, including, without limitation, reserves with respect to landlords', warehousemen, materialmen, bailee and mortgagee Liens and claims; PROVIDED that the Agents shall not exercise such rights under this ss.2.8 unless, in the reasonable discretion of the Agents, (a) a material adverse event or condition is newly discovered, or there has been or is likely to occur a material and adverse change, in the value or quality of the Eligible Receivables or Eligible Rental Equipment, (b) a newly discovered event or condition exists or a change occurs that causes or is likely to cause an impairment in any respect of the perfection or priority of Administrative Agent's Lien on any material portion of the Eligible Receivables or Eligible Rental Equipment or the ability of the Administrative Agent to enforce the Administrative Agent's Lien, by collection. disposition or otherwise, on any material portion of the Eligible Receivables or Eligible Rental Equipment or (c) a material adverse change has occurred in the assets, liabilities, financial condition or business prospects of the Borrowers considered as a whole.

         2.9.  SETTLEMENTS.

                  2.9.1. GENERAL. On each Settlement Date, the Co-Agent may, not later than 12:00 noon (New York City, New York time), give telephonic or facsimile notice (i) to the Lenders and the Borrowers of the respective outstanding amount of Loans made by the Co-Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and (ii) to the Lenders of the amount (a "SETTLEMENT AMOUNT") that each Lender (a "SETTLING LENDER") shall pay to effect a Settlement of any Loan. A statement of the Co-Agent submitted to the Lenders and the Borrowers or to the Lenders with respect to any amounts owing under this ss.2.9 shall be PRIMA FACIE evidence of the amount due and owing. Notwithstanding the notice and minimum amount requirements set forth in ss.2.6, each Settling

         Lender shall, not later than 3:00 p.m. (New York City, New York time) on such Settlement Date, effect a wire transfer of immediately available funds to the Co-Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this ss.2.9 shall for all purposes be treated as a Loan made by such Settling Lender to the Borrowers and all funds received by any Lender pursuant to this ss.2.9 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Lender. In the event that a Settling Lender is prevented from making any Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Loans.

                  2.9.2. FAILURE TO MAKE FUNDS AVAILABLE. If any Settling Lender makes available to the Co-Agent its Settlement Amount on a date after such Settlement Date, such Settling Lender shall pay to the Co-Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Co-Agent for federal funds acquired by the Co-Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Co-Agent, and the denominator of which is 365. A statement of the Co-Agent submitted to such Settling Lender with respect to any amounts owing under this ss.2.9.2 shall be PRIMA FACIE evidence of the amount due and owing to the Co-Agent by such Settling Lender. If such Settling Lender's Settlement Amount is not made available to the Co-Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Co-Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

                  2.9.3. NO EFFECT ON OTHER LENDERS. The failure or refusal of any Settling Lender to make available to the Co-Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (i) relieve any other Settling Lender from its several obligations hereunder to make available to the Co-Agent the amount of such other Settling Lender's Settlement Amount or (ii) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

         2.10.  REPAYMENTS OF LOANS PRIOR TO TERMINATION DECLARATION DATE.

                  2.10.1. CREDIT FOR FUNDS RECEIVED IN CONCENTRATION ACCOUNT.
         (a) Prior to the Cash Sweep Date and to the occurrence of the Termination Declaration Date, all funds and cash proceeds received in the Concentration Account and not required to make mandatory prepayments pursuant to ss.3.2, may, when immediately available and at the election of the Borrowers, be credited to the Borrowers' operating account at the Concentration Account Bank to cover checks and other charges which the Borrowers have drawn or made against such account. Any funds and cash proceeds not so credited to the Borrowers' operating account may, at the election of the Borrowers, or shall, in the case of mandatory prepayments pursuant to ss.3.2 and otherwise at the request of the Co-Agent, be applied as contemplated by ss.ss.2.10.1(b) and
         2.10.2 as if the Cash Sweep Date had occurred.

                  (b) On and after the Cash Sweep Date and prior to the occurrence of the Termination Declaration Date, (i) all funds and cash proceeds in the form of money, checks and like items received in the Concentration Account shall be credited, on the first Business Day following the Business Day on which the Co-Agent determines that immediately available funds have been received and shall be applied as contemplated by ss.2.10.2, (ii) all funds and cash proceeds in the form of a wire transfer received in the Concentration Account shall be credited on the first Business Day following the Business Day on which the Concentration Account has been credited with such funds (or up to such later date as the Co-Agent determines that collected funds have been received and are immediately available), and shall be applied as contemplated by ss.2.10.2, and (iii) all funds and cash proceeds in the form of an automated clearing house transfer received in the Concentration Account shall be credited, on the next Business Day following the Business Day that the Concentration Account was credited with such funds (or up to such later date as the Co-Agent determines that collected funds have been received and are immediately available), and shall be applied as contemplated by ss.2.10.2.

                  (c) For purposes of the foregoing provisions of this ss.2.10.1, the Concentration Account shall not be deemed to have received any such funds or cash proceeds on any day unless the Concentration Account Bank has received such funds for credit to the Concentration Account before 2:30 p.m. (New York City, New York time) on such day or before such other time on that day as the Concentration Account Bank establishes as its "cut off" time for credit on that day. The Borrowers further acknowledge and agree that any provisional credits or credits in respect of wire or automatic clearing house funds transfers that may be granted shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Concentration Account Bank in accordance with the Concentration Account Bank's customary procedures and practices for collecting provisional items or receiving settlement of funds transfers.

                  2.10.2. APPLICATION OF PAYMENTS PRIOR TO TERMINATION DECLARATION DATE.

                           (a) The provisions of this ss.2.10.2(a) apply (x) prior to the Cash Sweep Date and prior to the occurrence of the Termination Declaration Date, to funds transferred to the Concentration Account and for which the Borrowers have received credits, but only to the extent that the funds have not been credited to the Borrowers' operating account at the Concentration Account Bank pursuant to ss.2.10.1(a), and (y) on and after the Cash Sweep Date and prior to the occurrence of the Termination Declaration Date, to all funds transferred to the Concentration Account and for which the Borrowers have received credits. The funds shall be applied to the Obligations as follows:

                           (i) first, if on a Settlement Date, to pay interest
                  then due and payable on, and then principal of, the Swing Line Loans;

                           (ii) second, to pay interest on the Loans (other than
                  the Swing Line Loans) then due and payable and any other Obligations (other than principal on the Swing Line Loans) then due and payable;

                           (iii) third, to reduce the principal of the Loans;

                           (iv) fourth, if a Default or Event of Default has
                  occurred and is then continuing, to cash collateralize outstanding Letters of Credit in an amount equal to 105% of the Letter of Credit Obligations; and

                           (v) fifth, to the Borrowers' operating account at the
                  Concentration Account Bank.

                  (b) All prepayments of the Loans pursuant to this ss.2.10.2, other than the prepayment of the Swing Line Loans, shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of Loans outstanding owing to the Lenders, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Prior to any Settlement Date, however, all prepayments of the Loans shall be applied, in accordance with this ss.2.10.2, first to outstanding Swing Line Loans advanced by the Co-Agent.

         2.11. REPAYMENTS OF LOANS AFTER TERMINATION DECLARATION DATE. Following the occurrence of the Termination Declaration Date, all funds transferred to the Concentration Account and for which the Borrowers have received credits, and all other collections, Inventory Decline Repayments, Asset Disposition Repayments and Net Cash Proceeds, shall be applied to the Obligations in accordance with ss.15.4.

3.  REPAYMENT OF THE LOANS.

         3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2.  MANDATORY REPAYMENTS OF LOANS.

                  (a) If at any time the sum of the aggregate outstanding amount of the Loans and the Letter of Credit Obligations exceeds the least of
         (i) the Total Commitment in effect at such time MINUS the Commitment Reserve, (ii) the Borrowing Base or (iii) the amount approved to be borrowed by way of Loans and Letter of Credit Obligations in the Final Order, then the Borrowers shall immediately pay the amount of such excess to the Co-Agent for the respective accounts of the Lenders for application; FIRST, to pay principal of Loans advanced by the Co-Agent pursuant to ss.2.6.2; SECOND, to pay the principal of Loans (other than Loans advanced by the Co-Agent pursuant to ss.2.6.2); and THIRD, to provide the Co-Agent cash collateral for the Letter of Credit Obligations as contemplated by ss.4.1.3. Each prepayment of Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                  (b) Prior to the Termination Declaration Date, in the event that any quarterly Consolidated balance sheet of the Borrowers delivered to the Lenders after the delivery of the Borrowers' audited Consolidated balance sheet for the year ending December 31, 2002, shows a decline in the value of their Inventory in excess of 25% from the value of such Inventory shown on such audited Consolidated balance sheet of the Borrowers, the Borrowers shall thereupon make a payment (an "INVENTORY DECLINE REPAYMENT") to the Co-Agent to be applied in accordance with ss.2.10.2 equal to the greater of (a) the amount of such excess, MINUS the amount of any earlier Inventory Decline Repayments, and (b) zero.

                  (c) In accordance with the terms of, and to the extent provided for in, ss.ss.2.10.2 and 2.11, the Borrowers shall, immediately upon the receipt thereof, prepay the outstanding Loans in an amount equal to the Net Cash Proceeds received from the sale or other disposition of assets.

         3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrowers shall give the Agents no later than 11:00 a.m., New York City, New York time, on the Business Day prior to any proposed prepayment pursuant to this ss.3.4 of any Loan, specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in a minimum amount of $500,000 or an integral multiple thereof and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment. Each partial prepayment shall be allocated among the Lenders in accordance with their respective Commitment Percentages, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.  LETTERS OF CREDIT.

         4.1.  LETTER OF CREDIT COMMITMENTS.

                  4.1.1. ISSUANCE. (a) Subject to the terms and conditions of this Credit Agreement, the Co-Agent and the Lenders agree to incur, from time to time prior to the Termination Date, upon the request of the Borrowers and for the Borrowers' joint and several accounts, Letter of Credit Obligations by causing standby Letters of Credit to be issued, extended or renewed by GECC, a Subsidiary of GECC, Fleet or another bank or other legally authorized Person selected by or acceptable to the Co-Agent in its sole discretion (each, an "L/C ISSUER") for the Borrowers' joint and several accounts; PROVIDED, HOWEVER, that, after giving effect to such request, (i) the aggregate amount of all such Letter of Credit Obligations (including those in respect of the Existing Letters of Credit) shall not at any time exceed the lesser of (A) Thirty Million Dollars ($30,000,000) and (B) any specific amount approved by the Bankruptcy Court solely for Letter of Credit Obligations in the Final Order and (ii) the sum of the Letter of Credit Obligations (including those in respect of Existing Letters of Credit) and the Loans outstanding shall not exceed the least of (A) the Total Commitment at such time MINUS the Commitment Reserve, (B) the Borrowing Base and (C) the amount approved to be borrowed by way of Loans and Letter of Credit Obligations in the Final Order.

                  (b) In order to effect such undertaking, if the L/C Issuer is not also a Lender, the Co-Agent may guaranty the Borrowers' reimbursement and other obligations to the L/C Issuer with respect to any Letter of Credit. In any event, each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the guaranty or the written consent of the Co-Agent, as more fully described in ss.4.1.2 below.

                  (c) No Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise agreed by the Agents, in their sole discretion. The Agents and the Lenders shall be under no obligation to incur Letter of Credit Obligations in respect of, or to purchase risk participations in, any Letter of Credit having an expiry date that is later than the Termination Date unless the Letter of Credit is an Existing Letter of Credit or unless otherwise agreed to by the Agents.

                  4.1.2. LOANS AUTOMATIC; PARTICIPATIONS. In the event that the Co-Agent or any Lender which is an L/C Issuer shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Loan made to the Borrowers under this Credit Agreement regardless of whether a Default or Event of

         Default has occurred and is continuing and notwithstanding the Borrowers' failure to satisfy the conditions precedent set forth in ss.14, and each Lender shall be obligated to pay its Commitment Percentage thereof. Upon demand by the Co-Agent, each Lender shall make available to the Co-Agent for the Co-Agent's own account or, as the case may be, the account of the Lender which is an L/C Issuer, the Lender's Commitment Percentage of any such Loan. The failure of any Lender to do so shall not relieve any other Lender of its obligation hereunder to make available to the Co-Agent its Commitment Percentage of the Loan, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Commitment Percentage of the Loan. If any Lender fails to make available to the Co-Agent for the Co-Agent's own account the Lender's Commitment Percentage of any such Loan, the provisions of ss.2.7.2 shall apply for the benefit of the Co-Agent or the Lender which is an L/C Issuer.

                  4.1.3.  TERMS OF LETTERS OF CREDIT.

                  (a) If the Borrowers are required to provide cash collateral in accordance with ss.ss.4.13(b) or ss.15.4 or for any Letter of Credit Obligations pursuant to this Credit Agreement prior to the Termination Date, the Borrowers will pay to the Co-Agent for the ratable benefit of itself and the Lenders cash or cash equivalents acceptable to the Co-Agent ("CASH EQUIVALENTS") in an amount equal to 105% of the Letter of Credit Obligations. Such funds or Cash Equivalents shall be held by the Co-Agent in a cash collateral account (the "CASH COLLATERAL ACCOUNT") maintained at a bank or financial institution acceptable to the Co-Agent. The Cash Collateral Account shall, if not held in the name of the Co-Agent, be held in the name of the Borrowers and shall be pledged to, and subject to the control of, the Co-Agent, for the benefit of the Co-Agent and Lenders, in a manner satisfactory to the Co-Agent. The Co-Agent agrees to cause the bank or other financial institution with which the Cash Collateral Account is maintained to agree not to exercise any right of recoupment or setoff with respect to the Cash Collateral Account or to assert any Lien against or in the Cash Collateral Account on account of any credit or obligation owed to the bank or other financial institution by any of the Borrowers, except for customary charges approved by the Agents.

                  (b) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Termination Declaration Date, the Borrowers shall provide cash collateral therefor in the manner described above. Upon a reduction (but not termination) of the Total Commitment to an amount less than the Letter of Credit Obligations, the Borrowers shall provide cash collateral equal to 105% of the amount of such difference in the manner described above.

                  (c) From time to time after funds are deposited in the Cash Collateral Account by the Borrowers the Co-Agent may, except as may be otherwise provided in ss. 15.4, apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as the Co-Agent may elect, as shall be or shall become due and payable by the Borrowers to the Co-Agent and the Lenders with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Obligations of the Borrowers then due and payable.

                  (d) None of the Borrowers nor any Person claiming on behalf of or through any of the Borrowers shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account so long as any of the Obligations remain outstanding and the Total Commitment has not been terminated. Except as may be otherwise provided in ss.15.4, upon the termination or satisfaction in cash of all Letter of Credit Obligations and the payment of all amounts payable by the Borrowers to the Agents and the Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations and the termination of the Total Commitment, any remaining amount shall be paid to the Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of the Borrowers.

                  4.1.4. FEES AND EXPENSES. The Borrowers agree to pay to the Co-Agent, as compensation for Letter of Credit Obligations, (i) for the account of the Co-Agent or any Lender, all costs and expenses incurred by the Co-Agent or such Lender on account of such Letter of Credit Obligations, and (ii) for the ratable accounts of the Lenders, for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "LETTER OF CREDIT FEE") in an amount equal to three and one-quarter percent (3.25%) of the Letter of Credit Obligations outstanding on the first Business Day of the month, divided by twelve. The Letter of Credit Fee for each month shall be paid to the Co-Agent for the benefit of the Lenders in arrears, on the first Business Day of the month and on the Termination Date. In addition, the Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the fronting, issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued; provided the Co-Agent shall use commercially reasonably efforts to negotiate for the fronting fee for any Letter of Credit not to exceed 0.25% of the maximum drawing amount of such Letter of Credit.

                  4.1.5. REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS. The Borrowers shall give the Co-Agent at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer and the Co-Agent) and a completed application for the Letter of Credit in a form satisfactory to the L/C Issuer and the Co-Agent. Letter of Credit applications by the Borrowers and approvals by the Co-Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among the Borrowers, the Co-Agent and the L/C Issuer.

         4.2. OBLIGATION OF THE BORROWERS. The obligation of the Borrowers to reimburse the Co-Agent and the Lenders for payments made with respect to any Letter of Credit Obligation shall be joint and several, absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to the Co-Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrowers and the Lenders shall be paid strictly in accordance with the terms hereof under all circumstances notwithstanding the existence of any of the following:

                  (a) any lack of validity or enforceability of any Letter of Credit or this Credit Agreement, any other Loan Documents or any other agreement;

                  (b) the existence of any claim, setoff, defense or other right that any Borrower or any of the Borrowers' respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Credit Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) payment by the Co-Agent (except as otherwise expressly provided in ss.4.3(b)(iii) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                  (e) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

                  (f) the fact that a Default or an Event of Default has occurred and is continuing.

         4.3.  INDEMNIFICATION; NATURE OF LENDERS' DUTIES.

                  (a) In addition to amounts payable as elsewhere provided in this Credit Agreement, the Borrowers hereby agree on a joint and several basis to pay and to protect, indemnify, and save harmless the Co-Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that the Co-Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance, extension or renewal of any Letter of Credit or guaranty thereof, or (ii) the failure of the Co-Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of the Co-Agent or such Lender (as finally determined by a court of competent jurisdiction).

                  (b) As between the Co-Agent and any Lender and the Borrowers, the Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, no Agent or Lender shall be responsible for:
         (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; PROVIDED, that in the case of any payment by the Co-Agent under any Letter of Credit or guaranty thereof, the Co-Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (vi) errors in interpretation of technical terms; (v) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) any consequences arising from causes beyond the control of the Co-Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of the Co-Agent's or any Lender's rights or powers hereunder or under this Credit Agreement.

                  (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by the Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among the Borrowers and the L/C Issuer.

5.  WAIVER OF SURETYSHIP DEFENSES.

         Each of the Borrowers waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any of the other Borrowers or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Borrowers agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Borrower hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any of the other Borrowers or any other Person primarily or secondarily liable with respect to any of the Obligations; (ii) the addition, substitution or release of any entity or other Person primarily or secondarily liable for any Obligation; (iii) the adequacy of any rights which any Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (iv) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which any Agent or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (v) any other act or omission which might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower. To the fullest extent permitted by law, each of the Borrowers hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent any Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Borrower before or after such Agent's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by any Agent or any Lender.

6.  CERTAIN FEES.

         6.1. CLOSING FEE. A closing fee in the amount of $750,000 shall be fully earned by the Lenders on the Closing Date. The Borrowers jointly and severally agree to pay the closing fee on the Closing Date to the Co-Agent, for the PRO RATA accounts of the Lenders in accordance with their Commitment Percentages.

         6.2. SYNDICATION FEE. A syndication fee in the amount of $750,000 shall be fully earned by the Syndication Agent on the Closing Date. The Borrowers jointly and severally agree to pay the syndication fee on the Closing Date to the Syndication Agent.

         6.3. FEE CREDITS. GECC hereby agrees that the Borrowers shall receive a credit against that portion of each of the closing fee and the syndication fee payable to GECC equal to the sum of (i) the commitment fee of $500,000 paid pursuant to the commitment letter dated December 5, 2002 between GECC and the Parent, and (ii)(A) the good faith deposit of $500,000 paid pursuant to the letter of interest dated November 12, 2002, between GECC and the Parent, MINUS
(B) the out of pocket expenses incurred and estimated to be incurred by GECC in connection with this Credit Agreement from November 12, 2002 through the Closing Date and for post-closing matters. GECC further agrees that the Borrowers shall receive a credit of $562,500 against any closing fees that the Borrowers may incur in connection with any exit financing provided by the Capital Funding Unit of GECC in connection with a Reorganization Plan. Nothing contained in the foregoing sentence, however, constitutes a commitment by GECC or any other Lender to provide any such exit financing.

         6.4. AGENTS' FEE. The Borrowers jointly and severally agree to pay to the Co-Agent monthly in advance commencing on January 1, 2003 and on the first Business Day of each calendar month thereafter an Agents' fee (the "AGENTS' FEE") in the amount of $20,000. Fifty percent (50%) of such Agents' Fee shall be for the Co-Agent's own account, and the other fifty percent (50%) of such fee shall be paid to the Administrative Agent, for the benefit of the Lenders (other than a Lender which is also the Co-Agent), according to the allocation agreed to among such Lenders.

         6.5. NATURE OF FEES. All of the above fees will be fully-earned on the Closing Date and will be non-refundable.

7.  CERTAIN GENERAL PROVISIONS.

         7.1.  FUNDS FOR PAYMENTS.

                  7.1.1. PAYMENTS TO CO-AGENT. All payments of principal, interest, Letter of Credit Obligations, commitment fees, Letter of Credit Fees, Agents' Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Co-Agent, for the respective accounts of the Lenders and the Agents, at the Co-Agent's Office or at such other location that the Co-Agent may from time to time designate, in each case in Dollars and in immediately available funds not later than 12:00 noon (New York City, New York time) on the due date of such payment. Each of the Borrowers hereby expressly authorizes the Co-Agent to charge any deposit account of such Borrower with the Co-Agent, Fleet or any Concentration Account Bank or to advance Loans hereunder to effect any payments due hereunder or under the other Loan Documents.

                  7.1.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Co-Agent, for the account of the Lenders, the Co-Agent or the Administrative Agent (as the case may be), on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders, the Co-Agent or the Administrative Agent (as the case may be) to receive the same net amount which the Lenders, the Co-Agent or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agents certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         7.2. COMPUTATIONS. All computations of interest on the Loans and of commitment fees and other fees hereunder expressed on a "per annum" basis shall be based on a 365-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any other Loan Document becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Index Rate is a floating rate determined for each day. Each determination by the Administrative Agent of the Index Rate and any fees hereunder shall be final, binding and conclusive on the Borrowers, absent manifest error. The outstanding amount of the Loans as reflected on the Note Records from time to time shall, with respect to the Borrowers, be considered correct and binding unless within five (5) Business Days after receipt of any notice from the Administrative Agent, the Co-Agent or any of the Lenders of such outstanding amount, the Borrowers shall notify the Administrative Agent, the Co-Agent or such Lender to the contrary or the Administrative Agent, the Co-Agent or such Lender shall notify the Borrowers to the contrary.

         7.3. CAPITAL ADEQUACY. If after the date hereof any Lender, the Co-Agent or the Administrative Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (ii) compliance by such Lender, the Co-Agent or the Administrative Agent or any corporation controlling such Lender, the Co-Agent or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's, the

Co-Agent's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender, the Co-Agent or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's, the Co-Agent's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender, the Co-Agent or the Administrative Agent (as the case may be) to be material, then such Lender, the Co-Agent or the Administrative Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Index Rate, the Borrowers jointly and severally agree to pay such Lender, the Co-Agent or the Administrative Agent (as the case may be) for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender, the Co-Agent or the Administrative Agent (as the case may be) of a certificate in accordance with ss.7.4 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         7.4. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.7.3 and a brief explanation of such amounts which are due, submitted by any Lender, the Co-Agent or the Administrative Agent to the Borrowers, shall be PRIMA FACIE evidence, absent manifest error, that such amounts are due and owing.

         7.5. INTEREST AFTER DEFAULT. During the continuance of an Event of Default, the principal of the Loans shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to ss.27, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to ss.2.5. During the continuance of an Event of Default, the Letter of Credit Fee shall be the rate per annum equal to two percent (2%) above the rate otherwise applicable.

         7.6. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement, any Note or any other Loan Document, the maximum amount of interest which may be charged to or collected from any Person liable hereunder, under any Note or under any other Loan Document by any Lender, shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "MAXIMUM RATE") which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed, as to any Person liable therefor, the Maximum Rate, and any term of this Credit Agreement, any Note or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section. If, in respect of any applicable period, the effective interest rate on any amounts owing pursuant to this Credit Agreement, the Notes or any of the other Loan Documents, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, and if in any applicable period, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such future applicable period shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that a court of competent jurisdiction shall, notwithstanding the provisions of this ss.7.6, determine that any Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Rate, such excess shall, to the extent permitted by applicable law, be applied first to any interest not in excess of the Maximum Rate then due and not yet paid, then to the outstanding principal of the Loans, then to fees and any other unpaid Obligations, and thereafter shall be refunded to the Borrowers or as a court of competent jurisdiction may otherwise order. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Credit Agreement is less than the total amount of interest which would have been paid or accrued had the interest not been limited hereby to the Maximum Rate, then the Borrowers shall, to the extent permitted by applicable law, pay to the Lenders hereunder or under the Notes an amount equal to the excess, if any, of
(a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect with respect to the Obligations hereunder or under the Notes and (ii) the amount of interest which would have accrued had the applicable effective interest rate not been limited hereunder by the Maximum Rate over (b) the amount of interest actually paid or accrued under this Credit Agreement. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrowers and any Lender, the Co-Agent or the Administrative Agent, as the case may be, shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (ii) exclude any voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The term "applicable law" as used in this ss.7.6 means the law chosen pursuant to ss.22 hereof or, if (despite the parties' intentions otherwise) the forum court does not enforce such contractual choice of law, the applicable law after the forum court applies the choice of law rules of the forum, including any federally mandated choice of law. The term includes applicable federal law, such as the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended.

8.  PRIORITY AND COLLATERAL SECURITY.

         8.1. SUPERPRIORITY CLAIMS AND COLLATERAL SECURITY. The Borrowers hereby represent, warrant and covenant on a joint and several basis that, except as otherwise expressly provided in this paragraph, all of the Obligations, upon entry of the Final Order Amendment:

                  (a) shall at all times constitute a Superpriority Claim having priority, pursuant to Sections 364(c)(1) of the Bankruptcy Code, over the other Superpriority Claims granted as adequate protection in respect of the Prepetition Lenders and any other claims of any entity, including, without limitation, any claims under Sections 503, 506(c), 507, 1113, and 1114 of the Bankruptcy Code, and

                  (b) pursuant to Sections 364(c)(2) and (3) and 364(d) of the Bankruptcy Code and the Security Documents, shall at all times be secured by a first priority perfected Lien in all of the assets, whether now owned or hereafter acquired of the Borrowers and their estates, pursuant to the terms of the Security Documents.

Such Superpriority Claim shall not include Avoidance Actions but shall be subject to the Carve Out. Such Lien shall not extend to Avoidance Actions and shall be subject to the Carve Out, but otherwise such Lien shall be senior in priority to the adequate protection Liens securing the Prepetition Lender Debt and all other Liens other than Permitted Prior Liens. The Liens securing the Obligations shall not be subject to Section 551 of the Bankruptcy Code, unless the transfer avoided was to or for the benefit of the Prepetition Agents and the Prepetition Lenders.

         8.2. COLLATERAL SECURITY PERFECTION. Each of the Borrowers agrees to take all action that the Administrative Agent or any Lender may reasonably request as a matter of nonbankruptcy law to perfect and protect the Agents' and the Lenders' Liens upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Administrative Agent or any Lender may reasonably request. Each Borrower hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as "all assets of such Borrower" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of
Article 9 of the Uniform Commercial Code of any jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including
(i) whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Borrower agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request.

         8.3. NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrowers agrees that (i) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), (ii) the Superpriority Claim granted to the Agents and Lenders pursuant to the Final

Order and the Liens granted to the Administrative Agent, for the benefit of the Agents and the Lenders, pursuant to the Final Order and the Security Documents, shall not be affected in any manner by the entry of an order confirming a Reorganization Plan and (iii) none of the Borrowers shall propose or support any Reorganization Plan that is not conditioned upon the payment in full in cash, on or prior to the Termination Date, of all of the Obligations, and, with respect to Obligations arising pursuant to ss.18.1 or ss.18.2 after such date, thereafter for the payment in full of such Obligations in cash when due and payable.

9.  REPRESENTATIONS AND WARRANTIES.

         The Borrowers hereby represent and warrant on a joint and several basis to the Lenders and the Agents as follows:

         9.1.  CORPORATE AUTHORITY.

                  9.1.1. ORGANIZATION; GOOD STANDING. Each of the Borrowers (i) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its state of incorporation, organization or formation, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower.

                  9.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers is a party and the transactions contemplated hereby and thereby (i) are within the requisite authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings (or similar proceedings), (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of the Borrowers.

                  9.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which any of the Borrowers is a party will, upon entry of the Final Order Amendment, result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         9.2. GOVERNMENTAL APPROVALS. Except for the entry of the Final Order Amendment, the execution, delivery and performance by any of the Borrowers of this Credit Agreement and the other Loan Documents to which any of the Borrowers is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Governmental Authority other than those already obtained.

         9.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 9.3 hereto, each of the Borrowers owns all of the assets reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date or acquired since that date (except pursuant to the Exchange Agent Agreement and except property and assets sold or otherwise disposed of in the ordinary course of business since that date or which have been disclosed to the Agents), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         9.4.  FISCAL YEAR; FINANCIAL STATEMENTS; PROJECTIONS.

                  9.4.1. FISCAL YEAR, FISCAL QUARTERS. Each of the Borrowers has a fiscal year which is the twelve months ending on December 31 of each calendar year. Each of the Borrowers has fiscal quarters ending on calendar quarters.

                  9.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrowers as at the Balance Sheet Date, and a consolidated statement of income of the Borrowers for the fiscal year then ended, audited by Arthur Andersen LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrowers as of such date involving material amounts, known to the officers of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto, other than cure payments in connection with executory contracts to be assumed and other claims arising in the Cases that are reasonably anticipated to be classified as general unsecured claims.

                  9.4.3. CASH BUDGET. The Borrowers have delivered to the Agents and each of the Lenders a projected cash revenue and expense budget dated December 4, 2002 for the period through June 30, 2003. The budget has been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable assumptions. To the knowledge of the Borrowers, no facts exist that (individually or in the aggregate) would result in any material change in the budget that has not been disclosed to the Agents.

         9.5. NO MATERIAL CHANGES. Except as disclosed in the Parent's filings with the Securities and Exchange Commission or the Bankruptcy Court prior to the Closing Date, since the Balance Sheet Date, there has occurred no materially adverse change in the condition (financial or otherwise), operations, performance, properties, or prospects of the Borrowers as shown on or reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than (i) changes in the Borrowers' financial performance which are reflected in the budget referred to in ss.9.4.3, (ii) the continuation of the Cases, and
(iii) changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers, considered as a whole. Since the Balance Sheet Date, the Parent has not made any Distribution, and except for Distributions to other Borrowers, the Borrowers other than the Parent have not made any Distributions since the Balance Sheet Date.

         9.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. SCHEDULE 9.6 attached hereto contains a true, complete and current listing of all copyrights, copyright applications, trademarks, trademark rights, trade names, patents, patent rights or licenses, patent applications and other intellectual property rights of the Borrowers that are registered with any Governmental Authority as of the Closing Date. Each of the Borrowers owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower is liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations.

         9.7. LITIGATION. Except for the Cases and as set forth in SCHEDULE 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         9.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Except as disclosed on
SCHEDULE 9.8, none of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers, considered as a whole. Other than as set forth on SCHEDULE 9.8 and other than contracts which the Borrowers may reject as executory contracts in the Cases and for which they are under no material economic compulsion to fail to reject, none of the Borrowers is a party to any contract or agreement that has or is expected, in the judgment of such Borrower's officers, to have any materially adverse effect on the business of such Borrower.

         9.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except as set forth on SCHEDULE 9.9, none of the Borrowers is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers, considered as a whole.

         9.10. TAX STATUS. The Borrowers (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes of the Borrowers in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         9.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         9.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of the Borrowers an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         9.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage, or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or any rights relating thereto.

         9.14. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 9.14 and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers is presently a party to any transaction with any of the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

         9.15. EMPLOYEE BENEFIT PLANS.

                  9.15.1. IN GENERAL. Except as shown on SCHEDULE 9.15.1 hereto, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by ss.412 of ERISA. The Borrowers have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  9.15.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws or to the extent taken into account in the latest actuarial valuation of post-employment benefit obligations (FASB No. 10Bb report). By their respective terms, and except as limited as a result of the filing of the Cases, the Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person.

                  9.15.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received and remains in effect with respect to any Guaranteed Pension Plan, and none of the Borrowers or any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived or attributable to the filing of the Cases), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC.

                  9.15.4. MULTIEMPLOYER PLANS. None of the Borrowers or any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. None of the Borrowers or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

                  9.16. USE OF PROCEEDS.

                  9.16.1. GENERAL. The proceeds of the Loans shall be used and Letters of Credit shall be issued solely for working capital and general corporate purposes, including, without limitation, the payments on the Prepetition Lender Debt to the extent provided in the Final Order.

                  9.16.2. REGULATIONS U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         9.17. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, have determined that:

                  (a) except as set forth on SCHEDULE 9.17 attached hereto, none of the Borrowers or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of any of the Borrowers;

                  (b) except as set forth on SCHEDULE 9.17 attached hereto, none of the Borrowers has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.

         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority or other third party has conducted or has ordered that any of the Borrowers conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
         (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on SCHEDULE 9.17 attached hereto, (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate, except where the presence of such underground tank or other underground storage receptacle could not be reasonably expected to have a material adverse effect on the value of any of the Real Estate or a material adverse effect on the Borrowers as a whole; (ii) in the course of any activities conducted by any of the Borrowers or operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) except as set forth on SCHEDULE 9.17 attached hereto, none of the Borrowers or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any leasehold mortgage or to the effectiveness of any other transactions contemplated hereby.

         9.18. SUBSIDIARIES; CAPITALIZATION, ETC. All Subsidiaries, direct and indirect, of the Borrowers are listed on SCHEDULE 9.18 hereto. None of the Borrowers or any Subsidiary of the Borrowers is engaged in any joint venture or partnership with any other Person. The capitalization of each of the Borrowers consists of (i) the number of shares authorized, issued and outstanding, of such classes and series, with or without par value or (ii) the partnership interests, in each case described on SCHEDULE 9.18. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders or partners, as the case may be, of each of the Borrowers (other than the Parent) and the number of shares (or partnership interests, as the case may be) owned by each as of the Closing Date are described on SCHEDULE 9.18. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any of the Borrowers (other than the Parent) as of the Closing Date, except as described on SCHEDULE 9.18.

         9.19. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to any of the Borrowers in the case of any document or information not furnished by it) necessary in order to make the statements herein or therein not misleading. Except for the Cases and except as set forth on SCHEDULE 9.19, there is no fact known to any of the Borrowers which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of any of the Borrowers, considered as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         9.20. PERFECTION OF SECURITY INTEREST. Upon the entry of the Final Order Amendment, to the extent requested by the Administrative Agent, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings, or other defenses. The Borrowers are the owners of the Collateral, free from any lien, security interest, encumbrance, or any other claim or demand, except for Permitted Liens.

         9.21. BANK ACCOUNTS. SCHEDULE 9.21 hereto sets forth the account numbers and location of all bank accounts of the Borrowers, as such Schedule may be updated from time to time pursuant to ss.11.13.

         9.22. FILED ENTITIES. All Subsidiaries of the Borrowers are debtors in the Cases in the Bankruptcy Court.

         9.23. ELIGIBLE RECEIVABLES; ELIGIBLE RENTAL EQUIPMENT. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables. All of the Inventory of the Borrowers reflected in the computations of Eligible Rental Equipment included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Rental Equipment.

10.  AFFIRMATIVE COVENANTS OF THE BORROWERS.

         The Borrowers covenant and agree on a joint and several basis that, so long as any Loan, Letter of Credit Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Co-Agent or any Lender has any obligation to incur any Letter of Credit Obligations:

         10.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, the Letter of Credit Fees, the commitment fees, and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Borrowers is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         10.2. MAINTENANCE OF OFFICE. Each of the Borrowers will maintain its chief executive office in 450 East Las Olas Blvd., Suite 1400, Ft. Lauderdale, Florida 33301, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Agents, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made. Each of the Borrowers will give the Agents thirty days prior written notice of any change in the location of its chief executive office.

         10.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, and (iii) at all times engage Ernst & Young or other independent certified public accountants reasonably satisfactory to the Administrative Agent as the independent certified public accountants of such Borrower and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of such Borrower and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Administrative Agent.

         10.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Lenders:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of the fiscal year of the Borrowers ended December 31, 2002, the consolidated balance sheet of the Borrowers as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified by Ernst & Young or by other independent certified public accounts satisfactory to the Administrative Agent;

                  (b) as soon as practicable, but in any event within forty-five
         (45) days of the end of each fiscal quarter of the Borrowers commencing with the fiscal quarter ended December 31, 2002, copies of the unaudited consolidated balance sheet of the Borrowers as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrowers' fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial position of the Borrowers on the date thereof (subject to year-end adjustments);

                  (c) as soon as practicable, but in any event within forty-five
         (45) days of the end of the calendar month ending December 31, 2002, and within thirty (30) days after the end of each calendar month thereafter, unaudited monthly consolidated financial statements of the Borrowers for such month, each prepared in accordance with generally accepted accounting principles;

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a), (b) and (c) above, a statement certified by the principal financial or accounting officer of the Parent in form and substance satisfactory to the Agents (the "COMPLIANCE CERTIFICATE") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.12 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (e) promptly, copies of all pleadings, papers, notices, orders and other papers filed in or issued from the Bankruptcy Court or any appellate court in the Cases and copies of all reports filed with the Office of the United States Trustee relating to any of the Cases;

                  (f) on the first Business Day of each month, a rolling thirteen (13) week cash flow projection, of the Borrowers in a form and in such detail as is reasonably satisfactory to the Administrative Agent, updating the prior cash flow projection and, for prior periods ending up to one week prior to the date of the report, showing actual performance and any variances of actual performance from projected performance;

                  (g) from time to time upon request of any Agent, a summary of accounts receivable and accounts payable of the Borrowers, including accounts payable to lessors of goods and holders of Prior Permitted Liens on account of dispositions of goods or collateral;

                  (h) not less frequently than semi-monthly, and from time to time upon any Agent's request, a Borrowing Base Certificate in the form of EXHIBIT D attached hereto (the "BORROWING BASE CERTIFICATE");

                  (i) from time to time upon request, a written or oral report, in detail reasonably satisfactory to any Agent, as to the status of the Reorganization Plan; and

                  (j) from time to time such other financial data and information (including accountants' management letters) as any Agent may reasonably request.

         10.5.  NOTICES.

                  10.5.1. DEFAULTS. The Borrowers will promptly notify the Agents and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to each of the Agents and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  10.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to the Agents (i) of any material violation of any Environmental Law that any of the Borrowers reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of any of the Borrowers, or the Administrative Agent's security interests pursuant to the Security Documents and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of any of the Borrowers, or the Administrative Agent's security interests pursuant to the Security Documents.

                  10.5.3. NOTICE OF LITIGATION AND JUDGMENTS. The Borrowers will give notice to the Agents in writing within ten (10) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or to which any of the Borrowers is or becomes a party involving an uninsured claim against any of the Borrowers, that could reasonably be expected to have a materially adverse effect on any of the Borrowers and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Agents, in writing, in form and detail satisfactory to the Agents, within five (5) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers in an amount in excess of $250,000.

                  10.5.4. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrowers will, immediately upon becoming aware thereof, notify the Agents in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

                  10.5.5. NOTICE REGARDING EXECUTORY CONTRACTS. The Borrowers shall notify the Agents prior to any of the Borrowers rejecting any contract or making any motion to reject any contract, setting forth in such notice the Borrowers' reasons why such rejection (i) will be in the best interests of the Borrowers and (ii) will not have a material adverse effect on the Borrowers, considered as a whole, and avoid proceeding with such rejection if such rejection will have a material adverse effect on the Borrowers, considered as a whole.

         10.6.  CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES; ETC.

                  (a) Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises.

                  (b) Each of the Borrowers (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will continue to engage primarily in the businesses now conducted by it and in related businesses; PROVIDED that nothing in this ss.10.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its business and that do not in the aggregate materially adversely affect the business of the Borrowers on a consolidated basis.

         10.7. INSURANCE. Each of the Borrowers will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and reasonably satisfactory to the Administrative Agent.

         10.8. TAXES. Each of the Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that each of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         10.9.  INSPECTION OF PROPERTIES AND BOOKS; INFORMATION.

                  (a) Each of the Borrowers shall permit the Lenders, through any Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as any Agent or any Lender may reasonably request.

                  (b) Each of the Borrowers shall continue to cooperate fully with the Agents, the Agents' Special Counsel and their representatives, and use their best efforts to provide such information, documentation and records as any of them may reasonably request concerning the operations of the Borrowers, payables related thereto and other matters, such that all such information will be presented to the Agents as promptly as practicable after any reasonable request therefor by any Agent, the Agent's Special Counsel or any of their representatives.

         10.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will comply with (i) in all material respects, the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) except for executory contracts rejected by such Borrower in compliance with the requirements of ss.10.5.5 or as otherwise permitted by the Bankruptcy Code or by order of the Bankruptcy Court, all contracts, agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from the Bankruptcy Court or any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers may fulfill any of its obligations hereunder or any of the other Loan Documents to which any of the Borrowers is a party, each of the Borrowers will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Lenders with evidence thereof.

         10.11. EMPLOYEE BENEFIT PLANS. Each of the Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agents a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agents any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA (and any other substantive correspondence from or with the PBGC regarding the Guaranteed Pension Plans), or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         10.12. USE OF PROCEEDS. Each of the Borrowers will use the proceeds of the Loans and will obtain Letters of Credit solely for the purposes set forth in ss.9.16.

         10.13. CASH MANAGEMENT ARRANGEMENTS; DEPOSITORY ARRANGEMENTS.

                  (a) Each of the Borrowers shall implement (to the extent not already implemented) and maintain in place cash management arrangements as shall be in form and substance reasonably satisfactory to the Agents. Without limiting the generality of the foregoing, the parties agree that:

                           (i) all cash and cash equivalents held by the
                  Borrowers and all proceeds of Receivables and Inventory and other accounts, chattel paper, general intangibles, instruments and other payment rights for which any of the Borrowers is an obligee shall be deposited into either the Concentration Account or an agency account of one of the Borrowers subject to an Agency Account Agreement, except as otherwise permitted in subsection (d) below;

                           (ii) all cash and cash equivalents held by the
                  Borrowers and all such proceeds of Receivables and Inventory and other accounts, chattel paper, general intangibles, instruments and other payment rights shall, on each Business Day or such other frequency as may be agreed to by the Agents be transferred to the Concentration Account, to the extent not already transferred to the Concentration Account, for application to the Obligations pursuant to the provisions hereof; and

                           (iii) the Borrowers shall cause the Concentration
                  Account Bank to apply such proceeds credited to the Concentration Account so that the application is in accordance with ss.2.10.2 or, as the case may be, ss.2.11, the Borrowers hereby authorizing the Co-Agent to have control of the

                  Concentration Account and make such application without the consent of the Borrowers.

                  (b) In the event that, any of the Borrowers receives any cash, checks or other cash proceeds of Collateral, the Borrowers shall, promptly upon receipt thereof, in the identical form received (except for any endorsements thereon which may be required by the Co-Agent), cause such cash, checks and cash proceeds to be paid directly into the Concentration Account or into an agency account subject to an Agency Account Agreement, except as otherwise permitted in subsection (d) below.

                  (c) To the extent not already implemented, the Borrowers agree to implement the foregoing cash management arrangements as soon as practicable and in any event by the Closing Date.

                  (d) The Borrowers shall execute and deliver to the Administrative Agent an Agency Account Agreement for each bank account with an average weekly balance of $25,000 or greater. The Borrowers agree to use their best efforts to execute and deliver to the Administrative Agent an Agency Account Agreement for each Account with an average weekly balance of less than $25,000 (the "DESIGNATED ACCOUNTS"); provided that it shall not be an Event of Default if the Borrowers fail to obtain an Agency Account Agreement for one or more of such Designated Accounts, unless the Administrative Agent notifies the Borrowers in writing that the Borrowers must obtain an Agency Account Agreement for any of such Designated Accounts and the Borrowers fail to deliver such Agency Account Agreement to the Administrative Agent within fifteen (15) days of such request.

         10.14.  RETENTION OF COMMERCIAL FINANCE AUDITS AND APPRAISALS.

                  (a) Upon the reasonable request of any Agent, the Borrowers will obtain and deliver to the Agents, or, if the Agents so elect, will cooperate with the Agents in the Agents' obtaining, a report of an independent collateral auditor satisfactory to the Agents (which may be affiliated with any Agent or one of the Lenders) with respect to the components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered at the time of reference thereto is accurate and complete in all material respects based upon a review by such auditors of the Receivables (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of the Borrowers) and Eligible Rental Equipment. All such collateral value reports shall be conducted and made at the expense of the Borrowers.

                  (b) No later than March 31, 2003, the Borrowers shall deliver a desk-top appraisal report by Ritchie Brothers Inc., or another appraiser acceptable to the Agents, as of a recent date acceptable to the Agents and in form and substance and following methodologies satisfactory to the Agents, stating the then current orderly liquidation values of all of the rental equipment owned by the

         Borrowers. At such other times as may be determined by the Agents if an Event of Default shall have occurred and be continuing, the Borrowers shall also deliver to the Agents appraisal reports by Ritchie Brothers, Inc. or another appraiser acceptable to the Agents, which such appraisal reports shall be acceptable to the Agents in form and substance and following methodologies satisfactory to the Agents, stating the then current orderly liquidation values of all or any portion of the equipment or real estate owned by the Borrowers. In addition to the foregoing, the Borrowers shall provide the Agents with access to Ritchie Brothers, Inc. for purposes of enabling the Agents to obtain, from time to time (but not more frequently than monthly) an update to the latest appraisal delivered to the Agents pursuant to this Credit Agreement. All such appraisals shall be conducted and made at the expense of the Borrowers.

                  (c) Upon the reasonable request of any Agent, the Borrowers will obtain and deliver to the Agents, or, if the Agents so elect, will cooperate with the Agents in the Agents' obtaining, any other report of an appraiser or appraisers satisfactory to the Agents (which may be affiliated with any Agent or one of the Lenders) with respect to the other assets of any of the Borrowers. All such appraisals shall be conducted and made at the expense of the Borrowers.

                  (d) The Borrowers will cooperate with the Agents in the Agents' obtaining, as soon as practicable and in any event by January 15, 2003, (i) a report of an auditor, financial advisor, legal advisor or other professional satisfactory to the Agents (which may be affiliated with any Agent or one of the Lenders) or (ii) other evidence satisfactory to the Agents in their sole discretion, with respect to the Borrowers' ownership of Eligible Rental Equipment included in Borrowing Base Reports, free of Liens other than Permitted Liens specified in ss.11.2(b) or (e) and the Lien in favor of the Administrative Agent. The report and all related investigations shall be at the expense of the Borrowers. The Administrative Agent may in its sole discretion extend the deadline of January 15, 2003 set forth above.

         10.15. COLLATERAL PRESERVATION. Each of the Borrowers shall take all such further actions as the Administrative Agent may from time to time reasonably request to preserve, protect, perfect and ensure the priority of the Collateral, subject to Permitted Liens entitled to priority under applicable law.

         10.16. REAL ESTATE MATTERS. At the request of the Administrative Agent, the Borrowers shall execute such instruments, documents and agreements, and take such other action as shall be necessary to convey to the Administrative Agent, a first priority mortgage in any or all real property owned by any of the Borrowers, and in connection therewith, deliver such appraisals, environmental assessments, surveys, reports and information as the Administrative Agent shall require. At the request of the Administrative Agent, the Borrowers shall execute such instruments, documents and agreements, and take such other action as shall be necessary to convey to the Administrative Agent, a first priority mortgage in any or all real property leased by any of the Borrowers, and in connection therewith, deliver such appraisals, environmental assessments, surveys, reports and information as the Administrative Agent shall reasonably require.

         10.17. LANDLORDS AND WAREHOUSEMEN. At the request of the Administrative Agent, each of the Borrowers shall obtain and deliver to the Administrative Agent an agreement, in form and substance satisfactory to the Administrative Agent, regarding each property leased by the Borrowers on which Inventory is held or maintained and by each land landlord and each other third party in possession of any of the Collateral consisting of Inventory. Each such agreement delivered under this section shall include an acknowledgement of the first priority of the Lien of the Administrative Agent in such Inventory together with such other agreements as to access to such Collateral, free of any Lien or right of distraint of such party in possession, as the Administrative Agent may reasonably request.

         10.18. FURTHER ASSURANCES. Each of the Borrowers will cooperate with the Lenders and the Agents and execute such further instruments and documents as the Lenders or any Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

11.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

         The Borrowers covenant and agree on a joint and several basis that, so long as any Loan, Letter of Credit Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Co-Agent or any Lender has any obligation to incur any Letter of Credit Obligations:

         11.1 RESTRICTIONS ON INDEBTEDNESS. None of the Borrowers will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders and the Agents arising under any of the Loan Documents;

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) the Prepetition Lender Debt and Indebtedness existing on the date hereof and listed and described on SCHEDULE 11.1 hereto;

                  (d) Indebtedness of a Subsidiary of any of the Borrowers owing to such Borrower;

                  (e) (i) purchase money Indebtedness incurred by any of the Borrowers since the Filing Date in the ordinary course of business consistent with past practices in an aggregate amount not to exceed $10,000,000, (ii) Indebtedness arising since the Filing Date from the consignment of Inventory to any of the Borrowers in an aggregate amount not to exceed $5,000,000; PROVIDED, that the sum of all amounts outstanding under clauses (i) and (ii) shall not exceed an aggregate amount of $12,000,000 at any time; and (iii) to the extent that the Administrative Agent has consented thereto, Indebtedness incurred by any of the Borrowers, on terms and conditions substantially similar to those set forth in the Form Master Financing Agreement, with respect to inventory or equipment that was subject to Indebtedness or an operating lease described on SCHEDULE 11.1(E) hereto; and

                  (f) Indebtedness with respect to the indemnification of officers and directors of the Borrowers in the ordinary course of business consistent with past practices.

         11.2 RESTRICTIONS ON LIENS. None of the Borrowers will (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; PROVIDED that the Borrowers may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of the Borrowers on all or part of the assets of Subsidiaries of the Borrowers securing Indebtedness owing by Subsidiaries of the Borrowers to the Borrowers;

                  (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations or to secure statutory obligations arising in the ordinary course of the Borrowers' businesses consistent with past practices and other security deposits arising in the ordinary course of the Borrowers' business consistent with past practices;

                  (d) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the

         Borrowers shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) liens or claims of carriers, warehousemen, mechanics, and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations which are either
         (i) not overdue or (ii) being contested in good faith by the Borrowers;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any of the Borrowers is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers individually or of the Borrowers on a consolidated basis;

                  (g) liens existing on the date hereof and listed on SCHEDULE
         11.2 hereto and liens in favor of the Prepetition Agents and the Prepetition Lenders securing the Prepetition Lender Debt;

                  (h) liens in favor of the Administrative Agent or the Administrative Agent for the benefit of the Lenders and the Agents under the Loan Documents;

                  (i) adequate protection Liens in favor of holders of Prior Permitted Liens, ratable with the adequate protection Liens in favor of Prepetition Administrative Agent for the benefit of the Prepetition Lenders, to the extent permitted by the Final Order; and

                  (j) security interests in respect of Indebtedness permitted pursuant to ss.11.1(e).

Nothing contained in this Section subordinates the Liens in favor of the Administrative Agent under the Security Documents or the Final Order to any Permitted Lien that is not valid, perfected and entitled to priority over the Administrative Agent's Liens under applicable law or that is avoidable under the Bankruptcy Code. The Administrative Agent may, however, from time to time enter into agreements with holders of purchase money and other Liens securing Indebtedness permitted pursuant to ss.11.1(e) by which the Liens in favor of the Administrative Agent securing the Obligations are subordinated to the Liens of the holders in the applicable purchase money collateral, or the applicable inventory or equipment referred to in ss.11.1(e)(iii), securing the Indebtedness owed to the holders.

         11.3 RESTRICTIONS ON INVESTMENTS. None of the Borrowers will make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrowers;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of any Lender or any United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's and not less than "A 1" if rated by S&P; PROVIDED that such Investment in such commercial paper otherwise permitted hereunder shall be permitted if such commercial paper is rated either (i) not less than "P 2" by Moody's and "A 1" by S&P or (ii) not less than "A 2" by S&P and "P 1" by Moody's;

                  (d) Investments existing on the date hereof and listed on
         SCHEDULE 11.3 hereto; and

                  (e) Investments with respect to Indebtedness permitted byss.11.1(d) so long as such entities remain Subsidiaries of the Borrowers.

         11.4. DISTRIBUTIONS. None of the Borrowers will make any Distributions other than Distributions to the Parent. No Borrower shall, or shall permit any of its Subsidiaries to, create or permit to exist any restriction on the ability of any of its Subsidiaries to pay dividends to the Parent.

         11.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  11.5.1. MERGERS AND ACQUISITIONS. None of the Borrowers will become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into such Borrower, with such Borrower being the surviving corporation of such merger or consolidation; PROVIDED that, in each case, no Default or Event of Default shall have occurred and be continuing, or would result from such merger or consolidation. None of the Borrowers will effect any asset acquisition or stock acquisition, other than the acquisition of assets in the ordinary course of business consistent with past practices.

                  11.5.2. DISPOSITION OF ASSETS. None of the Borrowers will become a party to or agree to or effect any disposition of assets, other than, so long as no Default or Event of Default has occurred and is continuing, (a) true leases of Inventory, (b) sales of Specified Resale Inventory, (c) dispositions of equipment or inventory by the Borrowers pursuant to the Exchange Agent Agreement, and (d) up to the total sum of $10,000,000 of dispositions of other assets since the Closing Date, in each case in the ordinary course of business consistent with past practices and for reasonably equivalent value.

         11.6. SALE AND LEASEBACK. None of the Borrowers will enter into any arrangement, directly or indirectly, whereby such Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         11.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. None of the Borrowers will,
(i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, other than in compliance with all Environmental Laws and other applicable laws, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, except as described in
SCHEDULE 9.17, (iii) generate any Hazardous Substances on any of the Real Estate, other than in compliance with all Environmental Laws and other applicable laws, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a material release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or material threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law in any material respect or bring such Real Estate in violation in any material respect of any Environmental Law.

         11.8. SUBORDINATED DEBT. Except pursuant to a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court with consent of the Agents and the Lenders, none of the Borrowers will prepay, redeem, repurchase or defease any of the Subordinated Debt. None of the Borrowers will, without the prior written consent of the Administrative Agent, amend, supplement or otherwise modify any of the terms of the Subordinated Debt or take any action that would cause or permit the Obligations to fail to constitute senior indebtedness to which the payment of the Subordinated Debt are subordinated.

         11.9. EMPLOYEE BENEFIT PLANS. Except in accordance with the Reorganization Plan that has been confirmed by an order of the Bankruptcy Court with consent of the Agents and the Lenders, none of the Borrowers or any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning ofss.406 of ERISA orss.4975 of the Code which could result in a material liability for any of the Borrowers; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Borrowers pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

                  (e) take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans increasing by in excess of $250,000 (taking into account the cumulative effect of any prior such actions).

         11.10. BUSINESS ACTIVITIES. None of the Borrowers will engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by it on the date hereof.

         11.11. FISCAL YEAR; FISCAL QUARTERS. None of the Borrowers will change the date of the end of its fiscal year or any of its fiscal quarters from that set forth in ss.9.4.1.

         11.12. TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE
11.12 or with the consent of the Administrative Agent, none of the Borrowers will engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner.

         11.13. BANK ACCOUNTS. None of the Borrowers will (i) establish any bank accounts other than those listed on SCHEDULE 9.21 without the Administrative Agent's prior written consent, (ii) violate directly or indirectly any Agency Account Agreement with respect to such account, or (iii) deposit into any of the payroll accounts listed on SCHEDULE 9.21 any amounts in excess of amounts necessary to pay current payroll and related tax obligations from such accounts. Upon the written consent of the Agents to the establishment of an additional bank account pursuant to clause (i) of this ss.11.13, SCHEDULE 9.21 hereto will be amended to reflect the addition of such bank account.

         11.14. BANKRUPTCY CASES. None of the Borrowers will seek, consent or suffer to exist (i) any modification, stay, vacation or amendment to the Final Order, unless the Agents have consented to such modification, stay, vacation or amendment in writing, (ii) a priority claim for any administrative expense or unsecured claim against any of the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in Section 503(b), 506(c) or 507(b) of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Lenders in respect of the Obligations, except for the Carve Out or (iii) any Lien on any Collateral, having a priority equal or superior to the Lien in favor of the Administrative Agent in respect of the Obligations, except for Permitted Prior Liens and for purchase money Liens entitled to priority under applicable law.

         11.15. PREPETITION INDEBTEDNESS. The Borrowers shall not pay or discharge, or cause to be paid or discharged, any Indebtedness of any Borrower incurred before the Filing Date other than payments:

                  (a) approved by the Bankruptcy Court on or about the Filing Date in connection the Borrowers' "first day orders",

                  (b) payments in respect of coverage for director and officer liabilities and constituting the deductible amounts under applicable director and officer insurance policies purchased by the Borrowers, to the extent approved by the Bankruptcy Court and not exceeding the total sum of $500,000,

                  (c) as required in the Reorganization Plan, on or about the effective date of the Reorganization Plan,

                  (d) payments required to be made pursuant to an order of the Bankruptcy Court in the Cases for adequate protection pursuant to the Bankruptcy Code on account of Permitted Prior Liens, provided that in the case of the Prepetition Lender Debt, this exception shall apply only to adequate protection payments in respect of expenses approved by the Final Order, or on account of other Liens primed pursuant to the Final Order by the Liens securing the Obligations,

                  (e) as permitted by paragraph 4 of the Final Order,

                  (f) cure payments on any unexpired leases of real property, and on other executory contracts, assumed by any of the Borrowers pursuant to an order of the Bankruptcy Court in the Cases; or

                  (g) of severance and other employee related payments approved by the Bankruptcy Court, or

                  (h) of Indebtedness incurred pursuant to Section 11.1(e)(iii) of this Credit Agreement (including, without limitation, the incurrence of such Indebtedness).

None of the Borrowers shall file any motion with the Bankruptcy Court in accordance with Section 546(g) of the Bankruptcy Code seeking to return any goods shipped to any of the Borrowers prior to the Filing Date, without the Administrative Agent's consent in writing.

12.  FINANCIAL COVENANTS OF THE BORROWERS.

         The Borrowers covenant and agree on a joint and several basis that, so long as any Loan, Letter of Credit Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Co-Agent or any Lender has any obligation to incur Letter of Credit Obligations:


         12.1. MINIMUM ADJUSTED CONSOLIDATED EBITDA. The Borrowers' Adjusted Consolidated EBITDA for the twelve-month period ending December 31, 2002 shall be no less than $25,000,000. The Borrowers will not cause or permit Adjusted Consolidated EBITDA for each period indicated in the table below to be less than the amount set forth in the table opposite such period.


                   ------------------------- -----------------------
                   Period                                 Amount
                   ------------------------- -----------------------
                   January 1, 2003 -                   ($6,000,000)
                     January 31, 2003
                   ------------------------- -----------------------
                   January 1, 2003 -                  ($10,000,000)
                     February 28, 2003
                   ------------------------- -----------------------
                   January 1, 2003 -                   ($9,000,000)
                     March 31, 2003
                   ------------------------- -----------------------
                   February 1, 2003 -                  ($2,000,000)
                     April 30, 2003
                   ------------------------- -----------------------
                   March 1, 2003 -                       $5,000,000
                     May 31, 2003
                   ------------------------- -----------------------



         12.2. CAPITAL EXPENDITURES. The Borrowers will not cause or permit the aggregate amount of Capital Expenditures of the Borrowers made for any month indicated in the table below to be greater than the amount set forth in the table opposite such month; provided, however, that to the extent that the Borrowers' actual Capital Expenditures for any given month are less than the maximum permitted Capital Expenditures for such given month (with such difference being referred to as the "CAPEX CARRY-FORWARD"), then the maximum permitted Capital Expenditures for the next month will be increased by the amount of such CapEx Carry-Forward.

                   --------------------- -----------------
                   Month                         Amount
                   --------------------- -----------------
                   January 2003                $3,951,800
                   --------------------- -----------------
                   February 2003               $3,564,800
                   --------------------- -----------------
                   March 2003                  $3,701,800
                   --------------------- -----------------
                   April 2003                  $1,990,800
                   --------------------- -----------------
                   May 2003                    $1,744,600
                   --------------------- -----------------

         12.3. LEASES. The Borrowers will not, as lessee, enter into, permit to exist, or renew any agreements to rent or lease any Inventory if the aggregate rental payments accrued and to accrue under all such agreements will exceed $1,000,000 on an annual basis; PROVIDED that the agreements set forth on
Schedule 11.1(e), and any replacement leases for the same or substantially the same Inventory (i) to the extent at existing or lower aggregate annual rental payments, shall not be included in this calculation and (ii) to the extent at greater annual rental payments than the replaced lease, the amount by which the annual rental payments under such replacement lease exceed the annual rental payments under the replaced lease shall be included in this calculation.

         12.4. CUMULATIVE CASH FLOW. The Borrowers will not cause or permit Cumulative Cash Flow for any period ending at the end of the month indicated in the table below to be less than the amount set forth in the table opposite such month.


                   --------------------------- -----------------------
                   Period                                   Amount
                   --------------------------- -----------------------
                   January 1, 2003 -                    ($24,870,700)
                     January 31, 2003
                   --------------------------- -----------------------
                   January 1, 2003 -                    ($28,409,600)
                     February 28, 2003
                   --------------------------- -----------------------
                   January 1, 2003 -                    ($34,197,800)
                     March 31, 2003
                   --------------------------- -----------------------
                   February 1, 2003 -                   ($44,603,900)
                     April 30, 2003
                   --------------------------- -----------------------
                   March 1, 2003 -                      ($43,915,700)
                     May 31, 2003
                   --------------------------- -----------------------


13.  CLOSING CONDITIONS.

         The obligations of the Lenders to make the initial Loans under this Credit Agreement, the obligations of the Co-Agent and the Lenders to incur any Letter of Credit Obligations, and the obligations of the Lenders and the Co-Agent to give effect to the transition provisions of ss.29 so that "Loans" and "Letters of Credit" under and as defined in the Original DIP Credit

Agreement become Loans and Letters of Credit under this Credit Agreement, shall be subject to the satisfaction of the following conditions precedent on or prior to December 31, 2002:

         13.1. FINAL ORDER AMENDMENT. The Bankruptcy Court shall have entered the Final Order Amendment, and the Final Order shall be in full force and effect and shall not have been amended, modified, stayed, or reversed. If either the Final Order Amendment or the Final Order is the subject of a pending appeal in any respect, none of the Final Order, the Final Order Amendment, the making of the Loans, the issuance, extension or renewal of any Letters of Credit, "Loans" and "Letters of Credit under and as defined in the Original DIP Credit Agreement becoming Loans or Letters of Credit under this Credit Agreement, or the performance by any of the Borrowers of any of the Obligations shall be the subject of a presently effective stay pending appeal. The Borrowers, the Agents and the Lenders shall be entitled to rely in good faith upon the Final Order Amendment and the Final Order, notwithstanding objection thereto or appeal therefrom by any interested party. The Borrowers, the Agents and the Lenders shall be permitted and, at the election of the Agents and the Lenders, required to perform their respective obligations in compliance with this Credit Agreement, notwithstanding any such objection or appeal unless and for so long as the Final Order Amendment or the Final Order has been stayed by a court of competent jurisdiction. The Agents and the Lenders may, however, elect to defer the Closing Date until such time as no objection or appeal is pending and the period for lodging any objection or appeal has expired.

         13.2. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

         13.3. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Lenders shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

         13.4. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

         13.5. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each such Borrower, each of the Loan Documents to which such Borrower is or is to become a party; (ii) to make Loan Requests; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         13.6. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions hereof and the Security Documents and
(ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

         13.7. OPINIONS OF COUNSEL. Each of the Lenders and the Agents shall have received a favorable legal opinion addressed to the Lenders and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agents, from counsel to the Borrowers and, to the extent requested by the Administrative Agent, from local counsel.

         13.8. PAYMENT OF FEES. The Borrowers shall have paid, or be concurrently tendering, to the Co-Agent, for the accounts of the Lenders and the Agents, as applicable, the fees to be paid on the Closing Date. The Borrowers shall also have paid to the Co-Agent the amount of any fees and expenses for which the Borrowers are responsible under ss.18.1 and to the Original DIP Administrative Agent any interest, fees and expenses payable in accordance with the terms of ss.29.

         13.9. PERFECTION CERTIFICATES AND SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrowers a bring-down certificate dated as of the Closing Date of the Perfection Certificate delivered by the Borrowers to the Original DIP Administrative Agent or a new perfection certificate dated as of the Closing Date, substantially in the form of the Perfection Certificates previously delivered to the Original DIP Administrative Agent and, except to the extent agreed in writing by the Administrative Agent to be completed on a post-closing basis, the results of Uniform Commercial Code searches with respect to the Collateral and the other assets of each of the Borrowers, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

         13.10. VALIDITY OF LIENS. The Security Documents shall, upon entry of the Final Order Amendment, be effective to create in favor of the Administrative Agent and the Administrative Agent, as appropriate, for the benefit of the Lenders and the Agents, a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such Liens shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         13.11. RESIGNATION OF FLEET AND WACHOVIA. Fleet shall have resigned as the Original DIP Administrative Agent in accordance with the terms of ss.17.5 of the Original DIP Credit Agreement. Wachovia shall have resigned as the Original

DIP Syndication Agent in accordance with the terms of ss.17.5 of the Original DIP Credit Agreement.

         13.12. FLEET ACCOUNT AGENCY AGREEMENTS; AMENDMENTS TO AGENCY ACCOUNT AGREEMENTS. For each of the Borrowers' bank accounts with Fleet, including, without limitation, the Concentration Account, the Borrowers and Fleet shall have executed and delivered an Agency Account Agreement in form and substance satisfactory to the Administrative Agent. The Borrowers shall deliver to the Administrative Agent amendments to each of the Agency Account Agreements reflecting the replacement of the Original DIP Administrative Agent with the Administrative Agent and each such amendment shall be in form and substance satisfactory to the Administrative Agent.

         13.13. INITIAL BORROWING BASE CERTIFICATE; AVAILABILITY. The Agents shall have received from the Borrowers the initial Borrowing Base Certificate dated as of December 20, 2002. On December 20, 2002, the sum of (a) the Borrowing Base LESS (b) the sum of (i) the Letter of Credit Obligations (including those in respect of Existing Letters of Credit) and (ii) all Loans outstanding, in each case including those to be issued or made on the Closing Date, shall not be less than $35,000,000 (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales).

         13.14. MINIMUM ADJUSTED EBITDA. The Borrowers' Adjusted Consolidated EBITDA for the twelve-month period ending November 30, 2002 shall be no less than $25,000,000.

         13.15. APPRAISAL. The Borrowers, at their sole cost and expense, shall have obtained and delivered to the Agents and the Lenders the appraisal dated December 1, 2002 conducted and prepared by Ritchie Brothers, Inc. Such appraisal shall be acceptable to the Agents and the Lenders.

         13.16. NO MATERIAL ADVERSE CHANGE. Since November 1, 2002, (a) no material adverse change shall have occurred, individually or in the aggregate, in (i) the assets, liabilities, or financial condition of any of the Borrowers or in the projections of the Borrowers delivered to the Agents or (ii) the Collateral, and (b) there shall not have been any material increase in the liabilities (which are not subject to compromise under the Reorganization Plan), liquidated or contingent of the Borrowers or a material decrease in the assets of the Borrowers.

         13.17. CONSENT OF PREPETITION LENDERS. A consent of the Prepetition Lenders, in form and substance satisfactory to the Administrative Agent, shall have been duly executed and delivered by the Majority Lenders, and shall be in full force and effect. The consent shall include, among other matters, the agreement of the Prepetition Lenders to the deletion, in connection with this Credit Agreement, of certain provisions in the Original DIP Credit Agreement, including, without limitation those in ss.ss.2.10 and 3.2, which provided for payments to made from the Concentration Account in respect of the Prepetition Lender Debt.

         13.18. TRANSITIONAL ARRANGEMENTS WITH FLEET. Fleet, the Syndication Agent and the Co-Agent shall have entered into an agreement concerning transitional arrangements with respect to the Existing Letters of Credit, the Concentration Account and other cash management matters and certificates of title for titled Collateral and such agreement shall be in form and substance satisfactory to the Administrative Agent and the Co-Agent.

The Administrative Agent may in its discretion defer, and thereby waive as a closing condition under this ss.13, the execution and delivery of one or more of the Loan Documents (other than this Credit Agreement, the Notes and the Security Agreement) or the execution, delivery or provision any of the documents or other items to be executed and delivered or provided pursuant to ss.ss.13.6, 13.7, 13.9, and 13.10 (other than the first sentence) and the satisfaction of any condition related thereto. In the event of such a deferral and waiver as to any Loan Document or other document or item, the Borrowers agree to execute and deliver such Loan Document or, as the case may be, execute and deliver or provide such other document or item as soon as practicable following the Closing Date.

14.  CONDITIONS TO ALL BORROWINGS.

         The obligations of the Lenders to make any Loan under this Credit Agreement and the obligations of the Co-Agent and the Lenders to incur any Letter of Credit Obligations under this Credit Agreement, in each case whether on or after the Closing Date, and the obligations of the Lenders and the Co-Agent to give effect to the transition provisions of ss.29 so that "Loans" and "Letters of Credit" under and as defined in the Original DIP Credit Agreement become Loans and Letters of Credit under this Credit Agreement on the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         14.1. FINAL ORDER; FINAL ORDER AMENDMENT. The Bankruptcy Court shall have entered the Final Order Amendment, and the Final Order shall be in full force and effect and shall not have been amended, modified, stayed, or reversed. If either the Final Order Amendment or the Final Order is the subject of a pending appeal in any respect, none of the Final Order, the Final Order Amendment, the making of the Loans, the issuance, extension or renewal of any Letters of Credit, "Loans" and "Letters of Credit under and as defined in the Original DIP Credit Agreement becoming Loans or Letters of Credit under this Credit Agreement, or the performance by any of the Borrowers of any of the Obligations shall be the subject of a presently effective stay pending appeal. The Borrowers, the Agents and the Lenders shall be entitled to rely in good faith upon the Final Order Amendment and the Final Order, notwithstanding objection thereto or appeal therefrom by any interested party. The Borrowers, the Agents and the Lenders shall be permitted and, at the election of the Agents and the Lenders, required to perform their respective obligations in compliance with this Credit Agreement, notwithstanding any such objection or appeal unless and for so long as the Final Order Amendment or the Final Order has been stayed by a court of competent jurisdiction. The Agents and the Lenders may, however, elect to defer the making of any Loans or the incurring of any Letter of Credit Obligations hereunder until such time as no objection or appeal is pending and the period for lodging any objection or appeal has expired.

         14.2. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan or the issuance of such Letters of Credit.

         14.3. BORROWING BASE CERTIFICATE. The Agents shall have received the most recent Borrowing Base Certificate required to be delivered to the Agents in accordance with ss.10.4(h) and, if requested by any Agent, a Borrowing Base Certificate dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

         14.4. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to incur any Letter of Credit Obligations.

         14.5. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         14.6. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lenders and to the Agents and the Agents' Special Counsel, and the Lenders, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as any Agent or such counsel may reasonably request.

         14.7. PAYMENT OF FEES. The Borrowers shall have paid all fees, expenses and other amounts then due and owing on the Drawdown Date of such Loan or the date of the issuance, extension or renewal of such Letter of Credit.

15.  EVENTS OF DEFAULT; ACCELERATION; ETC.

         15.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

                  (a) any of the Borrowers shall fail to pay any principal of, or interest on the Loans, the Letter of Credit Fee, commitment fee, or other fee or expense hereunder when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) any of the Borrowers shall fail to comply with any of their covenants contained in ss.10, 11 or 12;

                  (c) any of the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.15.1) and such default shall continue for a period of ten (10) days after the occurrence thereof;

                  (d) any representation or warranty of any of the Borrowers in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (e) any of the Borrowers shall default in the payment when due of any principal of or interest on any postpetition Indebtedness, or any pre-petition Indebtedness if, by order of the Bankruptcy Court issued with respect to such pre-petition Indebtedness, the default thereunder entitles the holder thereof to relief from the automatic stay of ss.362 of the Bankruptcy Code, in excess of $250,000 in the aggregate of such postpetition or pre-petition Indebtedness, or any event specified in any note, agreement, indenture or other document evidencing or securing any such postpetition Indebtedness shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or to be prepaid in full prior to its stated maturity; or any of the Borrowers shall default in the payment when due of any amount in excess of $250,000 in the aggregate under any postpetition Derivative Transaction, or any event specified in any postpetition Derivative Transaction to which any of the Borrowers is a party shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit, termination or liquidation payments in respect of such postpetition Derivative Transaction in excess of $250,000 to become due;

                  (f) any of the Borrowers shall be enjoined from conducting any part of its business as a debtor in possession, there shall occur any act of terrorism or other "force majeure" event disrupting any material portion of the businesses of the Borrowers, or there shall occur any loss or change in any license or permit of any of the Borrowers, which in each such case referred to in this clause (f) would reasonably be expected to have a material adverse effect on the Borrowers, considered as a whole;

                  (g) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded; or the Administrative Agent's Lien on any of the Collateral shall cease to be perfected or have the priority contemplated by this Credit Agreement or the Final Order, or any action at law, suit in equity or other legal proceeding to cancel, revoke, rescind or otherwise challenge any of the Loan Documents or the Liens securing the Obligations shall be commenced by any of the Borrowers; or any court or any other Governmental Authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (h) (i) any of the Borrowers or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an amount in excess of $250,000; (ii) any of the Borrowers or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan in an amount in excess of $250,000; (iii) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA) in an amount in excess of $250,000 shall occur and the Administrative Agent determines in its reasonable discretion that such event could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; (iv) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (v) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (i) there shall occur any material damage to, or loss, theft or destruction of any material item of Collateral which is not insured or which is insured but as to which loss, theft or destruction, the insurance proceeds relating thereto have not been paid to the Co-Agent or the Administrative Agent, for the benefit of the Lenders and the Agents, in accordance with the terms of the Security Documents;

                  (j) the Bankruptcy Court shall enter any order (i) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying the Final Order or any other order with respect to any of the Cases affecting in any material respect this Credit Agreement (other than the Final Order Amendment), (ii) appointing a chapter 11 trustee or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code in any of the Cases, (iii) dismissing any of the Cases or converting any of the Cases to a chapter 7 case, or (iv) granting relief from the automatic stay to any creditor holding or asserting a Lien or reclamation claim on a material portion (i.e., more than $250,000 in the aggregate) of the assets of any of the Borrowers or where the deprivation of any of the Borrowers of such assets would reasonably be expected to have a material adverse effect on the Borrowers, considered as a whole;

                  (k) an application shall be filed by any of the Borrowers for the approval of any other Superpriority Claim (exclusive of the Superpriority Claim in favor of the Prepetition Lenders under the Final Order) in any of the Cases which is PARI PASSU with or senior to the claims of the Agents and the Lenders against any of the Borrowers unless after giving effect to the transactions contemplated by such application, all Obligations (whether contingent or otherwise) shall be paid in full in cash and the Commitments shall be terminated), or there shall arise any such Superpriority Claim;

                  (l) any of the Borrowers shall be unable to pay its postpetition debts as they mature, shall fail to comply with any order of the Bankruptcy Court in any material respect,

                  (m) the Borrowers shall make any adequate protection payments in respect of expenses related to the Prepetition Lender Debt;

                  (n) there shall remain undischarged for more than thirty (30) days any final postpetition judgment or execution action against any of the Borrowers, or relief from the automatic stay of Section 362(a) of the Bankruptcy Code shall be granted to any creditor or creditors of any of the Borrowers with respect to assets having an aggregate value in excess of $250,000 or where the deprivation of any of the Borrowers of such assets would reasonably be expected to have a material adverse effect on the Borrowers, considered as a whole;

                  (o) any of the Borrowers shall file a motion in any of the Cases (i) except for the payment of payroll and payroll-related expenses and as otherwise provided in the Final Order, to use cash collateral of the Lenders under Section 363(c) of the Bankruptcy Code without the Lenders' consent, (ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, other than Permitted 506(c) Charges, to cut off rights in the Collateral under
         Section 552(b) of the Bankruptcy Code, or (iii) to take any other action or actions adverse to the Lenders or their rights and remedies hereunder or under any of the other Loan Documents or the Lenders' interest in any of the Collateral;

                  (p) a suit or action against any of the Lenders or the Agents shall be commenced by any of the Borrowers, any federal, state environmental protection or health and safety agency or any official committee in any Case, which suit or action asserts any claim or legal or equitable remedy contemplating subordination of any claim or Lien of the Lenders or the Agents, and shall remain undismissed or unstayed for thirty (30) days after its commencement without any preliminary relief of the nature sought having been granted; and, with respect to any suit or action by any such federal or state agency or official committee, a preliminary order for relief or judgment or decree shall have been entered in such suit or action against the Lenders or the Agents and, in the case of a preliminary order, such preliminary order has not been stayed within ten (10) days after its entry;

                  (q) (i) the failure of the Borrowers to file on or before February 1, 2003 a Reorganization Plan supported in principle by the Prepetition Agents and the Creditors' Committee, together with the disclosure statement relating thereto or (ii) the failure of such disclosure statement to be approved by the Bankruptcy Court on or before March 1, 2003;

                  (r) the subordination terms of the Subordinated Debt or any other prepetition subordination agreements in favor of any of the Lenders shall not be enforceable by any of the Lenders or the Agents;

                  (s) the occurrence of an event of default or contempt under the Final Order;

                  (t) Clark Ogle shall cease to serve as the Chief Executive Officer of the Parent for any reason, unless, within thirty (30) days following the date on which he ceases to serve, a new permanent chief executive officer has been appointed and is serving who is reasonably acceptable to the Agents; or

                  (u) a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers.

         15.2. TERMINATION OF COMMITMENTS. If any Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and to incur Letter of Credit Obligations hereunder. No termination of the credit hereunder shall relieve any of the Borrowers of any of the Obligations.

         15.3.  REMEDIES.

                  (a) Upon the occurrence of an Event of Default, the Administrative Agent shall provide the Borrowers, the holder of any Lien, or the lessor of any goods, which has served upon the Administrative Agent a request that the holder receive such notice, the United States Trustee and the Creditors' Committee with five Business Days prior notice to the exercise of remedies under this section and under the Security Documents, which such notice will specify the Event of Default and the basis therefor and will be given by the Administrative Agent via facsimile to counsel to the Borrowers, the holder of any Lien or lessor which has provided its facsimile number to the Administrative Agent in the request described above, the United States Trustee and counsel to the Creditors' Committee. During such five Business Day notice period, the Borrowers have the right to seek an emergency hearing before the Bankruptcy Court for the sole purpose of determining whether an Event of Default has occurred; PROVIDED that the Borrowers shall have no right to use or seek to use the Collateral during such five Business Day notice period, except for the payment of payroll and payroll-related expenses. Unless during such five Business Day notice period the Bankruptcy Court determines that an Event of Default has not occurred, upon the expiration of such five Business Day notice period the Administrative Agent shall have relief from the automatic stay and may foreclose on all or any portion of the Collateral or otherwise exercise remedies against the Collateral permitted by the Security Documents and other nonbankruptcy law, including, without limitation, the exercise of rights of setoff and the maintenance of cash collateral in an amount equal to 105% of the Letter of Credit Obligations.

                  (b) In addition, at the expiration of any five Business Day notice period referred to above, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss.15.1, each Lender, if owed any amount with respect to the Loans or other Obligations, may, and the Administrative Agent may, if requested by the Required Lenders and in its sole discretion, on behalf of the Lenders, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or any Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  (c) The rights and remedies of the Administrative Agent under this ss.15.3 as to any Collateral shall be subject the rights of any other holder of a Lien in such Collateral to the extent that the Lien of such other holder is entitled to priority over the Lien of the Administrative Agent in such Collateral. The rights of such other holder are those provided by the Final Order and by applicable non-bankruptcy law.

         15.4.  DISTRIBUTION OF COLLATERAL PROCEEDS.

                  (a) In the event that, following the Termination Declaration Date, any Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be applied to the Obligations as follows:

                           (i) first, to the payment of, or (as the case may be)
                  the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by any Agent, for the exercise, protection or enforcement by any Agent of all or any of the rights, remedies, powers and privileges of any Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

                           (ii) second, to pay interest on, and then principal
                  of, Swing Line Loans;

                           (iii) third, to pay interest on the Loans then due
                  and payable;

                           (iv) fourth, if all of the Obligations have not been
                  declared due and payable, to any other Obligations then due and payable;

                           (v) fifth, to pay the principal of the Loans (it
                  being understood that each such repayment shall be accompanied by a permanent reduction in the Total Commitment (if then in effect) in the amount of such repayment);

                           (vi) sixth, to cash collateralize Letters of Credit
                  in an amount equal to 105% of the Letter of Credit
                  Obligations;

                           (vii) seventh, to any other Obligations then due and
                  payable;

                           (viii) eighth, upon payment and satisfaction in full
                  or other provisions for payment in full satisfactory to the

                  Lenders and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-608(a)(1)(c) or 9-615(a)(3) of the Uniform Commercial Code; and

                           (ix) ninth, the excess, if any, shall be returned to
                  the Borrowers or to such other Persons as are entitled thereto.

                  (b) (i) With respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, all payments shall be made to the Lenders PRO RATA, and (ii) the Administrative Agent may in its discretion make proper allowance on a PRO RATA basis among the Lenders to take into account any Obligations not then due and payable.

                  (c) None of the Agents and the Lenders shall be subject to marshalling.

16.  SHARING OF SET-OFFS, ETC.

         Each of the Lenders agrees with each other Lender that if such Lender shall receive from any of the Borrowers, whether by voluntary payment, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender, by proceedings against any of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender, any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

17.  THE AGENTS.

         17.1.  ACCEPTANCE OF RESIGNATIONS.

                  (a) By execution of this Credit Agreement, the Lenders and the Borrowers hereby accept the resignation of Fleet, as administrative agent, and waive the 60-day notice requirement for such resignation set forth in the Original DIP Credit Agreement. The Lenders hereby appoint, and the Borrowers hereby accept the appointment of, General Electric Capital Corporation, as the administrative agent for the Lenders under this Credit Agreement.

                  (b) By execution of this Credit Agreement, the Lenders and the Borrowers hereby accept the resignation of Wachovia, as syndication agent, and waive the 60-day notice requirement for such resignation set forth in the Original DIP Credit Agreement. The Lenders hereby appoint, and the Borrowers hereby accept the appointment of, General Electric Capital Corporation, as the syndication agent for the Lenders under this Credit Agreement.

         17.2.  AUTHORIZATION.

                  (a) The Agents are authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agents, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agents.

                  (b) The relationship between each Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and such term is used to describe, as a form of convention, the independent contractual relationship between any Agent and each of the Lenders. Nothing contained in this Credit Agreement or the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any Agent and any of the Lenders.

                  (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each Agent is nevertheless a "representative" of the Lenders as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any Liens in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agents.

                  (d) In addition, to the extent deemed necessary or advisable by the Administrative Agent in order to receive and hold the security interest contemplated by the Security Documents, but without conflict with the provisions of ss.17.1(b), each of the Lenders hereby appoints General Electric Capital Corporation, in its capacity as Administrative Agent, and any successor Administrative Agent, to act as trustee/mortgagee on its behalf and the Administrative Agent hereby accepts such appointment. The provisions of this ss.17 shall apply to such appointment as well.

         17.3. EMPLOYEES AND AGENT. Each Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each

Agent may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers, subject to any limitations therefor provided in ss.18.1.

         17.4. NO LIABILITY. No Agent or nor any of its shareholders, directors, officers or employees or any other Person assisting such Agent in its duties or any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         17.5. NO REPRESENTATIONS.

                  17.5.1. GENERAL. No Agent shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes or the Letters of Credit, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers, nor shall any Agent be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations or to inspect any of the properties, books or records of any of the Borrowers. No Agent shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. No Agent has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of any of the Borrowers. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  17.5.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss.13, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by any Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent active upon the Borrowers' account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

         17.6.  PAYMENTS.

                  17.6.1. PAYMENTS TO CO-AGENT. A payment by the Borrowers to the Co-Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Co-Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Co-Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  17.6.2. DISTRIBUTION BY CO-AGENT. If in the opinion of the Co-Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Co-Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Co-Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  17.6.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Co-Agent its PRO RATA share of any Loan or any Letter of Credit Obligation or
         (ii) to comply with the provisions of ss.17 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Letter of Credit Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Letter of Credit Obligations. The Delinquent Lender hereby authorizes the Co-Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Loans and Letter of Credit Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Letter of Credit Obligations of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans and Letter of Credit Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         17.7. HOLDERS OF NOTES. Each Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         17.8. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless each Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which any Agent or such affiliate has not been reimbursed by the Borrowers as required by ss.18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or any Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the such Agent's willful misconduct or gross negligence.

         17.9.  AGENT AS LENDER.

                  (a) In its individual capacity, each of General Electric Capital Corporation, any successor Administrative Agent, any successor Co-Agent and any successor Syndication Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also an Agent.

                  (b) Without limitation upon the foregoing, with respect to its Commitment hereunder, GECC shall have the same rights and powers under this Credit Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GECC in its individual capacity as lender hereunder. GECC and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Borrower, any of their Affiliates and any Person who may do business with or own Capital Stock of any Borrower or any such Affiliate, all as if GECC were not an Agent and without any duty to account therefor to the Lenders. GECC and its Affiliates may accept fees and other consideration from any Borrower for services without having to account for the same to the Lenders. GECC has purchased certain claims and interests in the Parent and GECC and its Affiliates are party to certain rental equipment leases with certain of the Borrowers. Each Lender acknowledges the positions of GECC as a Lender holding interests in the Loans, GECC as a holder of claims and interests in the Parent, GECC and its Affiliates as equipment lessors to the Borrowers and GECC as the Administrative Agent, the Co-Agent and the Syndication Agent, and is entering into this Credit Agreement with full knowledge thereof.

         17.10. RESIGNATION. Any Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, except as otherwise provided in ss.20.10. Unless a Default or Event of Default shall have occurred and be continuing and except as otherwise provided in ss.20.10, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         17.11. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agents thereof. The Agents hereby agree that upon receipt of any notice under this ss.17.11 they shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         17.12. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Required Lenders and (ii) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

18.  EXPENSES AND INDEMNIFICATION.

         18.1. EXPENSES. The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(ii) any taxes (including any interest and penalties in respect thereto) payable by any Agent or any of the Lenders (other than taxes based upon any Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to jointly and severally indemnify each Agent and each Lender with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agents' Special Counsel, additional special counsel to the Agents, any other counsel to any Agent and any local counsel to the Agents incurred in connection with the preparation, execution, delivery, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, any cash management documentation and related matters, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, the cancellation of any Loan Document upon payment in full in cash of all of the Obligations and the termination of the Commitments or pursuant to any terms of such Loan Document providing for such cancellation, or services rendered in connection with representing the Agents and the Lenders in the chapter 11 or 7 cases of the Borrowers, (iv) the fees, expenses and disbursements of each of the Agents or any of their affiliates incurred by such Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including fees, expenses and disbursements associated with collateral examination and appraisals and environmental surveys, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or any Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or any Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or the administration thereof after the occurrence of an Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or such Agent's relationship with any of the Borrowers, (vi) all reasonable fees, expenses and disbursements of any Lender or any Agent and their counsel incurred in connection with the filing and recordation of the Administrative Agent's liens and security interests pursuant to the Security Documents and with UCC searches, any fees, costs and expenses and bank charges, including bank charges for returned checks, incurred by any Agent or any Lender in establishing, maintaining or handling agency accounts, lock box accounts, cash management arrangements and/or any other accounts, agreements or arrangements for the collection of any of the Collateral, and (viii) the reasonable fees and expenses of the advisor(s), if any, retained by any Agent, including those retained in connection with the chapter 11 or 7 cases of the Borrowers.

         18.2. INDEMNIFICATION. (a) The Borrowers jointly and severally agree to indemnify and hold harmless each of the Agents, its affiliates and the Lenders and their respective directors, officers, employees, representatives and agents (including the Agents and their affiliates when exercising discretionary rights granted hereunder) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrowers of the proceeds of any of the Loans or Letters of Credit, (ii) any of the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents, (iii) with respect to any of the Borrowers and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (iv) except to the extent that any such liability, loss, damage or expense shall have been finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of any Agent or a Lender, any Agent or any Lender entering into any agency agreements or other arrangements with respect to any lockbox accounts maintained by any of the Borrowers with any Person, including any liability of any Agent or any Lender arising under any indemnification obligations incurred pursuant to any of the foregoing, in each case including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agents and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If and to the extent that the obligations of the Borrowers under this ss.18.2 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         (b) The Borrowers shall further jointly and severally indemnify the Agents (and their affiliates) and the Lenders and hold the Agents (and their Affiliates) and the Lenders harmless from and against any loss, cost or expense incurred or sustained by such Agent (or such affiliate) or any Lenders (i) in providing payroll, concentration account, lock box, collection, disbursement and other cash management services to any of the Borrowers or (ii) in connection with the transition arrangements with Fleet described in ss.13.19.

         18.3. SURVIVAL. The covenants contained in this ss.18 shall survive payment or satisfaction in full of all other Obligations and the termination of the Commitments.

19.  SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans or the incurrence by the Lenders of any Letter of Credit Obligations and the issuance, extension or renewal of any Letters of Credit and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or any Lender or the Co-Agent has any obligation to incur Letter of Credit Obligations, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate, document, instrument or other paper delivered by any of the Borrowers to any Lender or any Agent pursuant to or in connection with this Credit Agreement or any of the other Loan Documents shall constitute representations and warranties by such Borrower hereunder.

20.  ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it and its participating interest in the risk related to any Letters of Credit); PROVIDED that (i) either
(a) such assignment is to another Lender or an affiliate, managed fund, or managed account of the assigning Lender or (b) the Administrative Agent shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $500,000 (or if less, the entire Commitment of the assigning Lender), and
(iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT C hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (unless an earlier effective date is agreed to by the Administrative Agent), (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, and that it has made arrangements with the assignee Lender satisfactory to such assignor with respect to its

         PRO RATA share of Letter of Credit Fees with respect to outstanding Letters of Credit, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

                  (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.9.4 and ss.10.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; and

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         20.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentages, and principal amount of the Loans owing to, and Letter of Credit Obligations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $5,000; provided, however, that the foregoing fee shall not apply with respect to an assignment to an affiliate, managed fund or managed account of the assigning Lender.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.20.4, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrowers.

         20.5. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitments of such Lender as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend the Termination Date.

         20.6. DISCLOSURE. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.15.1 or ss.15.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Letter of Credit Obligations. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is one of the Borrowers or an Affiliate of one of the Borrowers, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.15.1 or ss.15.2 to the extent that such participation is beneficially owned by one of the Borrowers or any Affiliate of one of the Borrowers, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Letter of Credit Obligations to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to ss.18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agents certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this ss.20 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any (a) of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341 or (b) to a lender to such Lender (or a trustee therefor) in connection with a bona fide financing transaction. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         20.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         20.10. ASSIGNMENT OF AGENCY ROLES. At any time GECC shall be permitted to assign (i) the role of Syndication Agent to any Person acceptable to the Administrative Agent in its sole discretion which becomes a Lender hereunder as an Eligible Assignee (the "NEW SYNDICATION AGENT") and (ii) the role of Co-Agent to any Person acceptable to the Administrative Agent in its sole discretion which becomes a Lender hereunder as an Eligible Assignee (the "NEW CO-AGENT"). After any such assignment, the New Syndication Agent or Co-Agent shall be treated as the "Syndication Agent" or "Co-Agent," as the case may be, for all purposes hereunder. The assignor Syndication Agent and Co-Agent shall retain their rights to receive payment pursuant to ss.18 for expenses arising prior to the date of such assignment, and to be indemnified pursuant to ss.ss.17.8 and 18 with respect to any claims or actions arising prior to the date of such assignment.

21.  NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrowers, at NationsRent, Inc., 450 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301, Attention: Ezra Shashoua, Executive Vice President, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

         (b) if to the Administrative Agent, at General Electric Capital Corporation, 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut, 06856,
Attention: Capital Markets Group, Steven F. Campbell, Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

         (c) if to the Syndication Agent, at GECC Capital Markets, Inc., 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut, 06856, Attention: Steven F. Campbell, Vice President, or such other address for notice as the Syndication Agent shall last have furnished in writing to the Person giving the notice;

         (d) if to the Co-Agent, at GECC Capital Markets, Inc., 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut, 06856, Attention: Steven F. Campbell, Vice President, or such other address for notice as the Co-Agent shall last have furnished in writing to the Person giving the notice; and

         (e) if to any Lender, at such Lender's address as set forth the Note executed by the Borrowers and delivered to such Lender, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

22.  GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS, OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SS.5-1401, APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE BANKRUPTCY COURT AND/OR THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SS.21. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

23.  HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

24.  COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

25.  ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27.

26.  WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS
(I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(II) ACKNOWLEDGES THAT THE AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing,

         (a) the rate of interest on the Notes (other than interest accruing pursuant to ss.7.5 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto) or the amount of the closing fee, the syndication fee, the commitment fee, the Agents' Fee or Letter of Credit Fees may not be decreased without the written consent of each Lender affected thereby;

         (b) the principal amount of the Loans may not be decreased without the written consent of each Lender affected thereby;

         (c) the amount of the Commitments may not be increased without the written consent of the Borrowers and of each Lender affected thereby;

         (d) the Collateral may not be released, other than as provided in this Credit Agreement, without the written consent of all of the Lenders;

         (e) the Liens of the Administrative Agent shall not be contractually subordinated, except as permitted by this Credit Agreement, without the consent of all of the Lenders;

         (f) no Obligation of the Borrowers for the payment of money hereunder shall be released, without the written consent of each Lender affected thereby;

         (g) the Termination Date may not be postponed without the written consent of each Lender affected thereby;

         (h) none of the definitions of Borrowing Base, Eligible Receivables, Eligible Rental Equipment, Orderly Liquidation Value, Adjusted Consolidated EBITDA, Commitment Reserve or Carve-Out may be amended, without the written consent of all of the Lenders,

         (i) this ss.27, the definitions of Required Lenders and Commitment Percentage and any provisions expresslY requiring the consent of all of the Lender may not be amended, without the written consent of all of the Lenders, and

         (j) ss.17 may not be amended without the written consent of each Agent affected thereby.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrowers shall entitle any of the Borrowers to other or further notice or demand in similar or other circumstances.

28.  SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

29.  TRANSITIONAL ARRANGEMENTS.

         This Credit Agreement shall supersede the Original DIP Credit Agreement in its entirety, except as provided in this ss.29. On the Closing Date, the rights and obligations of the parties under the Original DIP Credit Agreement and the "Notes" defined therein shall be subsumed within and be governed by this Credit Agreement and the Notes; PROVIDED however, that any of the "Loans" (as defined in Original DIP Credit Agreement) outstanding under the Original DIP Credit Agreement shall, for purposes of this Credit Agreement, be Loans hereunder, any "Unpaid Reimbursement Obligations" (as defined in the Original DIP Credit Agreement) shall, for purposes of this Credit Agreement, be Letter of Credit Obligations hereunder, and any of the Existing Letters of Credit shall, for purposes of this Credit Agreement, be Letters of Credit hereunder. Upon its receipt of the Notes to be delivered hereunder on the Closing Date, each Lender will promptly return to the Borrowers, marked "Cancelled" or "Replaced", the notes of the Borrowers held by such Lender pursuant to the Original DIP Credit Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Original DIP Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the method specified in the Original DIP Credit Agreement, as if the Original DIP Credit Agreement were still in effect.

30.  SYNDICATION.

                  (a) Until a Successful Syndication (as defined below) has occurred, the Administrative Agent reserves the right, after consultation with the Borrowers, to adjust the pricing and structure set forth in this Credit Agreement and the other Loan Documents as the Administrative Agent and the Arranger deem appropriate in order to effect a Successful Syndication; PROVIDED that in no event shall any interest rates be increased by a sum in excess of .5% per annum or any up-front fees be increased by a sum in excess of .5% of the Total Commitment or shall there be any material change in the structure. The Borrowers hereby acknowledge and agree that it shall not be a material change in the structure if the provisos at the end of clause (xviii) of the definition of "Eligible Receivable," at the end of clause (xi) of the definition of "Eligible Rental Equipment," and at the end of ss.2.8 are modified or deleted iN whole or in part.

                  (b) The Borrowers shall assist the Arranger with the syndication of this facility. Such assistance shall include, but not be limited to, (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information contained therein; (ii) preparation of offering materials and projections by the Borrowers and their advisors taking into account the Obligations of the Borrowers hereunder; (iii) providing the Arranger with all information reasonably deemed necessary by the Arranger to successfully complete the syndication; (iv) confirmation as to the accuracy and completeness of such offering materials, information and projections; (v) participation of the Borrowers' senior management in meetings and conference calls with potential lenders at such times and places as the Arranger may reasonably request; and (vi) using best efforts to ensure that the syndication efforts benefit from the Borrowers' existing lending relationships.

                  (c) The Borrowers agree to execute and deliver any amendments to this Credit Agreement or any of the other Loan Documents reasonably requested by the Administrative Agent to effect a Successful Syndication within the limitations provided in this ss.30.

                  (d) For purposes of this ss.30, "Successful Syndication" means a syndication satisfactory to thE Administrative Agent and to the Arranger, and after which GECC's Commitment does not exceed one-third of the Total Commitment.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                            BORROWERS:

                                            NATIONSRENT, INC.
                                            NATIONSRENT USA, INC.
                                            NATIONSRENT TRANSPORTATION
                                              SERVICES, INC.
                                            NR DELAWARE, INC.
                                            NRGP, INC.
                                            NATIONSRENT WEST, INC.
                                            LOGAN EQUIPMENT CORP.
                                            NR DEALER, INC.
                                            NR FRANCHISE COMPANY

                                            BDK EQUIPMENT COMPANY, INC., each as
                                            a debtor and a debtor in possession


                                            By:  /s/ Brent House
                                               --------------------------------
                                            Name: Brent House
                                            Title: Controller


                                            NATIONSRENT OF TEXAS, LP

                                            NATIONSRENT OF INDIANA, LP, each as
                                            a debtor and a debtor in possession
                                            By: NRGP, Inc., general partner


                                            By:  /s/ Brent House
                                               --------------------------------
                                            Name: Brent House
                                            Title: Controller


                                            ADMINISTRATIVE AGENT, SYNDICATION
                                            AGENT, CO-AGENT, AND LENDER:

                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            By:  /s/ Steven F. Campbell
                                               --------------------------------
                                            Name: Steven F. Campbell
                                            Title: Risk Manager

                                            LEAD ARRANGER AND BOOK MANAGER:

                                            GECC CAPITAL MARKETS GROUP, INC.


                                            By:  /s/ Alan T. White
                                               --------------------------------
                                            Name: Alan T. White
                                            Title: Managing Director

                                  SCHEDULE 1.1

                             COMMITMENT PERCENTAGES

LENDER                                          COMMITMENT PERCENTAGE
------                                          ---------------------

General Electric Capital Corporation                 100.000000%

                                                                       EXHIBIT A



                                      NOTE


$__________________                                            December __, 2002


         FOR VALUE RECEIVED, the undersigned NATIONSRENT, INC., a Delaware corporation and a debtor and a debtor in possession (the "PARENT"), and its Subsidiaries party hereto, each a debtor and a debtor in possession (collectively, the "BORROWERS"), hereby promise to pay on a joint and several basis to the order of ___________________________ (the "LENDER") at the Lender's office at ________________________________________________:

                  (a) prior to or on the Termination Date the principal amount of _________________ Dollars ($________________) or, if less, the aggregate unpaid principal amount of Loans advanced by the Lender to the Borrowers pursuant to the Amended and Restated Debtor In Possession Revolving Credit Agreement, dated as of December 31, 2002 (as amended and in effect from time to time, the "CREDIT AGREEMENT"), among the Borrowers, the Lender and the other lending institutions party thereto, General Electric Capital Corporation, as the administrative agent for the Lenders (as successor to Fleet National
         Bank) (the "ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as the syndication agent for the Lenders (the "SYNDICATION AGENT"), General Electric Capital Corporation, as the co-agent for the Lenders (the "CO-AGENT" and, together with the Administrative Agent and the Syndication Agent, the "AGENTS"), and GECC Capital Markets Group, Inc., as Lead Arranger and Book Manager;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Note and the other Notes issued pursuant to the Credit Agreement (the "SUBSTITUTE NOTES") are issued in substitution for the unpaid principal balances outstanding under all of the notes previously issued by the Borrowers under the Original DIP Credit Agreement (the "ORIGINAL NOTES"), and which Original Notes are outstanding as of the date hereof. Up to the full amount of the principal balances of the Substitute Notes, the principal balances outstanding under the Original Notes shall continue in all respects to be outstanding under the Substitute Notes, and the Substitute Notes shall not be deemed to evidence a novation or payment and refunding of any part of the outstanding principal balances under the

Original Notes. Notwithstanding the dates thereof, the Substitute Notes carry all of the rights to unpaid interest that were carried by the Original Notes such that no loss of interest shall result from any such substitution.

         This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

         The Borrowers irrevocably authorize the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or the day of any automatic conversion of a Letter of Credit Obligation to a Loan in accordance with the Credit Agreement or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Each of the Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable. Each of the Borrowers further waive all suretyship defenses generally.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN OR THE BANKRUPTCY COURT AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESSES SPECIFIED IN SS.21 OF THE CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

                                    NATIONSRENT, INC.
                                    NATIONSRENT USA, INC.
                                    NATIONSRENT TRANSPORTATION
                                      SERVICES, INC.
                                    NR DELAWARE, INC.
                                    NRGP, INC.
                                    NATIONSRENT WEST, INC.
                                    LOGAN EQUIPMENT CORP.
                                    NR DEALER, INC.
                                    NR FRANCHISE COMPANY
                                    BDK EQUIPMENT COMPANY, INC., each as
                                    a debtor and a debtor in possession



                                    By:
                                       -----------------------
                                    Name:
                                    Title:


                                    NATIONSRENT OF TEXAS, LP
                                    NATIONSRENT OF INDIANA, LP, each as a
                                    debtor and a debtor in possession
                                    By: NRGP, Inc., general partner



                                    By:
                                       -----------------------
                                    Name:
                                    Title:

                                           Amount of            Balance of
                       Amount           Principal Paid           Principal            Notation
     Date              of Loan            Or Prepaid              Unpaid              Made By:
     ----              -------          --------------          ----------            --------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B



                              FORM OF LOAN REQUEST



                             ______________ __, ____


To the Co-Agent

[____________________

_____________________

_____________________]

 Attention:  [______________]

         Re:      Loan Request

Ladies and Gentlemen:

         Reference is hereby made to that certain Amended and Restated Debtor In Possession Revolving Credit Agreement dated as of December 31, 2002 (as amended and in effect from time to time, the "CREDIT AGREEMENT"), among NationsRent Inc., as a debtor and a debtor in possession, and its Subsidiaries party thereto, each as a debtor and a debtor in possession (collectively, the "BORROWERS"), certain other lending institutions which are or may become parties thereto from time to time (the "Lenders"), General Electric Capital Corporation, as the administrative agent for the Lenders (as successor to Fleet National
Bank) (the "ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as the syndication agent for the Lenders (the "SYNDICATION AGENT"), and General Electric Capital Corporation, as the co-agent for the Lenders (the "CO-AGENT" and, together with the Administrative Agent and the Syndication Agent, the "AGENTS"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         Pursuant to ss.2.6.1 of the Credit Agreement, we hereby request that a Loan consisting in the principal amount of $________________________be made on________________________, _____. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.

         We hereby certify (a) that the aggregate outstanding principal amount of the Loans on today's date is $______________________, (b) that we will use the proceeds of the requested Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

                                    Very truly yours,

                                    NATIONSRENT, INC.
                                    NATIONSRENT USA, INC.
                                    NATIONSRENT TRANSPORTATION
                                      SERVICES, INC.
                                    NR DELAWARE, INC.
                                    NRGP,INC.
                                    NATIONSRENT WEST, INC.
                                    LOGAN EQUIPMENT CORP.
                                    NR DEALER, INC.
                                    NR FRANCHISE COMPANY
                                    BDK EQUIPMENT COMPANY, INC., each as
                                    a debtor and a debtor in possession



                                    By:
                                       -----------------------
                                    Name:
                                    Title:


                                    NATIONSRENT OF TEXAS, LP
                                    NATIONSRENT OF INDIANA, LP, each as a
                                    debtor and a debtor in possession
                                    By: NRGP, Inc., general partner



                                    By:
                                       -----------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT C



                            ASSIGNMENT AND ACCEPTANCE

                    Dated as of [_____________________, 200_]

         Reference is hereby made to that certain Amended and Restated Debtor In Possession Revolving Credit Agreement dated as of December 31, 2002 (as amended and in effect from time to time, the "CREDIT AGREEMENT"), by and among (i) NationsRent, Inc., a Delaware corporation and a debtor and a debtor in possession and its Subsidiaries party thereto, each as a debtor and a debtor in possession (collectively, the "BORROWERS"), (ii) the lending institutions referred to therein as Lenders (collectively, the "LENDERS"), and (iii) General Electric Capital Corporation, as administrative agent for the Lenders (as successor to Fleet National Bank) (the "ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as the syndication agent for the Lenders (the "SYNDICATION AGENT"), General Electric Capital Corporation, as the co-agent for the Lenders (the "CO-AGENT' and, together with the Administrative Agent and the Syndication Agent, the "AGENTS"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         [_________________________] (the "ASSIGNOR") and
[______________________________] (the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $[______________________] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [________________________%] in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance, (B) as of the date hereof, its Commitment is $[____________________________], its Commitment Percentage is [______]%, the
aggregate outstanding principal balance of its Loans equals $[______________________], the aggregate amount of its Letter of Credit Obligations equals $[______________________] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit

Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Note delivered to it under the Credit Agreement.

         The Assignor requests that the Borrowers exchange the Assignor's Note for a new Note payable to the Assignor and the Assignee as follows:

@@

Notes Payable to                 Amount of
 the Order of:                     Note
----------------                 ---------
Assignor                            $
Assignee                            $
@@


         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee,
(C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to ss.10.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, as the case may be; and (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be_________________ __, ____ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for acceptance by the Administrative Agent and recording in the Register by the Administrative Agent. Schedule 1.1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1.1 annexed hereto.

         5.       RIGHTS UNDER CREDIT
AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to ss.18.2 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                    [             ]



                                    By:
                                       -----------------------
                                    Name:
                                    Title:



                                    [             ]





                                    By:
                                       -----------------------
                                    Name:
                                    Title:


CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Administrative Agent



By:
   -----------------------
   Name:
   Title:

                                                                       EXHIBIT D



                       FORM OF BORROWING BASE CERTIFICATE


         We refer to that certain Amended and Restated Debtor In Possession Revolving Credit Agreement dated as of December 31, 2002 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"), by and among NationsRent, Inc., a Delaware corporation and a debtor and a debtor in possession ("NATIONSRENT"), and its Subsidiaries party thereto, each a debtor and a debtor in possession (collectively, the "BORROWERS"), the lending institutions referred to therein as the Lenders, General Electric Capital Corporation, as administrative agent for the Lenders (as successor to Fleet National Bank) (the "ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as the syndication agent for the Lenders (the "SYNDICATION AGENT"), and General Electric Capital Corporation, as the co-agent for the Lenders (the "CO-AGENT" and, together with the Administrative Agent and the Syndication Agent, the "AGENTS"). Each capitalized term contained herein and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.



         The undersigned, in his capacity as the __________________ of NationsRent, hereby certifies that the following information is true, correct and complete as of ______________________, _, 200_.

1.       Product of (i) (A) Adjusted Consolidated
         EBITDA for the twelve full calendar
         month period immediately prior to such
         date or (B) in the case of a calculation
         date prior to February 15, 2003,
         $25,000,000 multiplied by (ii) 3                                       $___________

2.       Total Receivables of Borrowers (book value)                            $___________

         Less: Receivables (i) not solely owned by
               a Borrower, (ii) not subject to a duly
               perfected, first priority Lien in
               favor of the Administrative Agent,
               or (iii) subject to Liens other than
               Permitted Liens                                ($___________)

         Less: Receivables outstanding more than
               60 days past original due date or
               more than 90 days past the
               Receivable's invoice date                      ($___________)

         Less: Receivables not arising out of the
               bona fide sale or true lease of goods
               or rendition of services, or not the
               valid, binding and legally
               enforceable obligation of the
               applicable Account Debtor                      ($___________)

         Less: Receivables arising from the sale or
               lease of goods that were not shipped
               or delivered to such Account Debtor
               on an absolute sale or true lease
               basis, or were shipped or delivered
               to such Account Debtor on a bill
               and hold sale basis, a consignment
               sale basis, a guaranteed sale basis,
               a sale or return basis, or on the
               basis of any other similar
               understanding, or, in the case of
               sale of goods, a material part of
               such goods has been returned or
               rejected, or in the case of the lease
               of goods, the lease as to any
               material part of such leased goods
               has been rejected                              ($___________)

         Less: Receivables owing by an Account
               Debtor located outside of the
               United States, or not payable in
               Dollars                                        ($___________)

         Less: Receivables owing by (i) Account
               Debtors who are insolvent or the
               subject of any bankruptcy or
               insolvency proceedings of any kind
               or of any other pending proceeding
               or action, which might have a
               materially adverse effect on such
               Account Debtor or (ii) Account
               Debtors otherwise deemed
               ineligible by the Agents for credit
               for other reasons (subject, in the
               case of clause (i) to certain
               exceptions found in clause (vi) of
               the definition of Eligible
               Receivable)                                    ($___________)

         Less: Receivables owing by Account

               Debtors in respect of which 30% or
               more in face value of the
               Receivables of such Account Debtor
               or any of its Affiliates are not
               deemed Eligible Receivables by
               reason of being past due                       ($___________)

         Less: Receivables owing by an Account
               Debtor whose then-existing
               Receivables owing to any of the
               Borrowers exceed in face amount
               10% of total Eligible Receivables of
               all of the Borrowers; provided that
               such Receivables cease to be
               Eligible Receivables only in excess
               of such limits                                 ($___________)

         Less: Receivables attributable to goods
               not yet shipped or delivered or the
               services giving rise to such
               Receivable have not been performed
               by such Borrower, or the Receivable
               otherwise does not represent a final
               sale or bona fide true lease with
               respect to such goods or services              ($___________)

         Less: Receivables subject to any present
               or contingent (or facts exist which
               are the basis for any future) offset,
               deduction or counterclaim, dispute,
               or other defense on the part of the
               Account Debtor, to the extent of
               such offset, deduction, or
               counterclaim, dispute or defense               ($___________)

         Less: Receivables not evidenced by an
               invoice, lease, instrument or other
               documentation in form reasonably
               acceptable to the Agents                       ($___________)

         Less: Receivables subject to any
               enforceable prohibition (under
               applicable law, by contract or
               otherwise) against its assignment
               or requiring notice of or consent to
               any assignment to the Agents
               (unless such notices and consents

               have been given or received and
               such Receivable has been duly and
               validly assigned to the
               Administrative Agent, for the
               benefit of the Lenders and the
               Agents)                                        ($___________)

         Less: Receivables arising from goods that
               at the time of sale were subject to
               Liens other than Permitted Liens               ($___________)

         Less: Receivables arising from the sale of
               goods subject to any express or
               implied representation or warranty
               breached by Borrowers, or
               Receivables subject to any Loan
               Document with respect to which
               any representation, warranty, or
               covenant has been breached                     ($___________)

         Less: The portion of Receivables arising
               out of any transaction with any
               creditor, tenant, lessor, or supplier
               of or to the Borrowers which is not
               in excess of any amounts owed by
               the Borrowers to such creditor,
               tenant, lessor, or supplier                    ($___________)

         Less: Receivables arising out of any
               transaction with any Affiliate of
               the Borrowers                                  ($___________)

         Less: Receivables attributable to Account
               Debtors located in a state or
               jurisdiction denying creditors
               access to its courts in the absence of
               qualification to transact business in
               such state or the filing of a notice of
               business activities report or other
               similar filing, unless the applicable
               Borrower may qualify as a foreign
               corporation authorized to transact
               business in such state or
               jurisdiction and gain access to such
               courts (without incurring cost or
               penalty viewed by the Agents as
               significant) and such later

               qualification cures any access to
               courts to enforce payment of such
               Receivable, or such Borrower has
               filed such notice or similar filing
               with the applicable state or
               jurisdiction agency for the then
               current year                                   ($___________)

         Less: Receivables which are determined
               by the Agents, in their reasonable
               discretion to be ineligible for any
               reason, or which are attributable to
               Account Debtors which are
               determined by the Agents, in their
               reasonable discretion to be
               ineligible for any reason                      ($___________)

         Less: Receivables which do not have such
               other characteristics as the Agents
               may require from time to time, in
               their reasonable discretion in
               accordance with the Credit
               Agreement                                      ($___________)

         Less: Other Receivables that are not
               Eligible Receivables                           ($___________)

3.       Total Eligible Receivables of Borrowers
         (book value)                                                           $___________

4.       Line (3) multiplied by 0.75                                            $___________

5.       Total Inventory of the Borrowers
         consisting of owned rental equipment
         (orderly liquidation value)                                            $___________

         Less: Inventory which is not owned by
               the Borrowers or owned by the
               Borrowers but not free and clear of
               Liens or rights of other Persons,
               other than (i) the Permitted Liens
               specified in ss.11.2(b) and (e) of the
               Credit Agreement and (ii) first
               priority perfected Liens entitled to
               priority under applicable law in
               favor of the Administrative Agent

               and the Prepetition Administrative
               Agent                                          ($___________)

         Less: Inventory not located on premises
               in the United ($ States of America             ($___________)

         Less: Inventory on consignment                       ($___________)

         Less: Inventory covered by a negotiable
               document of title, which document
               has not been delivered to the
               Administrative Agent or its
               nominee with all necessary
               endorsements and which has not
               been endorsed in blank to the
               Administrative Agent, free and
               clear of all Liens, other than liens
               in favor of the Prepetition
               Administrative Agent                           ($___________)

         Less: Inventory obsolete or otherwise
               materially unfit, incapable of being
               leased or lost or stolen                       ($___________)

         Less: Inventory which consists of display
               items, packing or shipping
               materials, manufacturing supplies,
               work-in-progress Inventory or
               replacement parts                              ($___________)

         Less: Inventory which is not of a type
               rented or leased by or held for rent
               or lease by the Borrowers to
               customers in the ordinary course of
               the Borrowers' business                        ($___________)

         Less: Inventory which does not comply
               with any of the representations and
               warranties pertaining to Inventory
               set forth in the Loan Documents                ($___________)

         Less: Inventory which comprises costs
               associated with "freight-in" charges           ($___________)

         Less: Inventory which (i) consists of
               Hazardous Substances (other than

               gas, oil and lubricants used in the
               ordinary course of operating and
               maintaining such Inventory), (ii)
               fails to comply with requirements of
               applicable law or (iii) Inventory
               which cannot be transported, sold
               or leased in compliance with
               applicable law without licenses
               other than licenses that are readily
               available                                      ($___________)

         Less: Inventory which is not covered by
               casualty insurance reasonably
               acceptable to the Agents and for
               which the Administrative Agent
               has been named loss payee                      ($___________)

         Less: Inventory which does not have such
               other characteristics as the Agents
               may require from time to time, in
               their reasonable discretion, in
               accordance with the Credit Agreement           ($___________)

         Less: Other Inventory which is not
               Eligible Rental Equipment                      ($___________)

6.       Total Eligible Rental Equipment of
         Borrowers (orderly liquidation value)                                  $___________

7.       Line (6) multiplied by 0.35                                            $___________

8.       Total Eligible Receivables plus Eligible
         Rental Equipment (Add Line (4) and Line
         (7))                                                                   $___________

9.       The lesser of Lines (1) and (8)                                        $___________

10.      Commitment Reserve plus any other
         reserves established by the Agents                                     $___________

11.      Carve-Out ($3,500,000)                                                 $___________

12.      Borrowing Base (Subtract Lines (10) and
         (11) from Line (9))                                                    $___________

13.      Total Amount of Outstanding Loans and
         Letter of Credit Obligations                         ($___________)

14.      Remaining Availability under Borrowing
         Base (Subtract Line (13) from the lesser
         of the current Total Commitment and
         Line (12))                                                             $___________

         In addition, the undersigned, in his capacity as the __________________ of NationsRent, hereby certifies that (i) attached hereto as Schedule 1 is a true and correct list of each item of Eligible Rental Equipment as of the Closing Date or, in the case of a Borrowing Base Certificate delivered after the Closing Date, Eligible Rental Equipment added to the Borrowing Base since the delivery to the Agents of the immediately preceding Borrowing Base Certificate, including for each such item of Eligible Rental Equipment its serial number, and
(ii) in the case of a Borrowing Base Certificate delivered after the Closing Date, attached hereto as Schedule 2 is a true and correct list of each item of Inventory that has been deleted from the Borrowing Base since the delivery to the Agents of the immediately preceding Borrowing Base Certificate, including for each such item of Inventory its serial number.

         The Agents acknowledge that, because of practical issues in the Borrowers tracking sales of Inventory, lost Inventory and casualties to Inventory, Inventory sold by the Borrowers in the ordinary course of business, Inventory lost and casualties to Inventory may not be reported on Schedule 2 hereto as deletions from the Borrowing Base until the Borrowing Base Certificate immediately following the end of the Relevant Period in which the sale, loss or casualty has occurred. The term "Relevant Period" means (a) in the case of a sale or loss of or casualty to Inventory occurring during the first fifteen days of a calendar month, the period ending on the fifteenth day of the next succeeding month and (b) in the case of a sale or loss of or casualty to Inventory occurring during a calendar month after the first fifteen days of the calendar month, the period ending on the last day of the next succeeding month.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the ____ day of ________________,____.



                                    NATIONSRENT, INC.
                                    NATIONSRENT USA, INC.
                                    NATIONSRENT TRANSPORTATION
                                      SERVICES, INC.
                                    NR DELAWARE, INC.

                                    NRGP, INC.
                                    NATIONSRENT WEST, INC.
                                    LOGAN EQUIPMENT CORP.
                                    NR DEALER, INC.
                                    NR FRANCHISE COMPANY
                                    BDK EQUIPMENT COMPANY, INC., each as
                                    a debtor and a debtor in possession



                                    By:
                                       -----------------------
                                    Name:
                                    Title:


                                    NATIONSRENT OF TEXAS, LP
                                    NATIONSRENT OF INDIANA, LP, each as
                                    a debtor and a debtor in possession
                                    By: NRGP, Inc., general partner



                                    By:
                                       -----------------------
                                    Name:
                                    Title:

                                                                      EXHIBIT E


        MASTER INVENTORY FINANCING, SECURITY, AND SETTLEMENT AGREEMENT

         This Master Inventory Financing, Security, and Settlement Agreement, dated as of **[_____________________________________________], 2002 (this
"Agreement"), is by and between **[___________________________________________,
__________], a **[_________________________________________ corporation]
("Lender"). NationsRent, Inc., a Delaware corporation ("Parent"), and its subsidiaries party hereto (collectively with Parent, the "Borrowers"). Initially capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Section 11.1 of this Agreement.

                                   BACKGROUND

A. On December 17, 2001 (the "Petition Date"). Borrowers filed for relief with the United States Bankruptcy Court, District of Delaware (the "Bankruptcy Court"), under chapter 11 of the Bankruptcy Code (collectively, the "Cases").

B. Prior to the Petition Date, Parent (and/or certain of its subsidiaries) and Lender entered into the [financing] [leasing] arrangements described on Annex A hereto (together with any amendments, modifications, and other documents related thereto, the "Pre-Petition Agreements") with respect to, among other things, the Inventory.

C. Lender has demonstrated to the Pre-Petition Agent and Borrowers that, immediately prior to the Petition Date, Lender had a first priority perfected security interest in the Inventory [if the Pre-Petition Agreements were deemed to create a "security interest" under the UCC and were not deemed to be "leases" under the UCC].

D. Borrowers and Lender desire to: (i) terminate the Pre-Petition Agreements; (ii) cause each of the Borrowers and Lender to be fully and finally released from any and all liabilities and obligations arising under or in connection with the Pre-Petition Agreements; and
         (iii) enter into a new financing arrangement with respect to the Inventory, in each case, on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

         In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.       Termination and Release.

         1.1 Termination of Pre-Petition Agreements. As of the Effective Date, except with respect to the Bankruptcy Related Claims, Borrowers and Lender agree that the Pre-Petition Agreements are terminated and that no Person will be entitled to any rights or claims arising under the Pre-Petition Agreements.

         1.2      Release of Borrowers.

                  (a) In exchange for the Notes and other rights and benefits arising under this Agreement, as of the Effective Date, Lender, on behalf of itself and each of its present and former directors, officers, employees, agents, representatives, advisors, and affiliates (collectively with Lender, the "Lender Parties"), releases and discharges Borrowers and each of their respective present and former directors, officers, employees, agents, representatives, advisors, and affiliates from any and all claims, causes of action, liabilities, and obligations (each, a "Claim") arising under or related to the Pre-Petition Agreements ** [(including, without limitation, the Litigation)]. **[In addition, without limiting the generality of the foregoing, as of the Effective Date, Lender agrees to promptly dismiss the Litigation with prejudice.]

                  (b) As of the Effective Date, Lender authorizes Borrowers to file such UCC termination statements and to take such other actions as may be reasonably required or necessary to terminate Lender's security interest and any other interests arising under the Pre-Petition Agreements.

         1.3 Release of Lender. In exchange for the Loans and the other rights and benefits arising under this Agreement, as of the Effective Date, each of the Borrowers, on behalf of itself and each of its present and former directors, officers, employees, agents, representatives, advisors, and affiliates, releases and discharges the Lender Parties from any and all Claims arising under or related to the Pre-Petition Agreements **[(including, without limitation, the Litigation)]. **[In addition, without limiting the generality of the foregoing, as of the Effective Date, Borrowers agree to promptly dismiss the Litigation with prejudice.]

         1.4 Limitation. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 1.1, 1.2, and 1.3 do not apply to any and all Claims arising under this Agreement or to the Bankruptcy Related Claims.

         1.5 Bankruptcy Related Claims. Borrowers will take such actions as may be commercially reasonable to ensure that the Plan of Reorganization provides for the Bankruptcy Related Claims to be treated as general unsecured claims.

         1.6 Survival. Notwithstanding any provision in this Agreement to the contrary, the provisions of this Article 1 will survive the termination or expiration of this Agreement for any reason whatsoever.

2.       Loans.

         2.1 General. On the Effective Date: (i) Lender will, subject to the satisfaction or waiver (in writing) of the conditions precedent specified in Section 3.1 of this Agreement, make each of the loans (each, a "Loan") to Borrowers in the respective original principal amounts set forth on Annex B hereto; (ii) for each such Loan, Borrowers will issue to Lender a Note with an original principal amount equal to the applicable original principal amount set forth on Annex B hereto; and (iii) Lender will issue to Borrowers a Bill of Sale, conveying to Borrowers good and marketable title to all of the Inventory subject to this Agreement, free and clear of all Liens. Each Loan will be governed by the terms and conditions of this Agreement and the Note evidencing such Loan.

         2.2 Use of Proceeds. Lender will credit the proceeds of each given Loan to pay Lender the respective Settlement Value for each item of Inventory.

         2.3 Principal Amount and Maturity Date. The Settlement Value for a given item of Inventory represents the principal amount of the applicable Loan allocable to such item of Inventory. The maturity date for each Loan is set forth on Annex B hereto.

         2.4 Interest. Commencing on ** [January 2, 2003] (the "Anticipated Interest Commencement Date"), the unpaid principal amount of each Loan will accrue interest at a per annum rate of interest equal to ___%; provided, however, that, during the continuation of an Event of Default, a premium of ___% per annum will be added to such rate of interest. Such interest will be calculated on the basis of a 360-day year and will be payable quarterly in arrears beginning on **[April 1, 2003] and each quarter thereafter on the first Business Day of each **[July, October, January, and April] through the maturity date of such Loan.

         2.5      Principal Payment.

                  (a) Scheduled Payments. With respect to each given Loan, subject to Sections 2.5(b) and (c) of this
                           Agreement: (i) Borrowers will make the scheduled payments of principal as set forth on Schedule 1 to the applicable Note; (ii) any such scheduled principal payments will be: (A) applied to reduce the outstanding principal balance of such Loan; and
                           (B) allocated on a pro rata basis computed with respect to the then outstanding principal balance of each item of Inventory relating to such Loan; and
                           (iii) Borrowers will make the scheduled payments of accrued interest in accordance with Section 2.4 of this Agreement; provided, however, that, notwithstanding anything in any of the Transaction Documents to the contrary, no interest will accrue with respect to any of the Loans, and no payments of principal or interest with respect to any of the Loans will become due and owing, unless and until the Effective Date occurs.

                  (b) Prepayment of Entire Loan. Borrowers have the right, at their election, to prepay the outstanding principal amount and accrued interest, if any, of one or more of the Loans, as a whole, at any time or from time to time, without penalty or premium.

                  (c) Prepayment With Respect to Item of Inventory. Borrowers have the right, at their election, to prepay the outstanding principal amount and accrued interest, if any, of any item or items of Inventory, at any time or from time to time, without penalty or premium. To the extent that Borrowers make such a prepayment with respect to any item of
                           Inventory: (i) any and all Obligations with respect to such item of Inventory will be deemed to be fully and completely discharged; and (ii) Lender will apply such prepayment to reduce the outstanding principal amount of the applicable Loan by reducing each of the remaining principal payments by an amount equal to such remaining principal payment multiplied by the Payment Reduction Factor. The "Payment Reduction Factor" means, with respect to any given item of Inventory, an amount equal to: (A) the outstanding principal amount relating to such given item of Inventory with respect to the applicable Loan, divided by: (B) the then outstanding principal amount with respect to such Loan (prior to giving effect to application of the payment of the item of Inventory that is being prepaid).

         2.6 Refinancing in Relation to Other Equipment Financings. As of the date of this Agreement, Borrowers are seeking financing that may enable Borrowers to prepay the Notes (and the notes of other lenders that have entered into agreements that are similar to this Agreement with Borrowers (collectively with this Agreement, the "Equipment Financings")). When determining which of the Equipment Financings should be so prepaid, Borrowers are likely to prepay Equipment Financings in the relative order in which they were entered into; provided, however, that, notwithstanding the foregoing, Borrowers are under no obligation to do so.

         2.7 Treatment in Plan of Reorganization. Since the maturity date for each Loan is scheduled to occur after the likely effective date of any Plan of Reorganization, Lender agrees, notwithstanding ss. 1129(a)(9)(A) of the Bankruptcy Code, to accept treatment for the Loans under the Plan of Reorganization as provided in this Agreement so that the terms of this Agreement will survive and govern the relationship between the parties hereto following the effective date of the Plan of Reorganization.

         2.8 Reduction of Principal. Notwithstanding anything in the Transaction Documents to the contrary, if the Effective Date does not occur by the Anticipated Interest Commencement Date, then, with respect to each Loan: (i) the original principal amount will be reduced by the amount of any payments made by Borrowers under the Pre-Petition Agreements as required by
                  Section 365(d)(10) of the Bankruptcy Code after the date of this Agreement, but only to the extent that such payments relate to the Inventory subject to such Loan (each, a "Pre-Petition Agreement Payment"): and (ii) Schedule 1 of the applicable Note will be modified accordingly so as to reduce each of the scheduled principal payments for such Loan by an amount equal to the aggregate amount of such Pre-Petition Agreement Payments, divided by the number of scheduled principal payments.

3.       Conditions Precedent to Loans.

         3.1 Notwithstanding any other terms of this Agreement, the obligation of Lender to make the Loans is subject to the fulfillment, satisfaction, or waiver (in writing) by Lender of the following conditions immediately prior to the making of the Loans:

                  (a) Representations and Warranties. Borrowers' representations and warranties contained in this Agreement shall be true and correct in all material respects on the date the Loans are made.

                  (b) Insurance. Borrowers shall have provided Lender evidence of insurance coverage with respect to the Collateral that complies with Section 4.6 of this Agreement.

                  (c) Non-Existence of Event of Default. There shall not be an Event of Default.

                  (d) Corporate Action and Incumbency Certificate. Lender shall have received a certified copy of the corporate action authorizing the execution and delivery of this Agreement and the other Transaction Documents and the performance of the obligations described herein and therein, together with an incumbency certificate of the authorized signers.

                  (e) Intercreditor Acknowledgement. Lender shall have received an Intercreditor Acknowledgement executed by Borrowers, the Pre-Petition Agent, and the Administrative Agent.

                  (f) Bankruptcy Court Approval. The Bankruptcy Court shall have entered an order approving this Agreement, and such order shall have become a final order not subject to appeal, and the time for filing any such appeal shall have expired.

                  (g) Notes. Borrowers shall have duly executed and delivered to Lender each of the Notes.

         3.2 Notwithstanding any other terms of this Agreement, the Borrowers' Obligations are subject to the fulfillment, satisfaction, or waiver (in writing) by Borrowers of the following conditions immediately prior to the making of the
                  Loans:

                  (a) Bill of Sale. Borrowers shall have received a duly executed Bill of Sale, in form and substance reasonably satisfactory to Borrowers, along with such other documents and instruments evidencing the sale and transfer to Borrowers (or such Borrower as the Borrowers may designate) of good and marketable title to all of the Inventory subject to this Agreement free and clear of all Liens, except for Liens arising under this Agreement.

                  (b) Intercreditor Acknowledgement. The Borrowers shall have received a copy of the Intercreditor Acknowledgement executed by the Pre-Petition Agent, Administrative Agent, and Lender.

                  (c) Bankruptcy Court Approval. The Bankruptcy Court shall have entered an order approving this Agreement, and such order shall have become a final order not subject to appeal, and the time for filing any such appeal shall have expired.

4.       Security Interest; Insurance; Inspection.

         4.1 Grant. As of the Effective Date, to secure Borrowers' outstanding obligations under this Agreement and a given Note, in each case, with respect to a given item of Inventory (such obligations, with respect to such given item of Inventory, being referred to as the "Obligations"), Borrowers grant to Lender a security interest in such given item of Inventory and the proceeds thereof (each, an item of "Collateral"'); provided, however, that Lender agrees that:
                  (i) the Rental Contracts and the proceeds thereof related to such given item of Inventory do not constitute Collateral; and (ii) Lender will not claim an interest in any Rental Contracts or the proceeds thereof.

         4.2 Perfection of Security Interest. Borrowers hereby authorize Lender to file, in the office of the Secretary of State of the State of Delaware, or in any other applicable Uniform Commercial Code filing office, one or more UCC financing statements indicating the Collateral as the collateral. Borrowers further agree to execute and deliver promptly to Lender, concurrently with execution of this Agreement and at any time or times hereafter at the reasonable request of Lender, all assignments, affidavits, reports, notices, and any and all other documents and agreements as Lender may reasonably request, in form reasonably satisfactory to Lender, to perfect and to at all times maintain the perfection of Lender's security interests in the Collateral.

         4.3 Covenants. So long as there are any Obligations outstanding with respect to any given item of Collateral, Borrowers will:
                  (i) defend and indemnify Lender against the claims and demands of all other persons claiming a Lien (other than a Permitted Lien) in such item of Collateral; (ii) except as rented, used, being repaired or serviced in the ordinary course of business, locate such item of Collateral at one of the Borrowers' places of business and not remove such item of Collateral from the continental United States; (iii) on a quarterly basis, provide Lender with a location report setting forth, to the actual knowledge of Borrowers, where the Collateral is located as of the date of such report; (iv) not use such item of Collateral, and to the actual knowledge of Borrowers, not permit such item of Collateral to be used, for any unlawful purpose; (v) not conduct their respective businesses under any other names that are not set forth on Annex F (as the same may be updated from time to time by Borrowers); and (vi) maintain such item of Collateral in good condition and repair, ordinary wear and tear excepted.

         4.4 Taxes. Borrowers agree to promptly pay all taxes, levies, assessments, judgments, and charges of any kind (collectively referred to as "Impositions") arising after the Effective Date upon or relating to: (i) the Collateral; and (ii) Borrowers' ownership or use of the Collateral unless: (A) Borrowers are reasonably contesting such Impositions in good faith; (B) such Impositions are computed on the basis of Lender's income; or
                  (C) such Impositions have been caused by the intentional, reckless, or negligent acts or omissions of Lender (with the Impositions arising under clauses (A), (B), and (C) being referred to as "Permitted Impositions").

         4.5 Maintenance. Borrowers will, at their sole cost and expense, perform all necessary or routinely scheduled maintenance on the Inventory.

         4.6      Insurance.

                  (a) So long as there are any Obligations outstanding, Borrowers agree to, at their own expense: (i) keep all of the Collateral insured against loss or damage by fire, theft, explosion, and other risks; and (ii) maintain public liability insurance, in each case, in such amounts, with such companies, and under such policies as shall be customary in the industry for similarly situated companies.

                  (b)      All policies obtained in accordance with this
                           Section 4.6 shall: (i) name Lender as a loss payee or an additional insured, as the case may be; and
                           (ii) entitle Lender to at least thirty (30) days advanced notice of cancellation. Borrowers will furnish Lender with evidence of payment of premiums on the insurance policies referred to in Section 4.6(a) of this Agreement, upon written request of Lender, which notice may be made not more than once per calendar year.

         4.7 Inspection. Upon forty-eight (48) hours advance written notice by Lender, Borrowers will, once per calendar quarter, allow Lender, by or through any of its officers, agents, attorneys or accountants, to inspect, at Lender's sole cost and expense, the Collateral located at Borrowers' places of business and to examine and make copies, at Lender's sole cost and expense, of Borrowers' books and records located at Borrowers' place of business related to the maintenance, location, and condition of the Collateral. During the continuation of an Event of Default, Borrowers will also allow Lender (no less frequently than monthly) to inspect, at Lender's sole cost and expense, and will reasonably cooperate with Lender in any such inspections of, the Collateral at Borrowers' places of business or where the Collateral may then be located.

5. Borrowers' Representations And Warranties. Borrowers represent and warrant to Lender, all of which representations and warranties shall be continuing until all of the Loans are fully paid to Lender and Borrowers' Obligations under this Agreement and the other Transaction Documents are fully performed, as follows:

         5.1 Existence and Authority. Each Borrower is a Delaware corporation or limited partnership, as the case may be, and has the corporate or limited partnership, as the case may be, power and authority to execute this Agreement and all other Transaction Documents.

         5.2 Validity of Obligations and Agreement. To the extent required by law, and subject to approval by the Bankruptcy Court, Borrowers' Obligations to Lender, this Agreement, and all other Transaction Documents have been duly authorized by Borrowers, and are enforceable against Borrowers in accordance with their respective terms.

         5.3 Nature of Business. The nature of Borrowers' business is primarily the rental of construction and industrial related inventory and equipment.

         5.4 Financial Information. To the extent applicable, all financial information provided to Lender has been prepared and will continue to be prepared in accordance with generally accepted accounting principles, consistently applied, and fairly presents the financial condition of Borrowers, in all material respects.

         5.5 Title and Encumbrances. Upon the Effective Date and the receipt of the Bill of Sale for each item of Inventory, Borrowers will own good and marketable title to each item of Inventory subject to this Agreement, free and clear of all Liens except for Permitted Liens.

         5.6 No Litigation. As of the execution and delivery of this Agreement, except for the Cases, there are no suits or proceedings pending before any court, government agency, arbitration panel, or administrative tribunal, which may result in any material adverse change in the business, the Collateral or financial condition of Borrowers.

         5.7 No Misrepresentations. All representations and warranties in this Agreement and the other Transaction Documents are true and correct, in all material respects, as of the date given.

6. Borrowers' Affirmative Covenants. Until Borrowers' Obligations under this Agreement and the other Transaction Documents are fully performed and all Loans are fully repaid to Lender, Borrowers shall at all times:

         6.1 Financial Statements. If Parent is not required to file the reports required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended:

                  (a) Within one hundred twenty (120) days after the end of each fiscal year of Parent, furnish to Lender consolidated audited financial statements of Borrowers prepared and certified by Parent's certified public accountant; and

                  (b) Within sixty (60) days after the end of each fiscal quarter commencing after the Effective Date (other than the fiscal quarter that contains the Parent's fiscal year end), furnish to Lender the consolidated financial statements of Borrowers.

         6.2 Notice of Adverse Events. Promptly notify Lender of any litigation or governmental proceeding against the Borrowers, which is reasonably likely to have a material adverse effect on this Agreement or the Collateral. Borrowers shall also promptly provide Lender with notice of any occurrence that is an Event of Default or would become an Event of Default solely with the giving of notice, passage of time, or both.

         6.3 Maintain Business Existence and Operations. Do all things reasonably necessary to keep in full force and effect Borrowers' corporate existence, and to continue Borrowers' business described in Section 5.3 of this Agreement.

         6.4 Change in Place of Business or Name. Give Lender prompt written notice of any change in: (i) its respective state of incorporation; and (ii) any Borrower's name.

         6.5 General Compliance with Law. At all times operate Borrowers' business in material compliance with all applicable federal, state, and local laws, ordinances and regulations to the extent that, the failure to do so, would have a material adverse effect on the Collateral.

7. Borrowers' Negative Covenants. So long as any Obligations are outstanding with respect to a given item of Collateral, Borrowers shall not:

         7.1 Mortgage, assign, encumber, or sell any of the Collateral, except: (i) for Permitted Liens; (ii) in the normal and ordinary course of business; and (iii) as otherwise permitted by this Agreement; provided, however, that if Borrowers sell any item of Collateral, Borrowers will pay Lender the outstanding Obligations in full with respect to such item of Collateral within forty-five (45) days of such sale in accordance with Section 2.5(c) of this Agreement; or

         7.2 Except as provided in the Plan of Reorganization, sell substantially all of its assets to, or merge with or into, any other Person, without the prior written consent of Lender, which shall not be unreasonably withheld or delayed.

8. Events of Default. The occurrence and continuation of any of the following events after the Effective Date shall constitute an "Event of Default" under this Agreement.

         8.1 Failure to Pay Amounts Due. Borrowers' failure to make any payments of principal or interest with respect to the Notes within five (5) days after becoming due and owing, and such failure continues for a period of ten (10) days after Borrowers receive written notice from Lender of such failure.

         8.2 Misrepresentation; False Financial Information. Any statement, warranty or representation of Borrowers in connection with or contained in this Agreement, the other Transaction Documents, or any financial statements now or hereafter furnished to Lender by or on behalf of Borrowers, is false or misleading in any material respect.

         8.3 Noncompliance with Agreements. Borrowers breach any material covenant, term, condition or agreement stated in this Agreement or the other Transaction

                  Documents, and such breach continues unremedied for a period of thirty (30) days after Borrowers receive written notice thereof from Lender.

         8.4 Termination of Existence. Parent ceases to do business or Parent is sold, dissolved, merged or liquidated, except as provided in the Plan or Reorganization or as permitted by
                  Section 7.2 of this Agreement.

         8.5 Attachments. Any Lien, to the extent the same does not constitute a Permitted Lien, is issued against the Collateral and is not removed within thirty (30) calendar days after Parent is notified of such Lien, unless such Lien is being contested in good faith and does not present a material risk to Lender's interest in the Collateral.

         8.6 Credit Agreement Default and Acceleration. The lenders under the Credit Agreement or any successor or replacement agreement have declared Borrowers to be in default and have accelerated the indebtedness due thereunder.

9. Remedies. Upon the occurrence and continuance of any Event of Default and the delivery of any required notice and the expiration of any applicable cure period, Lender may exercise any of the following remedies:

         9.1 Acceleration. Lender may, at its option, and without further demand or notice of any kind, declare all Obligations to be immediately due and payable.

         9.2 Termination. Terminate this Agreement and all other Transaction Documents.

         9.3 Possession and Disposition. Exercise the rights of a secured party under the UCC to take possession and dispose of the Collateral (provided that the proceeds of any such dispositions are applied to the Obligations), and, unless previously terminated under Section 9.2 of this Agreement, terminate this Agreement and all other Transaction Documents as of the date of disposition of the Collateral. If the proceeds of disposition, after deducting all costs and expenses incurred in connection with the recovery, repair, storage, and disposition of the Collateral, are less than the then outstanding Obligations, Borrowers will be liable for the deficiency.

         9.4 Other Remedies. Exercise any other remedy provided by law, including the recovery of damages caused by Borrowers' failure to perform or observe any covenant or condition of this Agreement or any other Transaction Document.

         9.5 Remedies Cumulative. The remedies provided for in this Agreement are cumulative and not exclusive, and Lender may exercise any remedies available to it at law or in equity, and as are provided in this Agreement and the other Transaction Documents.

         9.6 No Waiver. No delay or failure of Lender in exercising any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Lender to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with Lender's right to at any time, before or after any Event of Default, demand strict adherence to the terms of this Agreement and the other Transaction Documents.

10.      Miscellaneous.

         10.1 Further Action. Borrowers and Lender agree, from time to time upon the other party's reasonable request, to make, execute, acknowledge, and deliver to such party such further and additional instruments, documents, and agreements, and to take such further action as may be reasonably required to carry out the intent and purpose of this Agreement.

         10.2     GOVERNING LAW, PARTIAL ILLEGALITY. REGARDLESS OF THE
                  LOCATION OF THE EXECUTION OF THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED UNDER THE LAWS OF THE STATE OF DELAWARE. SHOULD ANY PART, TERM, OR PROVISION OF THIS AGREEMENT BE ADJUDGED ILLEGAL OR IN CONFLICT WITH ANY LAW OF THE UNITED STATES OR STATE OF DELAWARE, THE VALIDITY OF THE REMAINING PORTION OR PROVISIONS OF THE AGREEMENT SHALL NOT BE AFFECTED. NOTHING CONTAINED IN THIS AGREEMENT SHALL CONSTITUTE A WAIVER OF ANY RIGHT OF THE BORROWERS, OR OF ANY DUTY OF LENDER, WHICH MAY NOT BE VARIED BY AGREEMENT UNDER THE UCC.

         10.3 Writings Constitute Entire Agreement; Modifications Only in Writing. The Transaction Documents constitute the entire agreement of the parties, and there are no other agreements, express or implied. This Agreement supersedes any and all documents, oral statements or terms heretofore issued in connection with this Agreement. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement, nor the other Transaction Documents can be modified except by a writing executed by Borrowers and Lender. This Agreement shall inure to the benefit of and shall be binding upon all of the parties to this Agreement and their respective successors, estate representatives, and assigns, provided, however, that, except as provided in the Plan of Reorganization, neither party can assign or transfer its rights or obligations under this Agreement without the other party's prior written consent.

         10.4 Confidentiality. Lender agrees, on behalf of itself, each of its affiliates, directors, officers, employees, agents, consultants, advisors, and other representatives (collectively, "Representatives"): (a) to hold and keep any and all information received from or regarding Borrowers in connection with this Agreement (the "Information") in confidence; (b) not to use the Information other than in connection with the performance of its obligations under this Agreement; and

                  (c) not to use the Information to inform a decision by its or any of its Representatives to purchase or sell any debt or equity security of Borrowers. Notwithstanding anything in this Section 10.4 to the contrary, nothing in this Section
                  10.4 shall be deemed to limit Lender's ability to disclose or use any of the Information: (A) after such Information has become public other than through a violation of this Section 10.4; (B) to the extent necessary for Lender to comply with any statute, rule, or regulation or as required by any court of law, governmental agency, or regulatory authority that Lender reasonably believes has jurisdiction and authority over Lender; or (C) in accordance with any consent made by Borrowers in writing after the date of this Agreement.

         10.5 Headings. All section and paragraph headings in this Agreement are included for convenience only and do not constitute a part of this Agreement.

         10.6 Term of Agreement. Unless superseded by a later written agreement, this Agreement shall continue in full force and effect until all of Borrowers' Obligations to Lender are fully satisfied.

         10.7 Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed to have been given when sent (and confirmation of delivery is received by the sender) by telecopy, facsimile or other electronic transmission (which transmission shall also be followed by overnight, or regular mail delivery of a confirmation copy) addressed to the party at the addresses described below (unless such party shall otherwise designate another addressee to receive certain types of notices):

                  If to Borrowers:  NationsRent, Inc.
                                    450 East Las Olas Blvd.
                                    Fort Lauderdale, Florida 33301
                                    Attention: Joseph H. Izhakoff
                                               John Scherer
                                    Telecopier: 954-759-5838

                  With a copy to:   Jones, Day, Reavis & Pogue
                                    41 S. High Street
                                    Suite 1900
                                    Columbus, Ohio 43215
                                    Attention: Randall M. Walters
                                               Rick J. Gibson
                                    Telecopier: 614-461-4198

                  If to Lender:     **[_______________________]
                                    **[_______________________]
                                    **[_______________________]
                                    Attention: **[____________]
                                    Telecopier: **[___________]

                  With a copy to:   **[_______________________]
                                    **[_______________________]
                                    **[_______________________]
                                    Attention: **[____________]
                                    Telecopier: **[___________]

11.      Defined Terms; Construction.

         11.1 Defined Terms. When used in any of the Transaction Documents, the following terms have the following meanings:

                  (a) "Administrative Agent" means General Electric Capital Corporation, as administrative agent under the Credit Agreement, and any successor thereto or replacement thereof.

                  (b) "Agreement" has the meaning set forth in the preamble to this Agreement.

                  (c) "Anticipated Interest Commencement Date" has the meaning set forth in Section 2.4 of this Agreement.

                  (d) "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. ss.ss.101, et seq.

                  (e) "Bankruptcy Court" has the meaning set forth in the Background section to this Agreement.

                  (f) "Bankruptcy Related Claims" means the deficiency claims and the other general unsecured claims that Lender will be allowed under the Plan of Reorganization with respect to the Pre-Petition Agreements, and no other Claims whatsoever; provided, however, that the amount of such Bankruptcy Related Claims will be determined after giving the Borrowers a credit for the aggregate original principal amount of the Loans.

                  (g) "Bill of Sale" means a general bill of sale, duly executed and delivered by Lender, in substantially the form set forth as Annex C hereto, conveying to Borrowers good and marketable title to all of the Inventory subject to this Agreement, free and clear of all Liens.

                  (h) "Borrowers" has the meaning set forth in the preamble to this Agreement.

                  (i) "Business Day" means any day on which commercial banks are not authorized or required to close in Fort Lauderdale, Florida.

                  (j) "Cases" has the meaning set forth in the Background section to this Agreement.

                  (k) "Claim" has the meaning set forth in Section 1.2(a) of this Agreement.

                  (1) "Collateral" has the meaning, with respect to any given Loan and item of Inventory, set forth in
                           Section 4.1 of this Agreement; provided, however, that, to the extent that the Obligations relating to any given item of

                           Inventory have been satisfied, such item of Inventory and its proceeds will no longer be deemed Collateral and such item of Inventory will automatically be deemed deleted from the applicable Note Schedule without any further action and Lender will no longer be entitled to an interest in such item of Inventory or the proceeds thereof.

                  (m) "Credit Agreement" means that certain Amended and Restated Debtor In Possession Revolving Credit Agreement, dated as of December **[___], 2002 (as amended, restated, amended and restated, superceded, or replaced from time to time), by and among Parent, certain of its subsidiaries, the Administrative Agent, and the other parties thereto, or any successor agreement thereto; provided, however, that, without limiting the generality of the foregoing, the term "Credit Agreement" includes, without limitation: (i) any credit agreement by which the Credit Agreement is refinanced, in whole or in part, and (ii) any credit agreement by which financing is provided to the Borrowers to emerge from the Cases, in each case, regardless of whether such credit agreement is with the same or different lenders and regardless of whether the aggregate principal amount outstanding under such credit agreement is greater than the maximum amount permitted under the original Credit Agreement.

                  (n) "Effective Date" means, subject to the satisfaction or waiver of the conditions precedent set forth in
                           Article 3 of this Agreement, **[December 5, 2002].

                  (o)      "Equipment Financings" has the meaning set forth in
                           Section 2.6 of this Agreement.

                  (p)      "Event of Default" has the meaning set forth in
                           Article 8 of this Agreement.

                  (q)      "Impositions" has the meaning set forth in Section
                           4.4 of this Agreement,

                  (r)      "Information" has the meaning set forth in Section
                           10.4 of this Agreement.

                  (s) "Intercreditor Acknowledgement" means an acknowledgement in substantially the form set forth as Annex E hereto executed by the Administrative Agent, the Pre-Petition Agent, the Lender, and the Borrowers with respect to the Inventory and the proceeds thereof.

                  (t) "Inventory" means, with respect to any given Loan, each item of inventory described on the Note Schedule of the given Note evidencing such Loan, as such Note Schedule may be amended from time to time in accordance with the Transaction Documents.

                  (u) "Lender" has the meaning set forth in the Preamble to this Agreement.

                  (v)      "Lender Parties" has the meaning set forth in
                           Section 1.2(a) of this Agreement.

                  (w) "Liens" means any liens, security interests, mortgages, and any other claims or encumbrances whatsoever.

                  (x) **["Litigation" means that certain adversary proceeding styled as NationsRent. Inc. v. ???. Adv. Pro. No. ??? (PJW), filed on _______________________
                           ______, 2002.]

                  (y) "Loan" has the meaning set forth in Section 2.1 of this Agreement.

                  (z) "Note" means, with respect to any given Loan, the promissory note, in substantially the form set forth as Annex D hereto, issued by Borrowers as of the Effective Date evidencing such Loan.

                  (aa) "Note Schedule" means, with respect to any Note, the schedule attached as Schedule 2 to such Note describing the Inventory financed by such Note.

                  (bb)     "Obligations" has the meaning set forth in Section
                           4.1 of this Agreement,

                  (cc) "Parent" has the meaning set forth in the Preamble to this Agreement.

                  (dd) "Payment Reduction Factor" has the meaning set forth in Section 2.5(c) of this Agreement.

                  (ee)     "Permitted Impositions" has the meaning set forth in
                           Section 4.4 of this Agreement.

                  (ff) "Permitted Liens" means: (i) any and all Liens arising under the Transaction Documents; (ii) any and all Liens arising under or with respect to the Credit Agreement, any Senior Debt, or the Rental Contracts, but only to the extent that such Liens are subordinate to the Liens arising under the Transaction Documents; (iii) Liens of carriers, warehousemen, mechanics, and materialmen and other like Liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue; provided that such Liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Borrowers in good faith by appropriate proceedings and if Borrowers have set aside on their books adequate reserves with respect thereto as required by generally accepted accounting principles; and (iv) Permitted Impositions.

                  (gg) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency, or other entity.

                  (hh) "Petition Date" has the meaning set forth in the Background section of this Agreement.

                  (ii) "Plan of Reorganization" means any Plan of Reorganization of the Borrowers in the Cases to the extent confirmed by the Bankruptcy Court.

                  (jj) "Pre-Petition Agent" means Fleet National Bank, as administrative agent under the Pre-Petition Credit Agreement, and any successor thereto or replacement thereof.

                  (kk) "Pre-Petition Agreements" has the meaning set forth in the Background section to this Agreement.

                  (11) "Pre-Petition Agreement Payment" has the meaning set forth in Section 2.8 to this Agreement.

                  (mm) "Pre-Petition Credit Agreement" means that certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 2, 2000, as amended, among the Borrowers, the lenders party thereto, the Pre-Petition Agent, and the other parties thereto.

                  (nn) "Rental Contracts" means the rental contracts with respect to Borrowers' inventory entered into by Borrowers' with their customers in the normal and ordinary course of business.

                  (oo)     "Representatives" has the meaning set forth in
                           Section 10.4 of this Agreement.

                  (pp) "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any indebtedness of the Borrowers, whether outstanding on the date of this Agreement or thereafter created, incurred, or assumed, unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal or, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Borrowers under the Credit Agreement or the Pre-Petition Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all interest swap obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under currency agreements, in each case whether outstanding on the date of this Agreement or thereafter incurred.

                  (qq) "Settlement Value" means, with respect to any given item of Inventory, the "Settlement Value" indicated for such item of Inventory on Annex B hereto.

                  (rr) "Transaction Documents" means this Agreement, each Note, and any other documents, agreements, or instruments executed or delivered in connection with the Loans.

                  (ss) "UCC" means the Uniform Commercial Code, as in effect from time to time in the State of Delaware.

         11.2 Other Interpretive Provisions. The following interpretive provisions apply to this Agreement: (i) a reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement; (ii) the singular includes the plural and the plural includes the singular; (iii) a reference to any Person includes its permitted successors and permitted assigns; (iv) the words "include," "includes" and "including" are not limiting; (v) the words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement; and (vi) unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

        [Remainder of Page Intentionally Blank - Signature Page Follows]

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the date first written above.


NATIONSRENT, INC.                            [_______________________________]


By:                                          By:
   --------------------------------             -------------------------------
Name:                                        Name:
     ------------------------------               -----------------------------
Title:                                       Title:
      -----------------------------                ----------------------------


NATIONSRENT USA, INC.                        Acknowledged in the presence of:
NATIONSRENT TRANSPORTATION
   SERVICES, INC.
NR DELAWARE, INC.                            ----------------------------------
NRGP, INC.                                   Notary Public
NATIONSRENT WEST, INC.                       [NOTARY SEAL]
LOGAN EQUIPMENT CORP.                        My Commission Expires:
NR DEALER, INC.
NR FRANCHISE COMPANY
BDK EQUIPMENT COMPANY, INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


NATIONSRENT OF TEXAS, LP
NATIONSRENT OF INDIANA, LP
By: NRGP, Inc., general partner


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


Each acknowledged in the presence of:


-----------------------------------
Notary Public
[NOTARY SEAL]
My Commission Expires:

                                    ANNEX A

                            Pre-Petition Agreements

[INSERT LIST OF PRE-PETITION AGREEMENTS BETWEEN LENDER AND BORROWERS]

                                    ANNEX B

                                     Loans

 Note              Inventory               Maturity            Settlement
Number            Description                Date                Value



                                    ANNEX C

                                  Bill of Sale

         This BILL OF SALE ("Bill of Sale") is executed and delivered by ___________________________ , a ___________________________ corporation
("Transferor"), to NationsRent, Inc., a Delaware corporation ("Transferee").

         KNOW ALL MEN BY THESE PRESENTS, that, as of the Effective Date, Transferor, for good and valuable consideration paid by Transferee, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, convey, transfer, set over and deliver to Transferee, its successors and assigns, good and marketable title in and to all of the Inventory (as defined in that certain Master Inventory Financing, Security, and Settlement Agreement, dated as of ___________________________________, 200__
(the "Agreement"), by and between Transferor, Transferee, and certain affiliates of Transferee) subject to the Agreement, free and clear of all liens except for Liens created by the Agreement.

         TO HAVE AND TO HOLD all of the Inventory unto Transferee, its successors and assigns, to and for its use and benefit forever.

         Transferor hereby warrants to Transferee, its successors and assigns, that there is hereby conveyed to Transferee, as of the Effective Date, good and marketable title to the Inventory, free and clear of all Liens except for Liens created by the Agreement, and that Transferor will warrant and defend such title forever and against all claims and demands whatsoever.

         Transferor covenants and agrees that it will whenever and as often as reasonably requested to do so by the Transferee, its successors and assigns, execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may be required more effectively to convey and transfer to, and vest in, Transferee, its successors and assigns, possession of and good and marketable title to the Inventory free and clear of all Liens except for Liens created by the Agreement.

         This Bill of Sale is made pursuant to and is subject to the Agreement, and shall be binding upon Transferor, its successors and assigns, and shall inure to the benefit of Transferee and its successors and assigns; provided, however, that this Bill of Sale shall only be effective if and when the Effective Date occurs.

         Unless otherwise defined herein, all capitalized terms used in this Bill of Sale have the respective meanings assigned to them in the Agreement.

         IN WITNESS WHEREOF, Transferor has caused this Bill of Sale to be duly executed by its authorized representative as of the ______ day of ___________________________ 2002.


                                    [Transferor]

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    ANNEX D

                                Promissory Note

                                PROMISSORY NOTE

$___________                                   _________________________ ,200__


         FOR VALUE RECEIVED, the undersigned, NationsRent, Inc., a Delaware corporation, and each of its subsidiaries party to the Agreement (as defined below) (collectively, the "Borrowers"), jointly and severally, promise to pay to ________________________________________________________, a
______________________________________corporation (the "Lender"), at its office set forth below or at such other place as Lender may designate in writing, the principal sum of _________________________________________ DOLLARS
($_______________________) plus interest at the rates and in accordance with the terms of the Agreement, all in lawful money of the United States of America. Borrowers shall, subject to the terms and conditions of the Agreement (as defined below), make payments of principal together with all accrued and unpaid interest in accordance with Schedule 1 attached hereto. Notwithstanding anything in this Note to the contrary, this Note shall only be effective if and when the Effective Date (as defined in the Agreement) occurs.

         This Promissory Note (this "Note") has been issued by the Borrowers in accordance with the terms of that certain Master Inventory Financing, Security, and Settlement Agreement, dated as of___________________________________, 2002
(the "Agreement"), among Borrowers and Lender. The Lender is entitled to the benefits of the Agreement and may exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. All capitalized terms used in this Note and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

         The Borrowers irrevocably authorize the Lender to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Agreement to make payments of principal of and interest on this Note when due.

         The Borrowers have the right to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement.

         Each of the Borrowers waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable. Each of the Borrowers further waive all suretyship defenses generally.

         THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL RIGHTS AND OBLIGATIONS HEREUNDER.

         Additional terms and conditions relating to this Note are contained in the Agreement. Without limiting or expanding the grant of the security interest in the Agreement, the purpose of this Note is to provide financing for the items described on the attached Schedule 2.

              [Remainder of Page Blank -- Signature Page Follows]

                       SIGNATURE PAGE TO PROMISSORY NOTE


BORROWERS:


NATIONSRENT, INC.


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


NATIONSRENT USA, INC.
NATIONSRENT TRANSPORTATION
  SERVICES, INC.
NR DELAWARE, INC.
NRGP, INC.
NATIONSRENT WEST, INC.
LOGAN EQUIPMENT CORP.
NR DEALER, INC.
NR FRANCHISE COMPANY
BDK EQUIPMENT COMPANY, INC.


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


NATIONSRENT OF TEXAS, LP
NATIONSRENT OF INDIANA, LP

By: NRGP, Inc., general partner


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


Each acknowledged in the presence of:


----------------------------------------
Notary Public
[NOTARY SEAL]
My Commission Expires:

                                    Amount of                 Balance of
                   Amount         Principal Paid              Principal          Notation
Date              of Loan           Or Prepaid                 Unpaid            Made By:



                                   SCHEDULE 1

                              REPAYMENT SCHEDULE

Subject to the terms of the Agreement, the Note will be repaid as follows:

Date                      Amount of Scheduled Payment of Principal




Subject to the terms and conditions of this Note and the Agreement, and without modifying this Note or the Agreement in any manner, for illustrative purposes, set forth below is an amortization schedule that would be applicable if all of the scheduled principal and interest payments were made in accordance with this Note and the Agreement and no prepayments were made whatsoever:


PAYMENT #         DATE          PAYMENT        INTEREST        PRINCIPAL          BALANCE




                                   SCHEDULE 2

                                   Inventory

[ATTACH LIST OF EACH ITEM OF INVENTORY FINANCED BY THE NOTE AND THE APPLICABLE SETTLEMENT VALUE THEREFOR]

                                     ANNEX E

                          Intercreditor Acknowledgement

                         INTERCREDITOR ACKNOWLEDGEMENT

         This INTERCREDITOR ACKNOWLEDGEMENT (this "Acknowledgement"), dated as of__________________________, 200_____, is by and among ______________________, a ________ corporation ("Lender"), NationsRent, Inc., a Delaware corporation ("Parent"), its subsidiaries party hereto (collectively with Parent, the "Borrowers"), and: (i) Fleet National Bank, as administrative agent (the "Pre-Petition Agent"), under that certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 2, 2000 (as amended, restated, superseded, or replaced from time to time, the "Pre-Petition Credit Agreement"), by and among Borrowers, the Pre-Petition Agent, and the other parties thereto (the "Pre-Petition Lenders"); and (ii) General Electric Capital Corporation, as administrative agent (the "Administrative Agent") under that certain Amended and Restated Debtor In Possession Revolving Credit Agreement, dated as of December **[__________], 2002 (as amended, restated, superseded, or replaced from time to time, the "Credit Agreement"), by and among Borrowers, the Administrative Agent, and the other parties thereto (the "Post-Petition Lenders").

                                   BACKGROUND

A. In connection with the Pre-Petition Credit Agreement, the Pre-Petition Agent has acquired a security interest in certain property of Borrowers.

B. In connection with the Credit Agreement, the Administrative Agent has acquired a security interest in certain property of Borrowers.

C. In connection with that certain Master Inventory Financing, Security, and Settlement Agreement, dated as of______________________, 200___(the "Agreement"), by and between Lender and Borrowers, Lender has sold certain inventory (the "Inventory") to Borrowers.

D. To induce Lender to sell the Inventory to Borrowers as provided under the Agreement, the Pre-Petition Agent and the Administrative Agent have agreed to provide this Acknowledgement with respect to the Collateral (as defined below).

                                 ACKNOWLEDGEMENT

         For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Pre-Petition Agent, on behalf of the Pre-Petition Lenders, and the Administrative Agent, on behalf of the Post-Petition Lenders, agree as follows:

1. Subordination. Any security interest that Lender may now have or may hereafter acquire in the Collateral ("Lender's Interest") will be senior and prior to any security interest which the Pre-Petition Agent, the Pre-Petition Lenders, the Administrative Agent, or the Post-Petition Lenders (collectively, the "Subordinate Lenders") may now have or may hereafter acquire in the Collateral, and any security interest of the Subordinate Lenders in respect of the Collateral will be in all respects subordinate to and in rank after the security



                                       E-l
         interest created by or in relation to the Agreement so long as Lender's Interest is perfected and is not subject to avoidance; provided, however, to the extent that Lender has been paid in full for a particular item of Inventory, then such particular item of Inventory and the proceeds thereof will no longer be deemed Collateral, and Lender will not claim an interest in such particular item of Inventory and the proceeds thereof. Lender does not claim a security interest in any property of Borrowers other than the Collateral. For purposes of this Agreement, the term "Collateral" means the Inventory and the proceeds thereof, but excludes: (i) proceeds that are chattel paper arising out of the Borrowers' leasing or rental of the Inventory in the ordinary course; and (ii) any proceeds of such chattel paper.

2. Priority. The priority of Lender's Interest described in Section 1 will apply regardless of: (i) the time or order of attachment or perfection of the respective ownership and/or security interests of Lender and the Pre-Petition Agent or the Administrative Agent; or (ii) the time or sequence in which any financing statements are or were filed; provided, however, that nothing in this Acknowledgement is intended to modify the rights of the Pre-Petition Agent or the Administrative Agent arising under ss.9-315 of the Uniform Commercial Code (the "UCC") (as adopted in any applicable jurisdiction) with respect to the proceeds of the Inventory.

3. Inventory Schedules. The Inventory subject to this Acknowledgement will be set forth in various schedules, the form of which will be substantially as set forth in Exhibit A (each, an "Inventory Schedule"). To be effective, an Inventory Schedule must be signed by the Pre-Petition Agent, the Administrative Agent, Lender, and Borrowers and incorporate this Acknowledgement by reference. Notwithstanding the foregoing, to the extent that Lender has been paid in full for a particular item of Inventory on the Inventory Schedule, then such particular item of Inventory will be deemed deleted from such Inventory Schedule, and Lender will not claim an interest in such particular item of Inventory and the proceeds thereof.

4. Reconciliation of Schedules. Upon either: (i) the reasonable request of any party hereto; or (ii) to the extent there are changes to the Inventory Schedule, on the last business day of the month in which such changes occur, the parties hereto may execute a replacement Inventory Schedule that will include any new Inventory subject to this Acknowledgement and that will omit any items of Inventory for which the Lender has been paid in full.

5. Successors and Assigns. This Acknowledgement will be binding upon the successors and assigns of the Pre-Petition Agent and the Administrative Agent and inure to the benefit of the successors and assigns of the Lender, the Pre-Petition Lenders, the Post-Petition Lenders, and Borrowers.

6. Representations and Warranties. The Pre-Petition Agent represents and warrants to the Lender and Borrowers that the execution, delivery, and performance of this Acknowledgment has been duly authorized by the Pre-Petition Lenders, and that this Acknowledgment is enforceable against the Pre-Petition Agent and the Pre-Petition Lenders in accordance with its terms. The Administrative Agent represents and warrants to the Lender and Borrowers that the execution, delivery, and performance of this

         Acknowledgment has been duly authorized by the Post-Petition Lenders, and that this Acknowledgment is enforceable against the Administrative Agent and the Post-Petition Lenders in accordance with its terms.

7. Governing Law. This Acknowledgement will be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to the rules thereof relating to conflict of laws.

8. Notices. All notices given under this Acknowledgement will be sufficiently given for all purposes if in writing and delivered either by: (i) personal delivery; (ii) documented overnight delivery service; or (iii) to the extent receipt is confirmed, telecopy, facsimile, or other electronic transmission service to the appropriate address or number as set forth below:


If to Lender:                           with a copy to:

   ----------------------                  -------------------------

   ----------------------                  -------------------------

   ----------------------                  -------------------------
   Attention:                              Attention:
              ---------------------                   --------------------------
   Telecopier:                             Telecopier:
              ---------------------                   --------------------------

If to Borrowers:                        with a copy to:

   NationsRent, Inc.                       Jones, Day, Reavis & Pogue
   450 East Las Olas Blvd.                 1900 Huntingdon Center
   Suite 1400                              Columbus, OH 43215
   Ft. Lauderdale, FL 33301                Attention:  Randall M. Walters, Esq.
   Attention:  Joseph H. Izhakoff, Esq.                Rick J. Gibson, Esq.
               Mr. John Scherer            Telecopier: 614-461-4198
   Telecopier: 954-759-6992

If to Pre-Petition Agent:               with a copy to:

   Fleet National Bank                     Bingham McCutchen, LLP
   100 Federal Street                      150 Federal Street
   Boston, MA 02110                        Boston, MA 02110-1726
   Attention:  Ms. Virginia Dennett        Attention:  Edwin E. Smith, Esq.
   Telecopier: 617-434-4775                            Megan H. Lawrence, Esq.
                                           Telecopier: 617-951-8736

If to Administrative Agent:             with a copy to:

   General Electric Capital Corporation    Bingham McCutchen, LLP
   401 Merritt Seven, 2nd Floor            150 Federal Street
   Norwalk, CT 06856                       Boston, MA 02110-1726
   Attention:  Capital Markets Group       Attention:  Edwin E. Smith, Esq.
               Steven F. Campbell                      Megan H. Lawrence, Esq.
   Telecopier: **[___-____-____]           Telecopier: 617-951-8736


         or at such other address and to the attention of such other person as any party hereto may designate by written notice to the other parties hereto.

9. Entire Agreement; Amendment. This Acknowledgement is the entire agreement between the parties with respect to the subject matter hereof. Neither this Acknowledgement nor any term hereof will be amended or modified in any manner except by an instrument in writing which refers to this Acknowledgement and is executed by each of the parties hereto.

10. Counterparts. This Acknowledgement may be executed by the parties hereto in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. Any signature pages of this Acknowledgement or any Inventory Schedules transmitted by telecopier will have the same legal effect as an original executed signature page.

11. Effective Date. Notwithstanding anything in this Acknowledgment to the contrary, this Acknowledgment will only become effective if and when the Effective Date (as defined in the Agreement) occurs.

         IN WITNESS WHEREOF, the parties have executed this Acknowledgement as of the date first written above.


FLEET NATIONAL BANK,                   [LENDER], a ____________corporation
as Pre-Petition Agent

By:                                    By:
      --------------------------               ---------------------------------
Name:                                  Name:
      --------------------------               ---------------------------------
Title:                                 Title:
      --------------------------               ---------------------------------


NATIONSRENT, INC., a Delaware          NATIONSRENT USA, INC.
corporation                            NATIONSRENT TRANSPORTATION SERVICES, INC.
                                       NR DELAWARE, INC.
By:                                    NRGP, INC.
       -------------------------       NATIONSRENT WEST, INC.
Name:                                  LOGAN EQUIPMENT CORP.
       -------------------------       NR DEALER, INC.
Title:                                 NR FRANCHISE COMPANY
       -------------------------       BDK EQUIPMENT COMPANY, INC.

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION,  NATIONSRENT OF TEXAS, LP
as Administrative Agent                NATIONSRENT OF INDIANA, LP
                                       By: NRGP, Inc., general partner

By:                                    By:
      --------------------------               ---------------------------------
Name:                                  Name:
      --------------------------               ---------------------------------
Title:                                 Title:
      --------------------------               ---------------------------------

                                    EXHIBIT A

                           Form of Inventory Schedule

         This Inventory Schedule No.______________, dated as of_______________________, 200____(this "Inventory Schedule"), is being executed and delivered pursuant to that certain Intercreditor Acknowledgement (the "Acknowledgement"), dated as of_________________________________, 200____, by and among [Lender], a___________corporation ("Lender"), NationsRent, Inc., a Delaware corporation ("Parent") and its subsidiaries party hereto (collectively with Parent, the "Borrowers"), and: (i) Fleet National Bank, as administrative agent (the "Pre-Petition Agent"), under that certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 2, 2000 (as amended, restated, superseded, or replaced from time to time), by and among Borrowers, the Pre-Petition Agent, and the other parties thereto; and (ii) General Electric Capital Corporation, as administrative agent (the "Administrative Agent"), under that certain Amended and Restated Debtor In Possession Revolving Credit Agreement, dated as of December ___________________, 2002 (as amended, restated, superseded, or replaced from time to time), by and among Borrowers, the Administrative Agent and the other parties thereto.


1. This Inventory Schedule is entered into pursuant to Section 3 of the Acknowledgement, and the Acknowledgement is incorporated hereby by reference. [This Inventory Schedule replaces the Inventory Schedule No._______________, dated as of_______________________, 200____, by and among the Lender, Borrowers, and Fleet.][NB: DELETE BRACKETED LANGUAGE IN SCHEDULE NO. 1]

2. The inventory described on Schedule 1 hereto is Inventory (as defined in the Acknowledgement) and is subject to the terms and conditions of the Acknowledgement.

3. To the extent that Lender has been paid in full for a particular item of Inventory on this Inventory Schedule, then such particular item of Inventory will be deemed deleted from this Inventory Schedule.

        [Remainder of Page Intentionally Blank - Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Inventory Schedule as of the date first written above.



FLEET NATIONAL BANK,                   [LENDER], a ____________corporation
as Pre-Petition Agent and as
Administrative Agent

By:                                    By:
     -------------------------               --------------------------------
Name:                                  Name:
     -------------------------               --------------------------------
Title:                                 Title:
     -------------------------               --------------------------------


                                       NATIONSRENT, INC., a Delaware
                                       corporation

                                       By:
                                             --------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------

                                       NATIONSRENT USA, INC.
                                       NATIONSRENT TRANSPORTATION SERVICES, INC.
                                       NR DELAWARE, INC.
                                       NRGP, INC.
                                       NATIONSRENT WEST, INC.
                                       LOGAN EQUIPMENT CORP.
                                       NR DEALER, INC.
                                       NR FRANCHISE COMPANY
                                       BDK EQUIPMENT COMPANY, INC.

                                       By:
                                             --------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION,  NATIONSRENT OF TEXAS, LP
as Administrative Agent                NATIONSRENT OF INDIANA, LP
                                       By: NRGP, Inc., general partner

By:                                    By:
     -------------------------               --------------------------------
Name:                                  Name:
     -------------------------               --------------------------------
Title:                                 Title:
     -------------------------               --------------------------------

                                   SCHEDULE 1

                               List of Inventory

                                   [Attached]

                                     ANNEX F

                                      Names

NationsRent, Inc.
NationsRent USA, Inc.
NationsRent Transportation Services, Inc.
NR Delaware, Inc.
NRGP, Inc.
NationsRent West, Inc.
Logan Equipment Corp.
NR Dealer, Inc.
NR Franchise Company
BDK Equipment Company, Inc.
NationsRent of Texas, LP
NationsRent of Indiana, LP



                                           F-l

                                   Schedules

                                       To

Amended and Restated Debtor In Possession Revolving Credit Agreement, dated as of December 31, 2002 (the "Credit Agreement"), among NationsRent, Inc. ("Parent") and its subsidiaries party thereto (together with the Parent, the "Borrowers"), General Electric Capital Corporation, as Administrative Agent, and the lending institutions party thereto

         These Schedules are furnished by the Borrowers to the Agents and the Lenders as of December 31, 2002, pursuant to and as part of the Credit Agreement. Capitalized terms used, but not otherwise defined herein, have the meanings ascribed to such terms in the Credit Agreement. Headings have been inserted to these Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Schedules as set forth in the Credit Agreement.

                                  SCHEDULE 1.1

                             Commitment Percentages

Lender                                                Commitment Percentage
-------                                               ---------------------
General Electric Capital Corporation                        100.000000%

                                  SCHEDULE 1.2

                            Agency Account Agreements

Three Party Agreement Relating to Lockbox Services, entered into as of May 21, 2002, as amended, among NationsRent, Inc., NationsRent USA, Inc., NationsRent of Texas, LP, NationsRent West, Inc., Fleet National Bank, and Bank of America, N.A.

Schedule for Lockbox and Blocked Account Services, dated as of April____, 2002, by and between Fifth Third Bank, Fleet National Bank, and NationsRent, Inc.

Master Treasury Management Agreement, dated as of April______, 2002, by and between Fifth Third Bank and NationsRent, Inc.

Deposit Account Control Agreement, dated as of June 4, 2002, among NationsRent of Texas, L.P., Fleet National Bank and Texas Gulf Bank

                                  SCHEDULE 1.3

                           Existing Letters of Credit


FLEET STANDBY LETTERS OF CREDIT
LETTER OF CREDIT                   ISSUE      EXPIRY         AMOUNT      AMENDED       INCREMENTAL   INCREASE   RENEWED   RENEWED
                                    DATE       DATE                                      INCREASE      DATE                EXPIRY
1S1228792                         1-Sep-00   31-Aug-0l    1,218,500.00   10-Aug-0l     2,437,000.00  1-Dec-00  31-Aug-0l  31-Aug-0
Beneficiary:                                                                           3,655,500.00  l-Mar-01
The Travelers Indemnity Company                                                        4,874,000.00  l-Jun-01  31-Aug-02  31-Aug-0



1S1286488                         7-Sep-0l   31-Aug-02    2,166,666.67   10-Sep-0l     4,333,333.34  l-Jan-02
Beneficiary:                                                                           6,500,000.00  l-May-02  31-Aug-02  31-Aug-0
The Travelers Indemnity Company



1S1339213
Beneficiary:
Lee D. Powar,Esq., as rep.        9-Jul-02   18-Dec-02      500,000.00    9-Jul-02             0.00  NONE      18-Dec-02  18-Jun-0
Hahn Loeser & Parks LLP



1S1350529
Beneficiary:                     29-Aug-02    l-Feb-03    8,125,000.00                         0.00  NONE
The Travelers Indemnity Company


                                                                                      19,999,000.00

                                  SCHEDULE 9.3

                               Title to Properties

Assets exchanged pursuant to the Exchange Agent Agreement.

The rights of customers in the ordinary course of business pursuant to rental contracts, and the rights of customers in the ordinary course of business pursuant to rental purchase options allowing the customers to elect to purchase such assets.

                                  SCHEDULE 9.6

                             Intellectual Properties

See attached Schedule 9.6-A

                                                               Schedule 9.6A


                                          APPLI-                  REGIS-       REGIS-
                                          CATION                  TRATION     TRATION     RENEWAL
COUNTRY     TRADEMARK      STATUS         NUMBER    FILING DATE   NUMBER        DATE       DATE       CLASSES      OWNER NAME
-------    ----------     --------       --------   -----------  --------   ----------   ---------    -------   --------------
Argentina  NATIONSRENT
            & Design      Published      2,208,755  18-Mar-1999                                             37   NationsRent, Inc.
Argentina  NATIONSRENT
            & Design      Published      2,208,754  18-Mar-1999                                             35   NationsRent, Inc.
Argentina  NATIONSRENT    Registered     2,208,752  18-Mar-1999  1,793,594  10-May-2000  10-May-2010        35   NationsRent, Inc.
Argentina  NATIONSRENT    Registered     2,208,753  18-Mar-1999  1,793,595  10-May-2000  10-May-2010        37   NationsRent, Inc.
Argentina  NATIONSRENT
            & Design      Registered     2,208,754  18-Mar-1999  1,793,596  10-May-2000  10-May-2010        35   NationsRent, Inc.
Australia  NATIONSRENT
            & Design      Registered       787,013  01-Mar-1999    787,013  01-Mar-1999  01-Mar-2009     35,37   NationsRent, Inc.
Australia  NATIONSRENT    Published        787,012  01-Mar-1999    787,012  01-Mar-1999  01-Mar-2009     35,37   NationsRent, me.
Brazil     NATIONSRENT
            & Design      Published      821489747  15-Mar-1999                                              7   NationsRent, Inc.
Brazil     NATIONSRENT
            & Design      Published      821489755  15-Mar-1999                                             40   NationsRent, hie.
Brazil     NATIONSRENT    Published      821489771  15-Mar-1999                                              7   NationsRent, Inc.
Brazil     NATIONSRENT    Published      821489763  15-Mar-1999                                             40   NationsRent, Inc.
Canada     NATIONSRENT
            & Design      Allowed          887,824  18-Aug-1998                                                  NationsRent, Inc.
Canada     NATIONSRENT
            & Design      Allowed          887,823  18-Aug-1998                                                  NationsRent, Inc.
Chile      NATIONSRENT
            & Design      Registered        444342  26-Mar-1999    558,973  19-Jan-2000  19-Jan-2010     37,42   NationsRent, Inc.
Chile      NATIONSRENT
            & Design      Registered        456509                 558,975  19-Jan-2000  19-Jan-2010       7,8   NationsRent, Inc.
Chile      NATIONSRENT    Registered        444341  26-Mar-1999    562,974  02-Mar-2000  02-Mar-2010     37,42   NationsRent, Inc.
Chile      NATIONSRENT    Registered        456508                 558,974  19-Jan-2000  19-Jan-2010       7,8   NationsRent, Inc.
China      NATIONSRENT    Registered    9900024190  15-Mar-1999    1415717  28-Jun-2000  27-Jun-2010        37   NationsRent, Inc.
Colombia   NATIONSRENT
            & Design      Published       99016177  16-Mar-1999                                             42   NationsRent, Inc.
Colombia   NATIONSRENT
            & Design      Registered      99016176  16-Mar-1999    224,665  31-Jan-2000  01-Mar-2010        37   NationsRent, Inc.
Colombia   NATIONSRENT    Registered      99016178  16-Mar-1999    224,664  31-Jan-2000  01-Mar-2010        37   NationsRent, Inc.
Colombia   NATIONSRENT    Published       99016179  16-Mar-1999    242,927  03-Oct-2001  03-Oct-2011        42   NationsRent, Inc.
Colombia   NATIONSRENT
            & Design      Registered      99016177  16-Mar-1999    233,519  23-Apr-2001  23-Apr-2011        42   NationsRent, Inc.
European   NATIONSRENT    Registered       962,803  21-Oct-1998    962,803  21-Oct-1998  21-Oct-2008    7,8,37   NationsRent, Inc.
Community
European   NATIONSRENT    Registered       962,795  21-Oct-1998    962,795  21-0ct-1998  21-Oct-2008    7,8,37   NationsRent, Inc.
Community
Indonesia  NATIONSRENT
            & Design      Pending         J99-9749  10-Jun-1999                          10-Dec-2008        37   NationsRent, Inc.
Indonesia  NATIONSRENT
            & Design      Pending         J99-9750  10-Jun-1999                          10-Dec-2008        35   NationsRent, Inc.
Indonesia  NATIONSRENT    Registered      J99-9752  10-Jun-1999     459103  21-Dec-2000  07-Jan-2009        35   NationsRent, Inc.
Indonesia  NATIONSRENT
            & Design      Registered      J99-9750  10-Jun-1999     459102  21-Dec-2000  07-Jan-2009        37   NationsRent, Inc.
Israel     NATIONSRENT    Registered       127,626  03-May-1999    127,626  06-Jun-2000  03-May-2006        35   NationsRent, Inc.
Israel     NATIONSRENT    Registered       127,627  03-May-1999    127,627  06-Apr-2000  03-May-2006        37   NationsRent, Inc.
Israel     NATIONSRENT
            & Design      Registered       127,628  03-May-1999    127,628  06-Jun-2000  03-May-2006        35   NationsRent, Inc.
Israel     NATIONSRENT
            & Design      Registered       127,629  03-May-1999    127,629  06-Jun-1999  03-May-2006        37   NationsRent, Inc.
Japan      NATIONSRENT    Registered     108359/98  17-Dec-1998    4423196  06-Oct-2000  06-Oct-2010      7,37   NationsRent, Inc.
Japan      NATIONSRENT    Registered   2000-089657  14-Aug-2000    4526297  30-Nov-2001  30-Nov-2011  39,40,42   NationsRent, Inc.
Japan      NATIONSRENT
            & Design      Registered     108360/98  17-Dec-1998    4423197  06-Oct-2000  06-Oct-2010      7,37   NationsRent, Inc.
Japan      NATIONSRENT
            & Design      Registered  2000-1089658  14-Aug-2000    4449407  26-Jan-2001  26-Jan-2011  39,40,42   NationsRent, Inc.
Korea,     NATIONSRENT
 South      & Design      Registered  41-1999-4014  27-Mar-1999      58801  04-Jan-2000  04-Jan-2010        37   NationsRent, Inc.
Korea,     NATIONSRENT
 South      & Design      Registered  41-1999-4013  27-Mar-1999      58800  04-Jan-2000  04-Jan-2010        37   NationsRent, Inc.
Mexico     NATIONSRENT
            & Design      Registered       344,459  20-Aug-1998    628,064  ll-Oct-1999  20-Aug-2008        37   NationsRent, Inc.
Mexico     NATIONSRENT
            & Design      Registered       344,460  20-Aug-1998    607,675  29-Apr-1999  20-Aug-2008        42   NationsRent, Inc.


                                                 APPLI-                     REGIS-     REGIS-
                                                 CATION                    TRATION    TRATION       RENEWAL
COUNTRY       TRADEMARK             STATUS       NUMBER    FILING DATE     NUMBER       DATE          DATE     CLASSES   OWNER NAME
-------      -----------         ----------   ----------   -----------   ----------  -----------   ----------  -------  ------------
Mexico       NATIONSRENT         Registered      344,503   20-Aug-1998      628,066  ll-Oct-1999   20-Aug-2008     42   NationsRent,
               & Design                                                                                                  Inc.
Mexico       NATIONSRENT         Registered      344,504   20-Aug-1998      628,067  ll-Oct-1999   20-Aug-2008     37   NationsRent,
               & Design                                                                                                  Inc.
Mexico       NATIONSALES         Registered      344,501   20-Aug-1998      610,037  21-May-1999   20-Aug-2008     37   NationsRent,
                                                                                                                         Inc.
Mexico       NATIONSALES         Registered      344,502   20-Aug-1998       610038  21-May-1999   20-Aug-2008     42   NationsRent,
                                                                                                                         Inc.
Mexico       NATIONSRENT         Registered      344,506   20-Aug-1998       610039  21-May-1999   20-Aug-2008     42   NationsRent,
                                                                                                                         Inc.
Mexico       NATIONSRENT         Registered      344,505   20-Aug-1998      598,606  27-Jan-1999   20-Aug-2008     37   NationsRent,
                                                                                                                         Inc.
New          NATIONSRENT         Registered       305893   03-Mar-1999       305893  31-Aug-1999   03-Mar-2006     37   NationsRent,
 Zealand       & Design                                                                                                  Inc.
New          NATIONSRENT         Registered       305892   03-Mar-1999       305892  31-Aug-1999   03-Mar-2006     37   NationsRent,
 Zealand                                                                                                                 Inc.
Peru         NATIONSRENT         Registered       080751   ll-Mar-1999     00019215  26-Oct-1999   26-Oct-2009     37   NationsRent,
               & Design                                                                                                  Inc.
Peru         NATIONSRENT         Registered       082339   12-Apr-1999     00058974  15-Nov-1999   15-Nov-2009      7   NationsRent,
              & Design                                                                                                  Inc.
Peru         NATIONSRENT         Registered       082338   12-Apr-1999     00058544  26-Oct-1999   26-Oct-2009      7   NationsRent,
                                                                                                                         Inc.
Peru         NATIONSRENT         Registered       080750   ll-Mar-1999     00018790  16-Sep-1999   16-Sep-2009     37   NationsRent,
                                                                                                                         Inc.
Singapore    NATIONSRENT         Pending      T99/02643E   17-Mar-1999                                             37   NationsRent,
              & Design                                                                                                   Inc.
Singapore    NATIONSRENT         Registered   T99/02642G   17-Mar-1999   T99/02642G  17-Mar-1999   17-Mar-2009     37   NationsRent,
                                                                                                                         Inc.
Thailand     NATIONSRENT         Registered      387,538   20-May-1999      SM10699  18-Sep-2000   19-May-2009     37   NationsRent,
              & Design                                                                                                   Inc.
Thailand     NATIONSRENT         Registered      387,537   20-May-1999      SM10586  31-Aug-2000   19-May-2000     37   NationsRent,
                                                                                                                         Inc.
United       1-800-NO-SWEAT      Registered   75/594,299   23-Nov-1998    2,407,059  21-Nov-2000   21-Nov-2010  35,37   NationsRent
 States of                                                                                                               West, Inc.
 America
United       1800NOSWEAT.COM     Open                                                14-May-2001   14-May-2002          NationsRent
 States of    (Domain Name)                                                                                              West, Inc.
 America
United       1-800-NOSWEAT.COM   Open                                                14-May-2001   14-May-2002          NationsRent
 States of    (Domain Name)                                                                                              West, Inc.
 America
United       1-800-NO-SWEAT.COM  Open                                                14-May-2001   14-May-2002          NationsRent
 States of    (Domain Name)                                                                                              West, Inc.
 America
United       1800NOSWEAT.NET     Open                                                14-May-2001   14-May-2002          NationsRent
 States of     (Domain Name)                                                                                              West, Inc.
 America
United       1-800-NOSWEAT.NET   Open                                                14-May-2001   14-May-2002          NationsRent
 States of     (Domain Name)                                                                                              West, Inc.
 America
United       1-800-NO-SWEAT.NET  Open                                                14-May-2001   14-May-2002          NationsRent
 States of     (Domain Name)                                                                                              West, Inc.
 America
United       A-ACTION            Registered   74/584,281   ll-Oct-1994    1,925,894  10-Oct-1995   10-0ct-2005     37   NationsRent
 States of                                                                                                                West, Inc.
 America
United       ACTION EQUIPMENT    Registered   75/347,877   27-Aug-1997    2,206,927  Ol-Dec-1998   Ol-Dec-2008  35,37 NationsRent
 States of    CO. INC.                                                                                                   of New
 America                                                                                                                 Hampshire
United       C&E RENTAL &        Registered   75/277,241   18-Apr-1997    2,154,938  05-May-1998   05-May-2008  35,39  NationsRent
 States of    SERVICE INC.                                                                                               of Indiana,
 America                                                                                                                 Inc.
United       MISCELLANEOUS       Registered   75/594,298   23-Nov-1998    2,390,584  26-Sep-2000   26-Sep-2010  35,37   NationsRent
 States of    DESIGN                                                                                                     West, Inc.
 America      (NATIONSRENT)
United       MISCELLANEOUS       Registered   75/594,094   23-Nov-1998    2,478,688  14-Aug-2001   14-Aug-2011  35,37   NationsRent
 States of    DESIGN                                                                                                     West, Inc.
 America      (NATIONSRENT)
United       MISCELLANEOUS       Registered   75/594,092   23-Nov-1998    2,354,802  06-Jun-2000  06-Jun-2010  35,37  NationsRent
 States of    DESIGN                                                                                                     West, Inc.
 America      (NATIONSRENT)
United       MISCELLANEOUS       Registered   75/615.381   04-Jan-1999    2,331,810  21-Mar-2000   21-Mar-2010  35,37   NationsRent
 States of    DESIGN                                                                                                     West, Inc.
 America      (Outdoor Sign)
United       NATION-RENT.COM     Open                                                14-May-2001   14-May-2002          NationsRent
 States of    (Domain Name)                                                                                               West, Inc.
 America

                                                APPLI-                     REGIS-      REGIS-
                                                CATION                    TRATION      TRATION       RENEWAL     CLA-
COUNTRY       TRADEMARK            STATUS       NUMBER     FILING DATE     NUMBER       DATE          DATE       SSES   OWNER NAME
---------    -----------          ---------   ----------   -----------   ----------  -----------   ----------   ------  ------------
United       NATIONRENT.NET       Open                                               14-May-2001   14-May-2002          NationsRent
 States of   (Domain Name)                                                                                                West, Inc.
 America
United       NATION-RENT.NET      Open                                               14-May-2001   14-May-2002          NationsRent
 States of   (Domain Name)                                                                                                West, Inc.
 America
United       NATIONSRENT          Registered  76/152,645   24-Oct-2000   2,496,250   09-Oct-2001   09-Oct-2011      28  NationsRent
 States of    & Design                                                                                                    West, Inc.
 America
United       NATIONSRENT          Registered  75/513,132   06-Jul-1998   2,367,538   18-Jul-2000   18-Jul-2010   35,37  NationsRent
 States of    & Design                                                                                                    West, Inc.
 America
United       NATIONSRENT          Registered  75/512,988   02-Jul-1998   2,315,739   08-Feb-2000   08-Feb-2010   35,37  NationsRent
 States of    & Design                                                                                                    West, Inc.
 America
United       NATIONSRENT          Registered  75/856,567   23-Nov-1999   2,483,579   28-Aug-2001   28-Aug-2011      41  NationsRent
 States of    & Design                                                                                                    West, Inc.
 America
United       NATIONSRENT          Registered  75/603,347   10-Dec-1998   2,365,905   ll-Jul-2000   ll-Jul-2010   35,37  NationsRent
 States of    & Design                                                                                                    West, Inc.
 America
United       NATIONSRENT          Registered  75/654,613   05-Mar-1999   2,478,421   14-Aug-2001   14-Aug-2011   35,37  NationsRent
 States of    1-800-NO SWEAT                                                                                              West, Inc.
 America      & Design
United       NATIONSRENT          Registered  75/856,553   23-Nov-1999   2,480,812   21-Aug-2001   21-Aug-2011      41  NationsRent
 States of    NATIONSRENT                                                                                                 West, Inc.
 America      & Design
United       NATIONSRENT          Registered  75/514,678   02-Jul-1998   2,287,604   19-Oct-1999   19-Oct-2009   35,37  NationsRent
 States of    NATIONSRENT                                                                                                 West, Inc.
 America      & Design
United       NATIONSRENT          Registered  75/514,695   02-Jul-1998   2,380,392   29-Aug-2000   29-Aug-2010   35,37  NationsRent
 States of    NATIONSRENT                                                                                                 West, Inc.
 America      & Design
United       NATIONSRENT          Registered  75/654,612   05-Mar-1999   2,392,280   03-Oct-2000   03-Oct-2010   35,37  NationsRent
 States of    NATIONSRENT                                                                                                 West, Inc.
 America      1-800-NO SWEAT
              & Design
United       NATIONSRENT          Registered  75/603,348   10-Dec-1998   2,448,196   Ol-May-2001   Ol-May-2011   35,37  NationsRent
 States of    NO SWEAT                                                                                                    West, Inc.
 America      & Design
United       NATIONSRENT          Registered  75/856,554   23-Nov-1999   2,480,813   21-Aug-2001   21-Aug-2011      41  NationsRent
 States of    RACING                                                                                                      West, Inc.
 America      & Design
United       NATIONSRENT          Registered  76/152,644   24-Oct-2000   2,509,600   20-Nov-2001   20-Nov-2011      25  NationsRent
 States of    RACING                                                                                                      West, Inc.
 America      & Design
United       NATIONSRENT          Registered  75/856,552   23-Nov-1999   2,478,588   14-Aug-2001   14-Aug-2011      41  NationsRent
 States of    RACING                                                                                                      West, Inc.
 America      & Design (color)
United       NATIONS              Allowed     75/774,576   12-Aug-1999                                          7,8,25  NationsRent
 States of    TOOLS                                                                                                       West, Inc.
 America      & Design
United       NATIONS TOOLS        Allowed     75/774,152   12-Aug-1999                                          7,8,25  NationsRent
 States of    NATIONSTOOLS                                                                                                West, Inc.
 America      & Design
United       NATIONSRENT          Registered  75/856,568   23-Nov-1999   2,483,580   28-Aug-2001   28-Aug-2011      41  NationsRent
 States of                                                                                                                West, Inc.
 America
United       NATIONSRENT          Registered  75/653,790   04-Mar-1999   2,388,694   19-Sep-2000   19-Sep-2010      35  NationsRent
 States of                                                                                                                West, Inc.
 America
United       NATIONSRENT          Registered  75/448,172   ll-Mar-1998   2,312,467   25-Jan-2000   25-Jan-2010      37  NationsRent
 States of                                                                                                                West, Inc.
 America
United       NATIONSRENT          Registered  75/615,382   04-Jan-1999   2,357,016   13-Jun-2000   13-Jun-2010   35,37  NationsRent
 States of     & Design                                                                                                   West, Inc.
 America
United       NATIONSRENT          Allowed     76/070,440   15-Jun-2000                                           35,37  NationsRent,
 States of    1-800-NO SWEAT &                                                                                            Inc.
 America      DECAL Design (B&W)

                                                 APPLI-                      REGIS-      REGIS-
                                                 CATION                     TRATION      TRATION      RENEWAL     CLA-
COUNTRY       TRADEMARK            STATUS        NUMBER     FILING DATE      NUMBER        DATE        DATE       SSES   OWNER NAME
---------    -----------          ---------    ----------   -----------    ----------  -----------   ----------   ----  ------------
United       NATIONSRENT          Allowed      76/070,444   15-Jun-2000                                           35,37 NationsRent,
 States of    1-800-NO SWEAT &                                                                                            Inc.
 America      DECAL Design
              (Color)
United       NATIONSRENT          Registered   75/856,570   23-Nov-1999    2,483,581   28-Aug-2001   28-Aug-2011     41  NationsRent
 States of    RACING                                                                                                      West, Inc.
 America
United       NATIONSRENT WE       Registered   75/615,380   04-Jan-1999    2,357,015   13-Jun-2000   13-Jun-2010  35,37 NationsRent
 States of    APPRECIATE YOUR                                                                                             West, Inc.
 America      BUSINESS & Design
United       NATIONSRENT.COM      Open                                                 05-Nov-1997   06-Nov-2005        NationsRent,
 States of                                                                                                                Inc.
 America
United       NATIONSRENT-         Open                                                 29-Dec-2000   29-Dec-2002        NationsRent,
 States of    RACING.COM                                                                                                  Inc.
 America
United       NATIONS-RENT.COM     Open                                                 14-May-2001   14-May-2002        NationsRent
 States of    (Domain Name)                                                                                               West, Inc.
 America
United       NATIONS-RENT.NET     Open                                                 14-May-2001   14-May-2002        NationsRent
 States of    (Domain Name)                                                                                               West, Inc.
 America
United       NATIONSRENT          Open                                                 29-Dec-2000   29-Dec-2002        NationsRent,
 States of    RACING.COM                                                                                                  Inc.
 America      (Domain Name)
United       NATIONSRENT-         Open                                                 14-May-2001   14-May-2002        NationsRent
 States of    RACING.COM                                                                                                  West, Inc.
 America      (Domain Name)
United       NATIONS-RENT-        Open                                                 14-May-2001   14-May-2002        NationsRent
 States of    RACING.COM                                                                                                  West, Inc.
 America      (Domain Name)
United       NATIONSRENT-         Open                                                 14-May-2001   14-May-2002        NationsRent
 States of    RACING.NET                                                                                                  West, Inc.
 America      (Domain Name)
United       NATIONS-RENT-        Open                                                 14-May-2001   14-May-2002        NationsRent
 States of    RACING.NET                                                                                                  West, Inc.
 America      (Domain Name)
United       NO SWEAT...          Registered   76/006,094   21-Mar-2000    2,454,199   22-May-2001   22-May-2011     41 NationsRent
 States of    JUST                                                                                                        West, Inc.
 America      PERFORMANCE
United       ON THE JOB WITH      Registered   75/525,960   27-Jul-1998    2,328,190   14-Mar-2000   14-Mar-2010  35,37 NationsRent
 States of    CONSTRUCTION                                                                                                West, Inc.
 America      BOB & Design
United       ONWARD AND           Registered   74/237,048   13-Jan-1992    1,716,728   15-Sep-1992   15-Sep-2002     41 NationsRent
 States of    UPWARD                                                                                                      West, Inc.
 America
United       RENTAL 1 & Design    Opposed      75/328,347   21-Jul-1997                                              37 General
 States of                                                                                                                Rental,
 America                                                                                                                  Inc.
United       RENTCENTER           Registered   72/107,252   27-Oct-1960      723,393   21-Oct-1961   31-Oct-2001     42 NationsRent
 States of    & Design                                                                                                    West, Inc.
 America
United       NATIONSRENT          Allowed      75/654,617   05-Mar-1999                                           35,37 NationsRent
 States of    NATIONSRENT                                                                                                 West, Inc.
 America      NO SWEAT
              & Design
United       NATIONSRENT          Allowed      75/772,926   ll-Aug-1999                                              37 NationsRent
 States of    TOOLRENTAL                                                                                                  West, Inc.
 America      & Design
United       NATIONSRENT          Allowed      75/773,166   ll-Aug-1999                                              39 NationsRent
 States of    TRUCKRENTAL                                                                                                 West, Inc.
 America      & Design
Venezuela    NATIONS RENT         Registered    99-004988   24-Mar-1999                22-Nov-2000   22-Nov-2010     37 NationsRent,
              & Design                                                                                                    Inc.
Venezuela    NATIONS RENT         Published     99-012393   21-Jul-1999                                              37 NationsRent,
              & Design                                                                                                    Inc.
Venezuela    NATIONSRENT          Published     99-012394   21-Jul-1999                                              42 NationsRent,
                                                                                                                          Inc.
Venezuela    NATIONSRENT          Registered    99-004967   24-Mar-1999                07-Jul-2000   07-Jul-2010     37 NationsRent,
                                                                                                                          Inc.

                                  SCHEDULE 9.7

                                   Litigation

See attached Schedule 9.7A.

                                                                   Schedule 9.7A

         NationsRent, Inc. currently has twenty-six (26) pending adversary proceedings relating to the characterization of certain financing agreements to which NationsRent is a party. (1) To facilitate the purchase of equipment, NationsRent entered into financing agreements with third parties that were labeled "leases." NationsRent's position in the adversary proceedings is that the economic realities of these transactions make them financing arrangements, not leases. As such, NationsRent is seeking a declaration from the court that "recharacterizes" the leases as financing agreements. The twenty-six (26) pending cases, along with pending motions relating to the same agreements, are listed below and sorted by the law firms handling each proceedings.

       PROCEEDINGS BEING HANDLED BY JONES DAY AND RICHARDS LAYTON & FINGER

NationsRent, Inc. et al. v. EFC, Inc.. Adv. Proc. No. 02-04471

NationsRent, Inc. et al. v. BB&T Leasing. Adv. Proc. No. 02-04475
         Motion to Compel the Debtors to Comply with Bankruptcy Code Section 365(d)(10) and for Allowance of Administrative Claim Pursuant to Bankruptcy Code Section 503(b)(l) (Docket Nos. 405 & 406)

NationsRent, Inc. et al. v. Debis Financial Services. Inc.. Adv. Proc. No.
         02-04479 and Counterclaim.

NationsRent, Inc. et al. v. Dime Commercial Corporation. Adv. Proc. No. 02-04482 and Counterclaim.

NationsRent, Inc. et al. v. M Credit. Inc.. Adv. Proc. No. 02-04483 and
         Counterclaim.

NationsRent, Inc. et al. v. Sanwa Business Credit Corp., Adv. Proc.
         No. 02-04484

NationsRent, Inc. et al. v. AmSouth Leasing. Ltd., Adv. Proc. No. 02-04485
         Motion of AmSouth Leasing to Compel; (I) Assumption or Rejection of Unexpired Leases, (II) Payment of Post-Petition Lease Obligations, and
         (III) Allowance and Payment of Administrative Expense Claim (Docket No.
         450)

NationsRent, Inc. et al. v. South Trust Bank. Adv. Proc. No. 02-04486 Motion of
         South Trust Bank for Order: (1) Allowing and Requiring Immediate Payment of Unpaid PostPetition Rent as an Administrative Claim Pursuant to 11 U.S.C. ss. 365(d)(10); (2) Compelling the Debtors to Assume or Reject Unexpired Leases Pursuant to 11 U.S.C. ss. 365(d)(2); and (3) Compelling the Debtors to Provide Adequate Protection Pursuant to 11 U.S.C. ss.ss. 361-362 (d)(l) and 363; or in the Alternative, Granting South Trust Relief from the Automatic Stay Pursuant to 11 U.S.C. ss. 362(d)(l) and (2) (Docket No. 459)

NationsRent, Inc. et al. v. Citizens Leasing Corporation. Adv. Proc. No.
         02-04488 and Counterclaim.
         Motion for Relief from Stay Or In The Alternative For Adequate Protection; (II) For Allowance and Payment Of An Administrative Expense; (III) For Payment Of

--------------
     (1) An additional adversary proceeding, NationsRent, Inc. et al v. John Hancock Leasing Corp. Adv. Proc. No. 02-04617 has been voluntarily dismissed, with NationsRent rejecting the leases involved in that proceeding. Also pending, is a motion to reject the leases involved in the Verizon proceeding.

                                                                   Schedule 9.7A

         Postpetition Rent As Required Under 11 U.S.C. Section 365(d)(10); And
         (IV) To Compel The Debtors To Assume Or Reject Leases (Docket No. 391)

NationsRent, Inc. et al. v. Southern Pacific BanCapital, Adv. Proc. No.
         02-04489 and Counterclaim.

NationsRent, Inc et al. v. Zions Credit Corporation, Adv. Proc. No. 02-04490
         Motion of Zions Credit Corporation (i) for Adequate Protection Pursuant to 11 U.S.C. 363(e) or in the Alternative for Relief from the Automatic Stay, (ii) to Compel the Debtors to Assume or Reject Lease, and (iii) for Allowance and Payment of an Administrative Expense Claim (Docket No. 352)

NationsRent, Inc. et al. v. NorLease, Inc., Adv. Proc. No. 02-04494 and
         Counterclaim.
         Motion of NorLease, Inc. for Order: (A) for Allowance and Immediate Payment of Unpaid PostPetiton Rent; (B) Requiring Debtors to Assume or Reject Lease; and (C) Granting Adequate Protection (Docket No. 373) Motion for Relief from Stay (Docket No. 374) NationsRent, Inc. et al.
         v. ICX Corporation, Adv. Proc. No. 02-04495 and Counterclaim. NationsRent, Inc. et al. v. Bombardier Capital Inc., Adv. Proc. - No. 02-04610

NationsRent, Inc. et al. v. TCF Leasing, Inc., Adv. Proc. No. 02-04469 and
         Counterclaim.
         Motion for Relief from Stay Motion of TCF Leasing, Inc.(i)Relief from Automatic Stay or in the Alternative Adequate Protection;(ii) for Allowance and Payment of Administrative Expense Claim; (iii) for Payment of Postpetition Rent Under 11 U.S.C. Section 365(d)(10); and
         (iv) to Compel the Debtors to Assume or Reject Equipment Lease (Docket No. 393)

              PROCEEDINGS BEING HANDLED BY RICHARDS LAYTON & FINGER

NationsRent, Inc. et al. v. LaSalle Leasing Corporation, Adv. Proc. No. 02-04476 and Counterclaim.

NationsRent, Inc. et al. v. Pacific Century Leasing, Adv. Proc. No. 02-04478 and
         Counterclaim.
         Motion for Relief from Stay Motion of the Pacific Century Leasing, Inc. For (i)(a) An Order Pursuant to 11 U.S.C. Section 362(d)(l) And (2) Granting Relief From The Automatic Stay, Compelling Surrender And Turnover of Property Or, In The Alternative, (b) Compelling The Debtor To Provide Adequate Protection Pursuant to 11 U.S.C. Sections 361, 362(d)(l) and 363, or, in The Alternative, (c) Compelling The Debtor to Assume or Reject Unexpired Leases Pursuant to 11 U.S.C. Section 365(d)(2), And(ii) Allowing An Administrative Claim Pursuant to 11 U.S.C. Sections 503(b)(l)(A) And 365(d)(10) (Docket No. 358).

NationsRent, Inc. et al. v. Banc One Leasing, Adv. Proc. No. 02-04491 and
         Counterclaim.
         Motion for Relief from Stay Motion of Banc One Leasing
         Corporation(i)Relief from Automatic Stay or in the Alternative Adequate Protection;(ii) for Allowance and Payment of Administrative Expense Claim; (iii) for Payment of Postpetition Rent Under 11 U.S.C. Section 365(d)(10); and (iv) to Compel the Debtors to Assume or Reject Equipment Lease (Docket No. 394)

                                                                   SCHEDULE 9.7A


   PROCEEDINGS BEING HANDLED BY BOUCHARD MARGULES & FRIEDLANDER AND JONES DAY

NationsRent, Inc. et al. v. IBJ Whitehall Business Credit Corporation. Adv.
         Proc. No. 02-04694
         Motion to Compel (I) Assumption or Rejection of Unexpired Lease, (II) Payment of Post-Petition Lease Obligations and (III) Allowance and Payment of Administrative Expense Claim (Docket No. 357).

NationsRent, Inc. et al. v. US Bancorp Equipment Finance, Inc., Adv. Proc. No.
         02-04693
         Motion to Compel (I) Assumption or Rejection of Unexpired Leases, (II) Payment of Post-Petition Lease Obligations and (III) Allowance and Payment of Administrative Expense Claim (Docket No. 359)

          PROCEEDINGS BEING HANDLED BY BOUCHARD MARGULES & FRIEDLANDER

NationsRent, Inc. et al. v. Banc of America Leasing and Capital LLC. Adv. Proc.
         No. 02-04737 and Counterclaim.

NationsRent, Inc. et al. v. Citicorp Del-Lease. Inc., d/b/a Citicorp Dealer
         Finance. Adv. Proc. No. 02-04727
         Motion to Compel (A) Debtor, Nationsrent, Inc. to Assume or Reject Lease Agreements, (B) Compelling Payment Pursuant to 365(D)(10), (C) for Relief from the Automatic Stay, or, in the Alternative, Granting Adequate Protection and (D) Allowing Administrative Claim and Directing Payment Thereof (Docket No. 502)

NationsRent, Inc. et al. v. Heller Financial Leasing. Inc., Adv. Proc. No.
         02-04492 and Counterclaim.
         Motion to Compel (I) Assumption or Rejection of Unexpired Lease, (II) Payment of Post-Petition Lease Obligations and (III) Allowance and Payment of Administrative Expense Claim Filed by Heller Financial Leasing, Inc. (Docket No. 369)

NationsRent, Inc. et al. v. Key Corporate Capital. Inc., Adv. Proc. No. 02-04697 and Counterclaim.

NationsRent, Inc. et al. v. Verizon Credit. Inc.. Adv. Proc. No. 02-04704 and
         Counterclaim.

NationsRent, Inc. et al. v. General Electric Capital Corporation. Adv. Proc. No.
         02-04696 and Counterclaim.
         Motion to Compel (I) Payment and Performance of Postpetition Obligations, (II) For Allowance of Administrative Expense Claim, (IE) Adequate Protection, (IV) To Compel Debtors to Assume or Reject Unexpired Leases, (V) For an Accounting, and (VI) For Other Related Relief (Docket No. 381) Motion for Relief from Stay or for Adequate Protection and Notice of Non-Consent to Use of Cash Collateral (Docket No. 649)

                                  SCHEDULE 9.8

                          Materially Adverse Contracts

                                      None

                                  SCHEDULE 9.9

                              Compliance with Laws

The Borrowers are in compliance with all agreements, except for agreements not performed as a result of filing the Cases.

                                  SCHEDULE 9.14

                              Certain Transactions

Reference is made to (i) Note 16 ("Related Party Transactions") of the Notes to Consolidated Financial Statements of NationsRent, Inc. contained in NationsRent, Inc.'s Annual Report on Form 10K, dated May 24, 2002, for the year ended December 31, 2001 (the "Form 10K") and (ii) the section entitled "Certain Relationships and Related Transactions" contained in the Form 10K.

                                 SCHEDULE 9.15.1

                             Employee Benefit Plans

                                      None

                                 SCHEDULE 9.17

                            Environmental Compliance

                                     None

See attached Schedule 9.17A for listing of storage tanks.

           SOUTHEAST REGION PETROLEUM AND NATURAL GAS TANK INVENTORY


STORE                                                                                  QUANTITY        U.S.T.
NUMBER     REGION                ADDRESS                     CITY           STATE     OF U.S.T.'s      GALLONS

 33      SOUTHEAST          7751 Bradenton Rd.              Sarasota          FL          0               0
 34      SOUTHEAST        1169 S. Tamiami Trail          Port Charlotte       FL          0               0
 35      SOUTHEAST           2600 Davis Blvd.                Naples           FL          0               0
 36      SOUTHEAST      6487 N. Airport Pulling Rd.          Naples           FL          0               0
 56      SOUTHEAST          360 N. Segrave St.            Daytona Beach       FL          0               0
 57      SOUTHEAST           3303 Reid Street                Palatka          FL          0               0
 58      SOUTHEAST      333 S. Ponce de Leon Blvd.        St. Augustine       FL          0               0
 59      SOUTHEAST        2555 University Parkway         Lawrenceville       GA          0               0
 61      SOUTHEAST          615 Hickman Circle               Sanford          FL          0               0
 62      SOUTHEAST           1371 SW 32nd Way            Deerfield Beach      FL          0               0
 64      SOUTHEAST         6350 Pine Grove Road               Tampa           FL          0               0
 67      SOUTHEAST          4680 Laredo Avenue             Fort Myers         FL          0               0
 68      SOUTHEAST        3031 N.W. Blitchon Rd.              Ocala           FL          0               0
 69      SOUTHEAST          2610 3rd Avenue S.             Birmingham         AL          0               0
 70      SOUTHEAST          5443 Highway 280 S.            Birmingham         AL          0               0
 74      SOUTHEAST           4223 Troy Highway             Montgomery         AL          0               0
 75      SOUTHEAST        1595 South Memorial Dr.          Prattville         AL          0               0
 77      SOUTHEAST            91 Polk Avenue                Nashville         TN          0               0
 78      SOUTHEAST          3322 Highway 41 S.             Springfield        TN          0               0
 79      SOUTHEAST          1944 Highway 46 S.               Dickson          TN          0               0
 80      SOUTHEAST         2370 Southgate Blvd.           Murfreesboro        TN          0               0
 88      SOUTHEAST      232 E. James Campbell Blvd.         Columbia          TN          0               0
 90      SOUTHEAST         6802 Pensacola Blvd.             Pensacola         FL          0               0
 92      SOUTHEAST       1060 E. John Sims Parkway          Niceville         FL          0               0
 97      SOUTHEAST         4710 Drane Field Rd.             Lakeland          FL          0               0
114      SOUTHEAST           2710 Hwy 31 South               Pelham           AL          0               0
136      SOUTHEAST         2390 Cobb Parkway NW             Kennesaw          GA          0               0
137      SOUTHEAST           1802 East Bypass               Andalusia         AL          0               0
139      SOUTHEAST        5100 Old Greensboro Rd.          Tuscaloosa         AL          3        1,000 D 1,000 D
                                                                                                       1,000 GAS
141      SOUTHEAST          8632 Casper Avenue               Hudson           FL          0               0
142      SOUTHEAST          17046 Cortez Blvd.             Brooksville        FL          0               0
146      SOUTHEAST         2700 S. Federal Hwy.          Ft. Lauderdale       FL          0               0
154      SOUTHEAST          6580 State Road 84
                            (INCLUDES STORE 66)               Davie           FL          0               0
155      SOUTHEAST        1700 Pearman Dairy Road           Anderson          SC          0               0
157      SOUTHEAST         5415 Phillips Highway          Jacksonville        FL          0               0
166      SOUTHEAST       5000 S. Washington Avenue         Titusville         FL          0               0
167      SOUTHEAST          1272 Jetport Drive               Orlando          FL          0               0
193      SOUTHEAST               5390 US 1                  Ft. Pierce        FL          0               0
194      SOUTHEAST           1150 Barnett Drive            Lake Worth         FL          0               0
195      SOUTHEAST            1540 Iris Drive                Conyers          GA          0               0
196      SOUTHEAST            9295 Highway 5               Douglasville       GA          0               0
208      SOUTHEAST         2229 S. Church Street           Burlington         NC          0               0
227      SOUTHEAST         16604 US Hwy 19 North           Clearwater         FL          0               0
283      SOUTHEAST        36O-A East Main Street          Hendersonville      TN          0               0
242      SOUTHEAST          7445 Jonesboro Road             Jonesboro         GA          0               0

                               REGION TOTALS                                              3               0

                                                                                       QUANTITY    LPG
STORE      QUANTITY OF                                                                  OF LPG   (PROPANE)
NUMBER       A.S.T.'s              A.S.T. GALLONS                   TOTAL GALLONS       TANKS     GALLONS

 33             3             1,000 D 1,000 D 500 GAS                    2,500            1        400
 34             2                  500 D 500 GAS                         1,000            0          0
 35             2                  500 D 500 GAS                         1,000            0          0
 36             2                  500 GAS 500 D                         1,000            0          0
 56        1 SPLIT TANK      1,000 D 1,000 D 1,000 GAS                   3,000            0          0
 57             3               500 D 500 D 500 GAS                      1,500            0          0
 58             3               500 D 500 D 500 GAS                      1,500            0          0
 59             3             2,000 D 1,000 D 350 GAS                    3,350            0          0
 61             2                  500 D 500 GAS                         1,000            0          0
 62             3               500 D 500 D 250 GAS                      1,250            0          0
 64             1                      500 D                               500            0          0
 67             2                  500 D 500 GAS                         1,000            0          0
 68        1 SPLIT TANK      1,000 D 1,000 D 1,000 GAS                   3,000            0          0
 69             4                550 D 550 GAS 250                       2,350            1        800
                                  KERESENE 1,000 D
 70             3           500 D 500 KERESENE 250 GAS                   1,250            1      1,000
 74             4          1,000 D 1,000 D 1,000 GAS 250                 3,250            1        500
                                    KERESENE
 75             3                NO TANKS ON SITE                   NO TANKS ON SITE      0          0
 77             6          500 keresene 500 keresene 500                 3,500            0          0
                            gas 500 gas 500 d 1,000 d
 78             3          550 GAS 550 KERESENE 1,000 D                  2,100            0          0
 79             3           500 D 500 GAS 500 KERESENE                   1,500            0          0
 80             3           500 D 300 GAS 300 KERESENE                   1,100            0          0
 88             3           500 D 500 GAS 500 KERESENE                   1,500            0          0
 90             3               500 D 500 D 500 GAS                      1,500            0          0
 92             3               500 D 500 D 500 GAS                      1,500            0          0
 97             3               500 D 500 D 285 GAS                      1,285            0          0
114             3           500 GAS 500 D 500 KERESENE                   1,500            0          0
136             2                  500 D 250 GAS                           750            0          0
137             2                 1500 D 1000 GAS                        2,500            0          0
139             0                       0                                3,000            0          0
141             1                      500 D                               500            0          0
142             0                       0                                    0            0          0
146             3               500 D 500 D 250 GAS                      1,250            0          0
154             3               500 D 500 D 250 GAS                      1,250            0          0
155             3               500 D 500 D 500 GAS                      1,500            1        400
157             2                  500 D 500 GAS                         1,000            0          0
166             2                  500 D 500 GAS                         1,000            0          0
167             2                  500 D 500 GAS                         1,000            0          0
193             3               500 D 500 D 250 GAS                      1,250            0          0
194             3               500 D 500 D 250 GAS                      1,250            0          0
195             2                 1,000 D 250 GAS                        1,250            0          0
196             2                 1,000 D 250 GAS                        1,250            0          0
208             3           500 D 500 GAS 200 KERESENE                   1,200            1      1,000
227             2                  500 D 500 GAS                             0            0          0
283             0                       0                                    0            0          0
242        1 SPLIT TANK           2000 D 1000 GAS                        3,000            0          0

REGION TOTALS  105                      0                               66,885            6      4,100

           NORTHEAST REGION PETROLEUM AND NATURAL GAS TANK INVENTORY

STORE                                                                          QUANTITY OF      U.S.T.   QUANTITY OF
NUMBER    REGION             ADDRESS                    CITY          STATE      U.S.T.'s      GALLONS     A.S.T.'s

 115     NORTHEAST       94 Pleasant Avenue          S. Portland        ME          0             0           0
 116     NORTHEAST        415 E. Taft Road           N. Syracuse        NY          0             0           2
 117     NORTHEAST    3131 Erie Boulevard East          Dewttt          NY          0             0           1
 118     NORTHEAST         272 Wolf Road                Latham          NY          0             0           2
 119     NORTHEAST     17 Old Manchester Road           Candia          NH          0             0           2
 123     NORTHEAST   30 Highland Avenue. Rte. 6     E. Providence       RI          0             0           0
 124     NORTHEAST     800 Hartford Turnpike          Shrewsbury        MA          0             0           2
 125     NORTHEAST      1660 Hyde Park Ave.           Hyde Park         MA          0             0           2
 128     NORTHEAST         254 SW Cutoff              Worcester         MA          0             0           0
 129     NORTHEAST        64 Harvest Lane             Williston         VT          0             0           0
 130     NORTHEAST      1216 Hammond Street             Bangor          ME          0             0           0
 148     NORTHEAST      970 Wellington Ave.            Cranston         RI          0             0           2
 149     NORTHEAST      1163 Farmington Ave.            Berlin          CT          0             0           2
 150     NORTHEAST          9 Post Road               Portsmouth        NH          0             0           1
 161     NORTHEAST     195 New Boston Street            Wobum           MA          0             0           0
 186     NORTHEAST       270 Armory Street            Manchester        NH          0             0           0
 197     NORTHEAST        90 Porete Avenue         North Arlington      NJ          L             0           1
 198     NORTHEAST       91 N. 12th Street             Brooklyn         NY          0             0           0
 203     NORTHEAST    600 Route 440 Connector        Perth Amboy        NJ          0             0           2
 204     NORTHEAST          988 Broadway               Bayonne          NJ          0             0           0
 205     NORTHEAST         35 High Street              Cranford         NJ          0             0           2
 206     NORTHEAST     319 W. Sunrise Highway          Freeport         NY          0             0           0
 207     NORTHEAST    124-20 S. Conduit Avenue      S. Ozone Park       NY          0             0           0
                                                                                    0             0          21


                                                                   QUANTITY OF        LPG
STORE           A.S.T.               A.S.T.          TOTAL             LPG         (PROPANE)
NUMBER         LISTING              GALLONS         GALLONS           TANKS         GALLONS

 115               0                  0                0                0                0
 116         275 D; 275 D            550              550               0                0
 117             275 K               275              275               1            1,000
 118         500 D; 250 K            750              750               1              500
 119         500 D; 275 K            775              775               1            1,000
 123               0                  0                0                0                0
 124        4,000 D; 1,500 D        5,500            5,500              0                0
 125         1000 D; 275 K          1,275            1,275              0                0
 128               0                  0                0                0                0
 129               0                  0                0                0                0
 130               0                  0                0                1            1,000
 148        1,000 D; 1,000 G        2,000            2,000              0                0
 149        1,000 D; 1,000 G        2,000            2,000              0                0
 150        1,000 D; 1,000 G        2,000            2,000              0                0
 161               0                  0                0                0                0
 186               0                  0                0                1            1,000
 197            1,000 D             1,000            1,000              0                0
 198               0                  0                0                0                0
 203       1,000 D; 1,000 K         2,000            2,000              0                0
 204               0                  0                0                0                0
 205         275 D; 275 K            550              550               0                0
 206               0                  0                0                0                0
 207               0                  0                0                0                0

                   0               18,675            18,675             5            4,500

            MIDWEST REGION PETROLEUM AND NATURAL GAS TANK INVENTORY

                                                                                        QUANTITY
STORE                                                                                      OF                            QUANTITY
NUMBER  REGION                  ADDRESS                        CITY          STATE       U.S.T.'s    U.S.T. GALLONS     OF A.S.T.'s

  1     MIDWEST             1275 W. Mound St.                 Columbus        OH             1           20,000              4


  2     MIDWEST           5755 Westerville Road              Westerville      OH             0              0                2

  3     MIDWEST            5274 Cemetery Road                 Hilliard        OH             0              0                2
  4     MIDWEST           1000 Delaware Avenue               Marysville       OH             0              0                2

  5     MIDWEST             1661 Hebron Road                   Heath          OH             0              0                3

  6     MIDWEST            1780 Romick Parkway                Findlay         OH             0              0                3
  7     MIDWEST             454 Matzinger Road                 Toledo         OH             0              0                2
 11     MIDWEST             1140 W. High Street              New Phila.       OH             0              0                3
 12     MIDWEST           2145 Walker Lake Road              Mansfield        OH             0              0                2
 13     MIDWEST           4970 Park Avenue West               Seville         OH             0              0                3
 14     MIDWEST            6994 Sunset Strip NW              N. Canton        OH             0              0                3
 15     MIDWEST        5162 Akron Cleveland Road             Peninsula        OH             0              0                3

 17     MIDWEST         4631 Spring Grove Avenue             Cincinnati       OH             0              0                2
 18     MIDWEST             6010 Webster Street                Dayton         OH             0              0                2
 20     MIDWEST          1213 Winchester Avenue               Ashland         KY             0              0                2
 21     MIDWEST            836 Blue Sky Parkway              Lexington        KY             0              0                3
 24     MIDWEST        6580 MacCorkie Avenue SW              St. Albans       WV             0              0                1
 25     MIDWEST         2039 Pleasant Valley Road             Fairmont        WV             0              0                1
 26     MIDWEST            9999 Coverdale Court             Noblesville       IN             0              0                4
 27     MIDWEST            8639 W. Washington               Indianapolis      IN             0              0                3
 29     MIDWEST          10222 N. Michigan Road               Carmel          IN             0              0                4

 31     MIDWEST           3069 N. National Road              Columbus         IN             0              0                3
 32     MIDWEST          2525 W. Coliseum Blvd.              Ft. Wayne        IN             0              0                3

 38     MIDWEST     10060 Toebben Dr. / P.O. Box 85       Independence        KY             0              0                3

 39     MIDWEST               1651 Toledo Rd.                 Elkhart         IN             0              0                3
 48     MIDWEST           1335 E. 8 Mile Avenue            Hazel Park         MI             0              0                3
 49     MIDWEST        48595 Grand River Avenue                Novi           MI             0              0                2
 50     MIDWEST             639 Rochester Rd.              Pittsburgh         PA      6,000 D: 6,000 D   12,000              1
 51     MIDWEST             4949 S. Harding St.           Indianapolis        IN             0              0                6

 52     MIDWEST                3816 Bishop Ln.             Louisville         KY             0              0                2

 53     MIDWEST            3065 E. Lincoln Way              Wooster           OH             0              0                3
 54     MIDWEST             13800 Brookpark Rd.            Brookpark          OH             0              0                2

 60     MIDWEST                3186 Cass Rd.              Traverse City       MI             0              0                2
113     MIDWEST           31065 Groesbeck Hwy.               Fraser           MI             0              0                0
156     MIDWEST         601 Sagamore Parkway N.             Lafayette         IN             0              0                4
165     MIDWEST                 1 Penny Lane                  Irwin           PA             0              0                2
187     MIDWEST              9700 Hague Road              Indianapolis        IN             0              0                4
188     MIDWEST        861 North Range Line Road             Carmel           IN             0              0                5

191     MIDWEST             512 S. Broad Street             Lancaster         OH             0              0                2
192     MIDWEST             6490 Dixie Highway              Fairfield         OH             0              0                2
216     MIDWEST           6438 Lorain Boulevard              Elyria           OH             0              0                2
235     MIDWEST      1675 Georgesville Square Drive         Columbus          OH             0              0                0
236     MIDWEST         4149 Morse Crossing Road            Columbus          OH             0              0                0
241     MIDWEST               8697 Tyler Street              Mentor           OH             0              0                2
247     MIDWEST              979 Poplar Street             Terre Haute        IN             0              0                3

                                                                                             1           32,000            113


STORE                                                                               QUANTITY OF        LPG (PROPANE)
NUMBER        A.S.T. LISTING               A.S.T. GALLONS           TOTAL GALLONS    LPG TANKS           GALLONS

  1          1,000 G, 2,000 D                  3,700                   23,700            1                 1,000
              (split); 400 K;
               300 bad fuel
  2         500 G; 500 D; 250 K                1,250                    1,250            1                 1,000
  3            200 G; 200 D                     400                       400            0                     0
  4         500 G; 500 D; 250 K                1,250                    1,250            0                     0
  5           1,000 D; 500 G                   2,000                    2,000            1                 1,000
               (split); 500 K
  6         1,000 D; 500 G; 300 K              1,800                    1,800            1                 1,000
  7            250 D; 250 G                     500                       500            0                     0
 11         500 G; 500 D; 300 K                1,300                    1,300            0                     0
 12           1,000 D; 500 G                   1,000                    1,000            1                 1,000
 13         300 D; 300 G; 300 K                 900                       900            0                     0
 14         500 D; 500 D; 500 G                1,500                    1,500            0                     0
 15         2,000 D; 550 G; 550 K              3,100                    3,100            0                     0
 17          1,000 D:1,000G                    2,000                    2,000            0                     0
 18            500 D;500 G                     1,000                    1,000            0                     0
 20            500 D;500 G                     1.000                    1,000            0                     0
 21         500 G; 500 D; 300 K                1.300                    1,300            0                     0
 24               2,000 D                      2,000                    2,000            0                     0
 25               1,000 D                      1,000                    1,000            0                     0
 26         500 D; 500 G; 300 K                1,300                    1,300            1                 1,000
 27         500 G; 500 D; 500 K                1,500                    1,500            1                 1,000
 29         500 D; 500 D; 500 G; 250 - K       1,750                    1,750            1                 1,000
 31         500 G; 500 D; 500 K                1,500                    1,500            0                     0
 32         2,000 D;1,000 G; 250 K             3,250                    3,250  Removed By Propane Supplier September 2002
 38         2,500 D; 2,000 D; 200 G            4,700                    4,700            0                     0
 39         500 G; 500 D; 500 K                1,500                    1,500            0                     0
 48         1,000 D; 300 G; 300 K              1,600                    1,600            1
 49            550 D; 500 G                    1,050                    1,050            1                 1,000
 50                 400 K                        400                   12,400            0                 1,000
 51         10,000 D; 10,000 D; 500 D         22,000                   22,000            0                     0
               500 D; 500 G; 500 K
 52            500 D; 500 G                    1,000                    1,000            0                     0
 53         500 D; 500 G; 275 K                1,275                    1,275            0                     0
 54          3,000 D;,1,000 G                  4,000                    4,000            0                     0
                 (split)
 60          1,000 D; 1,000 G                  2,000                    2,000            0                     0
113                   0                          0                          0            1                 1,000
156          500 D; 500 G; 500 K               1,500                    1,500            0                     0
165            275 D:275 D                       550                      550            0                     0
187          500 K; 500 D; 200 G               1.200                    1,200            1                 1,000
188          550 D; 500 G; 500 K;              1,750                    1,750            1                 1,000
               100 K; 100 K
191            600 D: 400 G                    1,000                   1,000            0                     0
192            500 D; 500 G                    1,000                   1,000            1                 1,000
216            500 D: 500 G                    1,000                   1,000            0                     0
235                 na                           0                         0            0                     0
236                 na                           0                         0            0                     0
241          500 D; 500 G (split)              1,000                   1,000            0                     0
247          500 D; 500 D; 500 G               1,500                   1,500            0                     0

                                              86,325                 118,325           14                14,000

              WEST REGION PETROLEUM AND NATURAL GAS TANK INVENTORY



STORE                                                                          QUANTITY OF              U.S.T.
NUMBER  REGION           ADDRESS                   CITY         STATE            U.S.T.'S               GALLONS

131     WEST        7650 Sunrise Blvd.         Citrus Heights    CA                  0                     0
132     WEST       4707 Northgate Blvd.         Sacramento       CA                  0                     0
134     WEST         9656 Jackson Road          Sacramento       CA                  0                     0
135     WEST       2201 Glendale Avenue           Sparks         NV                  0                     0
140     WEST       10005 Alantovm Drive         Roseville        CA                  0                     0
144     WEST        55 East 2400 South        Salt Lake City     UT                  0                     0
145     WEST       305 Grass Valley Hwy           Auburn         CA                  0                     0
158     WEST        4977 S. Front Road          Livermore        CA                  0                     0
172     WEST       4105 W. Indian School         Phoenix         AZ                  0                     0
173     WEST         7825 E. McDowell           Scottsdale       AZ                  0                     0
174     WEST        1415 N. Burton Pl.           Anaheim         CA               2,000 D,
                                                                              2,000 D, 2,000 G           6,000
175     WEST      1114 N. Magnolia Avenue        El Cajon        CA                  0                     0
177     WEST        2396 US Highway 86           Imperial        CA                  0                     0
178     WEST    83651 Doctor Carreon Blvd.        Indio          CA                  0                     0
180     WEST       2101 E. Ventura Blvd.          Oxnard         CA              12,000 D,
                                                                             12,000 D, 12,000 G         36,000

182     WEST        3275 Columbia Ave.          Riverside        CA                  0                     0
184     WEST         3860 Sherman St.           San Diego        CA      10,000 D, 10,000 D, 10,000      38,000
                                                                                   G, 8,000 K
199     WEST        5401 Pearl Parkway           Boulder         CO                  0                     0
200     WEST           130 S. Main              Longmont         CO       1,000 D, 1,000 G, 1,000 K       3,000
201     WEST        12055 Perry Street         Broomfield        CO                  0                     0
202     WEST        211 Barberry Place          Loveland         CO                  0                     0
210     WEST      13628 E. Valley Blvd.     City of Industry     CA                  0                     0
212     WEST        7070 Archibald Ave.      Rancho Cucamonga    CA                  0                     0
213     WEST        13644 Central Ave.            Chino          CA                  0                     0
218     WEST       458 W. College Avenue        Santa Rosa       CA         10,0000 D, 10,0000 G         20,000
219     WEST     930 East Fort Lowell Road        Tucson         AZ                  0                     0
245     WEST       1548 North 2000 West         Fair West        UT                  0                     0

                                                                                    15                 103,000

                                                       QUANTITY
                                                          OF         LPG
STORE        QUANTITY OF           A.S.T.     TOTAL       LPG     (PROPANE)
NUMBER         A.S.T.'S           GALLONS    GALLONS     TANKS     GALLONS

131           500 D, 500 G         1,000      1,000        1       1,000
132           500 D, 500 G         1,000      1,000        1       1,000
134      2,000 D, 500 D, 500 G     3,000      3,000        1       1,150
135           500 D, 500 G         1,000      1,000        1       1,150
140           500 D, 500 G         1,000      1,000        1       1,000
144           500 D, 500 G         1,000      1,000        1       1,000
145         1,000 D, 1,000 G       2,000      2,000        1       1,100
158           500 D, 500 G         1,000      1,000        0          0
172         1,000 D, 1,000 G       2,000      2,000        1        500
173           500 D, 500 G         1,000      1,000        1        500
174
                   0                 0        6,000        0          0
175                0                 0          0          1        500
177      2,5000, 750 D, 1,500 G    4,750      4,750        1        500
178           500 D, 500 G         1,000      1,000        0          0
180
                  0                 0        36,000        0          0

182       500 D, 500 D, 240 G      1,240      1,240        0          0
184                0                 0        38,000       1        500

199       500 D, 750 G, 500 K      1,750      1,750        3       3,000
200                0                 0        3,000        1       1,000
201       750 D, 500 G, 500 K      1,750      1,750        1       1,000
202           500 D, 500 G         1,000      1,000        1       1,200
210       500 D, 500 D, 500 G      1,500      1,500        1       1,000
212       500 D, 100 D, 100 G       700        700         1        500
213           500 D, 290 G          790        790         1       1,100
218                0                 0        20,000       1        100
219         1,000 D, 1,000 G       2,000      2,000        1        500
245           500 D, 500 G         1,000      1,000        1       1,000

                  49              31,480    134,480       24     20,300

            CENTRAL REGION PETROLEUM AND NATURAL GAS TANK INVENTORY

STORE                                                                               QUANTITY                 U.S.T.
NUMBER REGION               ADDRESS                  CITY          STATE           OF U.S.T.'S              GALLONS

 40    CENTRAL       6234 Highway 90 East         Lake Charles       LA                0                          0
 43    CENTRAL        320 South Richey              Pasadena         TX                0                          0
 44    CENTRAL         9991 Highway 69            Port Arthur        TX                0                          0
 45    CENTRAL     3524 First Avenue South        Texas City         TX                0                          0
 46    CENTRAL          1314 FM 3083                Conroe           TX                0                          0
 47    CENTRAL      2111 East Loop 281             Longview          TX                0                          0
 71    CENTRAL          9067 FM 78                 Converse          TX                0                          0
 72    CENTRAL      1802 Austin Highway          San Antonio         TX                0                          0
 73    CENTRAL       5303 Highway 311               Hollma           LA                0                          0
 81    CENTRAL    12416 Hempstead Highway          Houston           TX                0                          0

 82    CENTRAL      827 South Frazier Street        Conroe           TX                0                          0
 84    CENTRAL        1824 Farm Road 523           Freeport          TX                0                          0
 86    CENTRAL           14923 FM 2100              Crosby           TX                0                          0
 87    CENTRAL     1003 North Llano Street      Fredericksburg       TX                0                          0
 98    CENTRAL         711 N. Beach                Ft. Worth         TX         10,000 D, 8,000 D,           28,000
                                                                                 5,000 G, 5,000 K
100    CENTRAL    11422 N. Stemmons Freeway         Dallas           TX     6,000 D, 2,000 D, 4,000 G        12,000
101    CENTRAL       2935 W. Division             Arlington          TX     10,000 D, 5,000 D, 5,000         25,000
                                                                                   G, 5,000 K
102    CENTRAL       1400 N. Loop 12               Irving            TX     10,000 D, 5,000 D, 5,000         25,000
                                                                                   G, 5,000 K
103    CENTRAL       400 1-35E South              Denton             TX     6,000 D, 4.000 D, 4,000 G        14,000
104    CENTRAL       2801 Archerwood              Plano              TX        6,000 D, 6,000 D,
                                                                                4,000 G, 2,000 K             18,000
105    CENTRAL       321 E. Dallas Rd.          Grapevine            TX     5,000 D, 3,000 D, 1,000 G         9,000
106    CENTRAL       3720 Forest Lane            Garland             TX     5,000 D, 5,000 D, 2,000 G        12,000
107    CENTRAL      9210 S. Hampton Rd.          Dallas              TX  5,000 D, 2,000 D, 2,000 G, 1,000    10,000
108    CENTRAL      6111 Highway 290 E.          Austin              TX     6,000 D, 4,000 G, 2,000 K        12,000
109    CENTRAL      7011 Woodway Drive            Waco               TX                0                          0
110    CENTRAL      4114 Bellmead Dr.            Bellmead            TX                0                          0
112    CENTRAL      4001 Highway 377 S.         Ft. Worth            TX          2,000 D, 3,000 G             5,000
152    CENTRAL         2708 E. I-20              Odessa              TX                0                          0
153    CENTRAL      400 N.E. Wilshire           Burleson             TX                0                          0
171    CENTRAL    2505 South Highway 183         Leander             TX                0                          0
190    CENTRAL    1931 S. Armstrong Ave.         Denison             TX                0                          0
214    CENTRAL    540 South Interstate 35       Round Rock           TX                0                          0
220    CENTRAL         3805 Lemar                Houston             TX                0                          0
221    CENTRAL     4701 North Navarro           Victoria             TX                0                          0
222    CENTRAL    5513 Spencer Highway          Pasadena             TX                0                          0
223    CENTRAL   323 Southern Minerals Road   Corpus Christi         TX                0                          0
225    CENTRAL            1231 Broadway          Pearland            TX                0                          0
226    CENTRAL            300 Wooddale         Baton Rouge           LA                0                          0
237    CENTRAL         19935 Katy Freeway        Katy                TX                0                          0
238    CENTRAL        19580 State Hwy 249       Houston              TX                0                          0
244    CENTRAL   7440 Westbank Expressway       Marrero              LA                0                          0
246    CENTRAL   1750 East Hwy 121 Business    Lewisville            TX                0                          0
335    CENTRAL       2203 Industrial Dr         Sulphur              TX                0                          0

                                                                                      37                    170,000

STORE                QUANTITY                   A.S.T.      TOTAL         QUANTITY OF         LPG (PROPANE)
NUMBER              OF A.S.T.'s                GALLONS     GALLONS         LPG TANKS            GALLONS

 40                  1,000 G                    5,000       5,000              0                   0
 43         10,000 D, 6,000 D, 1,000 G         17,000      17,000              0                   0
 44          2,000 D, 2,000 D, 1,000 G          5,000       5,000              0                   0
 45          2,000 0, 2,000 D, 1,000 G          5,000       5,000              0                   0
 46          2,000 D, 2,000 D, 1,000 G          5,000       5,000              0                   0
 47            2,000 D, 2,000 G, 300 K          4,300       4,300              0                   0
 71                1,200 D, 800 G               2,000       2,000              0                   0
 72               1,000 D, 1,000 G              2,000       2,000              0                   0
 73                3,00 D, 300 G                  600         600              0                   0
 81          2,000 D, 2,000 D, 1,000 G,         5,200       5,200              0                   0
                      200 K
 82                500 D, 500 G                 1,000       1,000              0                   0
 84      2,000 D, 2,000 D, 500 G, 500 G         5,000       5,000              0                   0
 86      1,000 D, 1,000 D, 500 G, 500 K         3,000       3,000              0                   0
 87                250 D, 250 G                   500         500              0                   0
 98                500 D, 500 G                 1,000      29,000              0                   0
100                500 D, 500 G                 1,000      13,000              0                   0
101                500 D, 500 G                 1,000      26,000              0                   0
102                500 D, 500 G                 1,000      26,000              0                   0
103                500 D, 500 G                 1,000      15,000              0                   0
104                500 D, 500 G                 1,000      19,000              0                   0
105                500 D, 500 G                 1,000      10,000              0                   0
106                500 D, 500 G                 1,000      13,000              0                   0
107                500 D. 500 G                 1,000      11,000              0                   0
108                500 D, 500 G                 1,000      13,000              0                   0
109          6,000 D, 4,000 D, 2,000 G         12,000      12,000              0                   0
110                600 D, 400 G                 1,000       1,000              0                   0
112                500 D, 500 G                 1,000       6,000              0                   0
152         1,000 D, 1,000 D, 750 G, 750 K      3,500       3,500              0                   0
153              1,000 D, 1,000 G               2,000       2,000              0                   0
171               1,200 D, 800 G                2,000       2,000              0                   0
190            550 D, 1,000 D, 550 G            2,100       2,100              0                   0
214               1,000 D, 1,000 G              2,000       2,000              0                   0
220             250 D, 250 D, 250 G               750         750              0                   0
221                 500 G, 500 D                1,000       1,000              0                   0
222         250 D, 250 D, 250 G, 250 K          1,000       1,000              0                   0
223                1000 D, 500 G                1,500       1,500              0                   0
225                 500 G, 500 D                1,000       1,000              0                   0
226           2,000 D, 2,000 D, 1,000 G         5,000       5,000              0                   0
237                      0                          0           0              0                   0
238                      0                          0           0              0                   0
244                1,000 D, 500 G               1,500       1,500              0                   0
246                 500 D, 500 G                1,000       1,000              0                   0
335                 500 G, 500 D                1,000       1,000              0                   0

                        102                   109,950     279,950              0                   0

                                 SCHEDULE 9.18

                          Subsidiaries: Capitalization

Subsidiary                           Capitalization                                                      Shareholder

NRGP, Inc.                           1,000 authorized shares of stock, par value $.01 per share,
                                     100 shares issued and outstanding                                  NationsRent, Inc.

NationsRent USA, Inc.                1,000 authorized shares of stock, par value $.01 per share,
                                     100 shares issued and outstanding                                  NationsRent, Inc.

NationsRent West, Inc.               1,000 authorized shares of stock, par value $.01 per share,
                                     100 shares issued and outstanding                                  NationsRent, Inc.

Logan Equipment Corp.                1,000 authorized shares of stock, par value $.01 per share,
                                     100 shares issued and outstanding                                  NationsRent, Inc.

NationsRent
  Transportation Services, Inc.      1,000 authorized shares of stock, par value $.01 per share,
                                     100 shares issued and outstanding                                  NationsRent, Inc.

NR Franchise Company                 1,000 authorized shares of stock, par value $.01 per share,
                                     100 shares issued and outstanding                                  NationsRent, Inc.

BDK Equipment Company, Inc.          20,000 authorized shares of stock, 4,388 shares
                                     issued and outstanding                                             NationsRent, Inc.

NR Delaware, Inc.                    1,000 authorized shares of stock, par value $.01 per
                                     share, 100 shares issued and outstanding                           NRGP, Inc.

NR Dealer, Inc.                      1,000 authorized shares of stock, par value $.01 per
                                     share, 100 shares issued and outstanding                           NationsRent West, Inc.

NationsRent of Texas, LP                                                                                NRGP, Inc. is the sole
                                                                                                        general partner (1%
                                                                                                        interest) and NR Delaware,
                                                                                                        Inc. is the sole limited
                                                                                                        partner (99% interest)
NationsRent of Indiana, LP                                                                              NRGP, Inc. is the sole
                                                                                                        general partner (1%
                                                                                                        interest) and NationsRent
                                                                                                        USA, Inc. is the sole
                                                                                                        limited partner (99%
                                                                                                        interest)

                                 SCHEDULE 9.19

                                   Disclosure

All matters disclosed in the Borrowers' (i) budgets submitted to General Electric Capital Corporation as the Administrative Agent; (ii) filings with the Securities and Exchange Commission; and (iii) filings with the Bankruptcy Court.

                                 SCHEDULE 9.21

                                 Bank Accounts


See attached schedule 9.21-A

                                Schedule 9.21-A

NationsRent, Inc. Bank                         Account Listing

       Bank                           Account Name                  Region      Account #

Bank of America, N.A.    NationsRent of Texas, LP - Central Region    C        003661088471
Bank of America, N.A.    NationsRent of Texas, LP                     C        003664331662
Bank of America, N.A.    NationsRent of Texas, LP - Central Region    C        003660352985
Bank of America, N.A.    NationsRent, Inc. - Central Region           C        000480109547
Bank One, TX             NationsRent of Texas, LP                     C          1559623689
Bank One, LA             NationsRent USA, Inc.                        C          1578390427
Crosby State Bank        NationsRent TX, LP                           C             0042226
Pioneer National Bank    NationsRent TX, LP                           C             1320282
Texas Gulf Bank          NationsRent TX, LP                           C          1000709527
Bank of America, N.A.    NationsRent, Inc. - Corporate                Corp     003448966978
Bank of America, N.A.    NationsRent USA, Inc. - Midwest Region       MW       003664331727
Bank of America, N.A.    NationsRent USA, Inc. - Midwest Region       MW       003664331675
Bank One, OH             NationsRent USA, Inc.                        MW          618061964
Fifth Third Bank         NationsRent USA, Inc.                        MW           99925838
Huntington Bank          NationsRent USA, Inc.                        MW        01891796483
National City Bank, PA   NationsRent USA, Inc.                        MW          239444092
Bank of America, N.A.    NationsRent USA, Inc. - Northeast Region     NE       003664919071
Sank of America, N.A.    NationsRent USA, Inc.                        NE       003664919084
Bank of America, N.A.    NationsRent USA, Inc.                        NE       003448966826
Fleet Bank               NationsRent USA, toe.                        NE         9395545478
Bank of America, N.A.    NationsRent USA, Inc. - Southeast Region     SE       003664331730
Bank of America, N.A.    NationsRent USA, Inc. - Southeast Region     SE       003664331701
Bank of America, N.A.    NationsRent USA, Inc.                        SE       003664331743
Legions Bank             NationsRent USA, toe.                        SE         0509085785
Bank of America, N.A.    NationsRent West, Inc.                       W        003664919097
Bank of America, N.A.    NationsRent West, Inc.                       W        003664919107
Bank of America, N.A.    NationsRent West, Inc.                       W        003664331659
Wells Fargo Bank         NationsRent USA, toe.                        W          1828114811
Bank of America, N.A.    NationsRent, Inc. - Gov't EFT                Corp     003661088866
Bank of America, N.A.    NationsRent, Inc. - Master Clearing          Corp     003660952537
Fifth Third Bank         NationsRent USA, toe.                        MW           75907547
Citibank, N.A.           NationsRent, Inc.                            Corp         40772494
Citibank, N.A.           NationsRent, Inc.                            Corp         40794167
Citibank, N.A.           NationsRent, Inc.                            Corp       0495214918
Citibank, N.A.           NationsRent, Inc.                            Corp       0551955115
Fleet Bank               NationsRent, Inc.                            Corp    31-1570069-LC
Fleet Bank               NationsRent, Inc.                            Corp       0080219562
Fleet Bank               NationsRent, Inc.                            Corp       0080219570
Fleet Bank               NationsRent, Inc. - Flex Spending Account    Corp       9421967808

      Purpose                                   Address

Depository - Merchant                      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Lockbox - Central Region                   1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Regional Depository                        1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Store Checking - C Region                  1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Regional Depository                        1717 Main Street                            Dallas              TX            752
Regional Depository                        451 Florida Street                          Baton Rouge         LA            708
Regional Depository                        P.O. Box 929                                Crosby              TX            775
Regional Depository                        1710 N. Llano                               Fredericksburg      TX            786
Regional Depository                        1030 Dixies Drive                           Clute               TX            775
Merchant Account - Lowe's Credit Card      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Depository - Merchant                      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Regional Clearing Account                  1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Regional Depository                        100 E. Broad Street                         Columbus            OH            432
Regional Depository                        38 Fountain Square Plaza     MD#1090V1      Cincinnati          OH            452
Regional Depository                        P.O. Box 1558                               Columbus            OH            432
Regional Depository                        6203 Babcock Boulevard                      Pittsburgh          PA            152
Depository - Merchant                      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Depository - Regional Clearing             1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Lockbox - N.E. Region                      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Regional Depository                        150 Windsor Street                          Hartford            CT            060
Depository - Merchant                      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Depository - SE Region                     1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Lockbox - S.E. Region                      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Depository                                 417 North 20th Street                       Birmingham          AL            352
Depository - Lockbox                       1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Depository - Merchant                      1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Depository - West Region                   1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Depository                                 P.O. Box 5247                               Denver              CO            802
Vendor EFT Payments                        1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Master Funding Account                     1 Financial Plaza            13th Floor     Ft. Lauderdale      FL            333
Regional Lockbox                           38 Fountain Square Plaza     MD#1090V1      Cincinnati          OH            452
Health Benefits Account (Cigna)            One Penn's Way                              Newcastle           DE            197
Health Benefits Account (Cigna) CA         One Penn's Way                              Newcastle           DE            197
Investment Account                         153 E. 53 Street                            New York            NY            100
Investment Account                         153 E. 53 Street                            New York            NY            100
Investment Account                         150 Windsor Street                          Hartford            CT            060
Master A/P Account                         150 Windsor Street                          Hartford            CT            060
Government EFT Account - Sales Tax         150 Windsor Street                          Hartford            CT            060
Reimbursement Account (Cigna)              150 Windsor Street                          Hartford            CT            060

NationsRent, Inc. Bank                         Account Listing

       Bank                           Account Name                  Region      Account #

Fleet Bank               NationsRent, Inc.                            Corp       9429140752
Fleet Bank               NationsRent, Inc.                            Corp       9429140760
Fleet Bank               NationsRent, Inc. - Master Payroll Account   Corp       9429147989
Fleet Bank               Logan Equipment - Union Payroll Account      Corp       9429147997
Fleet Bank               Logan Equipment, Inc. - Union Dues           Corp       9429167816
Fleet Bank               NationsRent, Inc. - Health Benefits          Corp       9429167824
Fleet Bank               NationsRent USA, Inc.                        Corp       9429175672
Fleet Bank               NationsRent of Indiana, LP                   Corp       9429175680
Fleet Bank               NationsRent of Texas, LP                     Corp       9429175699
Fleet Bank               NationsRent West, Inc.                       Corp       9429175701
Fleet Bank               BDK Equipment Company Inc.                   Corp       9429175728

      Purpose                                   Address

Depository Master Operating Account        150 Windsor Street                          Hartford            CT            060
Depository Master Concentration Account    150 Windsor Street                          Hartford            CT            060
Payroll Manual Checks                      150 Windsor Street                          Hartford            CT            060
Payroll Manual Checks                      150 Windsor Street                          Hartford            CT            060
Operating - Union Checking                 150 Windsor Street                          Hartford            CT            060
Health Benefits Account (Cigna)            150 Windsor Street                          Hartford            CT            060
Depository - Tax                           150 Windsor Street                          Hartford            CT            060
Depository - Tax                           150 Windsor Street                          Hartford            CT            060
Depository - Tax                           150 Windsor Street                          Hartford            CT            060
Depository - Tax                           150 Windsor Street                          Hartford            CT            060
Depository - Tax                           150 Windsor Street                          Hartford            CT            060

                                  SCHEDULE 11.1

                                  Indebtedness

Consolidated
NATIONSRENT, INC.
In Millions of $ as of November 30,2002 unless otherwise noted

Senior Credit Facilities - Revolver                               $  355.4(1)
Senior Credit Facilities - Term B                                    393.7(1)
Letters of Credit Reimbursement Obligations                           19.9(1)
Derivative Transactions                                                2.7(1)
Equipment Notes & Other                                               63.4(4)
A/P - Secured (estimated)                                              0.0
Seller Convertible Notes                                              99.7(1)
Other Seller Notes                                                     0.6(1)
Senior Subordinated Notes                                            175.0(1)
Rental Equipment Leases                                              283.6(2)(3)
Vehicle Leases                                                        36.0(2)(3)
Credit Card Obligations                                                0.1(4)

Insurance Premium Financing Obligations                                1.3(4)
                                                                  --------
Total                                                             $1,431.4
                                                                  ========

---------------

(1)      As of December 30, 2002

(2)      As of November 30, 2002 estimated based on stipulated loss value tables

(3) These amounts represent operating leases that may be recapitalized as capital leases.

(4)      As of November 30, 2002

Obligations with respect to the Convertible Preferred Stock, Series A of NationsRent, Inc. and the Convertible Preferred Stock, Series B of NationsRent, Inc.

Obligations with respect to make whole agreements, earn out agreements, and other similar arrangements entered into prior to the date hereof in connection with acquisitions permitted under the Prepetition Credit Agreement or its predecessors.

                                SCHEDULE 11.1(e)

                                Operating Leases

MASTER LEASE                            LESSOR                          SCHEDULE
------------                            ------                          --------
Master Equipment Lease, dated March 17, 2000, among AMERICAN FINANCE GROUP, INC.
D/B/A GUARANTY CAPITAL CORPORATION and NationsRent, Inc. ("NationsRent")
                                       American Finance                    Al
                                       American Finance                    A2

Master Lease Agreement No. 1, dated October 22, 1997, among AMSOUTH LEASING,
LTD. and NationsRent (as successor in interest to Reliable Rental & Supply Co.,
Inc.)
                                       AmSouth                             AMI
                                       AmSouth                             AM4
                                       AmSouth                             AM5
                                       AmSouth                             AM6
                                       AmSouth                             AM7

Master Lease Agreement, dated August 25, 1998, among ASSOCIATES LEASING, INC.
and NationsRent and NationsRent of Texas, Inc.
                                       Associates                          AL1
                                       Associates                          AL2
                                       Associates                          AL3
                                       Associates                          AL4
                                       Associates                          AL5
                                       Associates                          AL6
                                       Associates                          AL7

Master Equipment Lease Agreement, dated November 29, 1999, among BANC ONE
LEASING CORPORATION and NationsRent
                                       Banc One                            BO1
                                       Banc One                            B02
                                       Banc One                            BOS
                                       Banc One                            BO4

Equipment Master Lease Agreement, dated July 20, 1999, among CASE CREDIT
CORPORATION and NationsRent
                                       Case Credit                         CC1
                                       Case Credit                         CC11
                                       Case Credit                         CC12
                                       Case Credit                         CC13
                                       Case Credit                         CC15
                                       Case Credit                         CC16
                                       Case Credit                         CC2
                                       Case Credit                         CC4
                                       Case Credit                         CC5
                                       Case Credit                         CC6
                                       Case Credit                         CC7
                                       Case Credit                         CC8
                                       Case Credit                         CC9

Master Tax Lease, dated as of August 24, 1998, between CATERPILLAR FINANCIAL
SERVICES CORPORATION and NationsRent
                                       Caterpillar Financial               92054

Master Equipment Lease Agreement, dated December 18, 1998, among FLEET CAPITAL
CORPORATION, NationsRent, and each of its subsidiaries
                                       Fleet Capital                       FL1
                                       Fleet Capital                       FL3

Master Equipment Lease Agreement, dated October 29, 1999, among IBJ WHITEHALL
BUSINESS CREDIT Corporation and NationsRent

                                SCHEDULE 11.1(e)

                                Operating Leases

MASTER LEASE                           LESSOR                            SCHEDULE
------------                           ------                            --------
                                       IBJ Whitehall                       I-l
                                       IBJ Whitehall                       1-2
                                       IBJ Whitehall                       1-3

Master Equipment Lease Agreement, dated September 30, 1999, among NORLEASE, INC.
and NationsRent
                                       NorLease                            N-l

Master Equipment Lease Agreement, dated September 1, 1998, among GENIE FINANCIAL
SERVICES, INC. and NationsRent and Master Lease Agreement, dated August 5, 1997, among GENIE FINANCIAL SERVICES, INC. and Bode-Finn Company
                                       Genie Financial                     BF1
                                       Genie Financial                     BF2
                                       Genie Financial                     BF4
                                       Genie Financial                     BF5
                                       Genie Financial                     BF6
                                       Genie Financial                     BF7
                                       Genie Financial                     BF8
                                       Genie Financial                     GC1
                                       Genie Financial                     GC2
                                       Genie Financial                     GC3
                                       Genie Financial                     GC4
                                       Genie Financial                     GC5
                                       Genie Financial                     NR1
                                       Genie Financial                     NR10
                                       Genie Financial                     NR11
                                       Genie Financial                     NR2
                                       Genie Financial                     NR3
                                       Genie Financial                     NR4
                                       Genie Financial                     NR5
                                       Genie Financial                     NR6
                                       Genie Financial                     NR7
                                       Genie Financial                     NR8
                                       Genie Financial                     NR9

Master Lease Agreement, dated April 16, 2001, among THE CIT GROUP/EQUIPMENT
FINANCING, INC. D/B/A JCB FINANCE, and NationsRent
                                       JCB                                 JCB1
                                       JCB                                 JCB2
                                       JCB                                 JCB3

Master Fair Market Value Lease Agreement among DEERE CREDIT, INC. and
NationsRent

                                       John Deere Credit                   L0011
                                       John Deere Credit                   L0012
                                       John Deere Credit                   L0013
                                       John Deere Credit                   L0014
                                       John Deere Credit                   L0015
                                       John Deere Credit                   L0016
                                       John Deere Credit                   LI
                                       John Deere Credit                   L10
                                       John Deere Credit                   L2
                                       John Deere Credit                   L3
                                       John Deere Credit                   L4
                                       John Deere Credit                   L5
                                       John Deere Credit                   L6
                                       John Deere Credit                   L7

                                SCHEDULE 11.1(e)

                                Operating Leases

MASTER LEASE                           LESSOR                            SCHEDULE
------------                           ------                            --------
                                       John Deere Credit                   L8
                                       John Deere Credit                   L9

Master Equipment Lease Agreement, dated February 24, 2000, among KEY CORPORATE
CAPITAL INC. and NationsRent (and various of its subsidiaries)
                                       KeyCorp                             KEY1

Amendment and Restatement of Equipment Lease Agreement, dated February 25, 1999, among LASALLE NATIONAL LEASING CORPORATION, NationsRent, and each of its subsidiaries
                                       AmSouth                             40
                                       AmSouth                             41
                                       BB&T                                37
                                       BB&T                                39
                                       Bombardier                          33
                                       Bombardier                          34
                                       CIT                                 3
                                       CIT                                 48
                                       CIT                                 7
                                       CIT                                 B-2
                                       Citizens                            42
                                       Citizens                            43
                                       Citizens                            44
                                       Citizens                            45
                                       Debis                               25
                                       Debis                               26
                                       Debis                               27
                                       Debis                               29
                                       Debis                               30
                                       Debis                               51
                                       Debis                               52
                                       Debis                               58
                                       Debis                               59
                                       Debis                               B-l
                                       Dime                                54
                                       Dime                                55
                                       Fleet Capital                       22
                                       Fleet Capital                       23
                                       Fleet Capital                       24
                                       GE Capital                          1
                                       GE Capital                          10
                                       GE Capital                          17
                                       GE Capital                          4
                                       Heller                              35
                                       Heller                              36
                                       ICX                                 49
                                       ICX                                 50
                                       ICX                                 62
                                       ICX                                 63
                                       ICX                                 64
                                       KeyCorp                             38
                                       KeyCorp                             5
                                       KeyCorp                             6
                                       LaSalle                             18

                                SCHEDULE 11.1(e)

                                Operating Leases

MASTER LEASE                           LESSOR                            SCHEDULE
------------                           ------                            --------
                                       LaSalle                             28
                                       LaSalle                             60
                                       LaSalle                             61
                                       LaSalle                             73
                                       LaSalle                             74
                                       LaSalle                             75
                                       LaSalle                             76
                                       LaSalle                             B-3
                                       NationsBanc                         2
                                       NationsBanc                         8
                                       NationsBanc                         9
                                       Omaha                               53
                                       Pacific                             13
                                       Pacific                             14
                                       Southtrust                          15
                                       Southtrust                          16
                                       StarBank                            11
                                       Starbank                            12
                                       TCF                                 65
                                       TransAmerica                        19
                                       TransAmerica                        20
                                       TransAmerica                        21
                                       TransAmerica                        31
                                       TransAmerica                        32
                                       TransAmerica                        46
                                       TransAmerica                        47
                                       TransAmerica                        66
                                       TransAmerica                        67
                                       TransAmerica                        68
                                       TransAmerica                        69
                                       TransAmerica                        70
                                       TransAmerica                        71
                                       Zion                                72

Rental Inventory Financing Agreement, dated as of November 19, 1999, by and between NEW HOLLAND CREDIT COMPANY, LLC and NationsRent
  New Holland Credit                   New Holland Credit                  NHL1
  New Holland Credit                   New Holland Credit                  NHL2

Master Lease Agreement, dated November 1, 2000, among TEXTRON FINANCIAL
CORPORATION, NationsRent, and certain of its subsidiaries
                                       Textron Financial                   TTL1
                                       Textron Financial                   TTL10
                                       Textron Financial                   TTL100
                                       Textron Financial                   TTL101
                                       Textron Financial                   TTL102
                                       Textron Financial                   TTL103
                                       Textron Financial                   TTL104
                                       Textron Financial                   TTL105
                                       Textron Financial                   TTL106
                                       Textron Financial                   TTL107
                                       Textron Financial                   TTL108
                                       Textron Financial                   TTL109

                                SCHEDULE 11.1(e)

                                Operating Leases

MASTER LEASE                           LESSOR                             SCHEDULE
------------                           ------                             --------
                                       Textron Financial                   TTLll
                                       Textron Financial                   TTL110
                                       Textron Financial                   TTL112
                                       Textron Financial                   TTL113
                                       Textron Financial                   TTL114
                                       Textron Financial                   TTLll5
                                       Textron Financial                   TTL116
                                       Textron Financial                   TTL12
                                       Textron Financial                   TTL13
                                       Textron Financial                   TTL14
                                       Textron Financial                   TTL15
                                       Textron Financial                   TTL16
                                       Textron Financial                   TTL17
                                       Textron Financial                   TTL18
                                       Textron Financial                   TTL19
                                       Textron Financial                   TTL2
                                       Textron Financial                   TTL20
                                       Textron Financial                   TTL21
                                       Textron Financial                   TTL22
                                       Textron Financial                   TTL23
                                       Textron Financial                   TTL24
                                       Textron Financial                   TTL25
                                       Textron Financial                   TTL26
                                       Textron Financial                   TTL27
                                       Textron Financial                   TTL28
                                       Textron Financial                   TTL29
                                       Textron Financial                   TTL3
                                       Textron Financial                   TTL30
                                       Textron Financial                   TTL31
                                       Textron Financial                   TTL32
                                       Textron Financial                   TTL33
                                       Textron Financial                   TTL34
                                       Textron Financial                   TTL35
                                       Textron Financial                   TTL36
                                       Textron Financial                   TTL37
                                       Textron Financial                   TTL38
                                       Textron Financial                   TTL39
                                       Textron Financial                   TTL4
                                       Textron Financial                   TTL40
                                       Textron Financial                   TTL41
                                       Textron Financial                   TTL42
                                       Textron Financial                   TTL43
                                       Textron Financial                   TTL44
                                       Textron Financial                   TTL45
                                       Textron Financial                   TTL46
                                       Textron Financial                   TTL47
                                       Textron Financial                   TTL48
                                       Textron Financial                   TTL49
                                       Textron Financial                   TTL5
                                       Textron Financial                   TTL50
                                       Textron Financial                   TTL51

                                SCHEDULE 11.1(e)

                                Operating Leases

MASTER LEASE                           LESSOR                             SCHEDULE
------------                           ------                             --------
                                       Textron Financial                   TTL52
                                       Textron Financial                   TTL53
                                       Textron Financial                   TTL54
                                       Textron Financial                   TTL55
                                       Textron Financial                   TTL56
                                       Textron Financial                   TTL57
                                       Textron Financial                   TTL58
                                       Textron Financial                   TTL59
                                       Textron Financial                   TTL6
                                       Textron Financial                   TTL60
                                       Textron Financial                   TTL61
                                       Textron Financial                   TTL62
                                       Textron Financial                   TTL63
                                       Textron Financial                   TTL64
                                       Textron Financial                   TTL66
                                       Textron Financial                   TTL67
                                       Textron Financial                   TTL68
                                       Textron Financial                   TTL69
                                       Textron Financial                   TTL7
                                       Textron Financial                   TTL70
                                       Textron Financial                   TTL71
                                       Textron Financial                   TTL72
                                       Textron Financial                   TTL73
                                       Textron Financial                   TTL74
                                       Textron Financial                   TTL75
                                       Textron Financial                   TTL76
                                       Textron Financial                   TTL77
                                       Textron Financial                   TTL78
                                       Textron Financial                   TTL79
                                       Textron Financial                   TTL8
                                       Textron Financial                   TTL80
                                       Textron Financial                   TTL81
                                       Textron Financial                   TTL82
                                       Textron Financial                   TTL83
                                       Textron Financial                   TTL84
                                       Textron Financial                   TTL85
                                       Textron Financial                   TTL86
                                       Textron Financial                   TTL87
                                       Textron Financial                   TTL88
                                       Textron Financial                   TTL89
                                       Textron Financial                   TTL9
                                       Textron Financial                   TTL90
                                       Textron Financial                   TTL91
                                       Textron Financial                   TTL92
                                       Textron Financial                   TTL93
                                       Textron Financial                   TTL94
                                       Textron Financial                   TTL95
                                       Textron Financial                   TTL96
                                       Textron Financial                   TTL97
                                       Textron Financial                   TTL98
                                       Textron Financial                   TTL99

                                SCHEDULE 11.1(e)

                                Operating Leases

MASTER LEASE                            LESSOR                           SCHEDULE
------------                            ------                           --------
Commercial Lease Agreement (TRAC), dated September 14, 1999, among FORD MOTOR
CREDIT COMPANY and NationsRent and Commercial Lease Agreement (TRAC), dated
January 1, 2000 among FORD MOTOR CREDIT COMPANY and NationsRent Transportation
Services, Inc.
                                       Ford Motor Credit                   34130
                                       Ford Motor Credit                   96203

Master Lease Agreement, dated May 20, 1998, among DONLEN CORPORATION and
NationsRent
                                       Donlen                              9300

Equipment Lease Agreement, dated August 15, 1997, among PACCAR FINANCIAL CORP.
and NationsRent Transportation Services, Inc. (as successor in interest to
Logan Equipment Corp.)
                                       Paccar                              1
                                       Paccar                              2
                                       Paccar                              3
                                       Paccar                              4
                                       Paccar                              5
                                       Paccar                              6

Master Equipment Lease Agreement, dated December 18, 1998, among FLEET CAPITAL
CORPORATION, NationsRent, and each of its subsidiaries
                                       Fleet Capital                       1

                                 SCHEDULE 11.2

                                     Liens

Liens disclosed on the Certificates Regarding UCC Filings of each of the Borrowers, dated as of December 31,2002, and delivered to the Administrative Agent.

                                 SCHEDULE 11.3

                                  Investments


RDO Equipment                               RDO               100           4.2500       $   425.00
Toromont Industries                        TMTNF              100          12.6240       $ 1,262.40
United Rentals Inc.                         URI               100           9.6900       $   969.00
Western Power & Equipment Corp             WPEC               100           0.2400       $    24.00
National Equip Svcs, Inc.                   NSV               100           0.3000       $    30.00
Neff Corp                                  NFFCA              100           0.2000       $    20.00
Lowes                                       LOW               200          41.5000       $ 8,300.00
Home Depot                                  HD                100          26.4200       $ 2,642.00
Mobile Mini                                MINI               100          14.8600       $ 1,486.00
Ashtead                                    ASHTF              100           0.4820       $    48.20

                                                                                         $15,206.60

                                                          Total Shares

NationsRent                                NRNT             1,070,200

                                 SCHEDULE 11.12

                             Affiliate Transactions

Reference is made to (i) Note 16 ("Related Party Transactions") of the Notes to Consolidated Financial Statements of NationsRent, Inc. contained in NationsRent, Inc.'s Annual Report on Form 10K, dated May 24, 2002, for the year ended December 31, 2001 (the "Form 10K") and (ii) the section entitled "Certain Relationships and Related Transactions" contained in the Form 10K.